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As filed with the Securities and Exchange Commission on December 1, 2000

Registration No. 333-47542

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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GLOBALNET FINANCIAL.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	06-1489574

(State or other jurisdiction of	I.R.S. Employer Identification No.

incorporation or organization)

7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433

(Address, including zip code, of principal executive offices)

Michael S. Jacobs
7284 W. Palmetto Park Road, Suite 210
Boca Raton, Florida 33433

(Name and address, including zip code, of agent for service)

(561) 417-8053

(Telephone number, including area code, of agent for service)

Copies to:

Dana T. Ackerly II, Esq.
Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2401
(202) 662-5296

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

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		Proposed maximum	Proposed maximum
Title of securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered	share	price	registration fee

Class A Common Stock,

$.001 par value	34,224,874	$.70 (1)	$23,957,412	$6,350	(2)

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      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Represents the average of the high and low prices, for October 5, 2000, of the Registrant’s Class A common stock on the Alternative Investment Market of the London Stock Exchange. Conversion from British pounds into U.S. dollars is based on rates for the purchase of U.S. dollars as cited by the Federal Reserve Bank of New York at noon on October 5, 2000.

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      (2) The registration fee was paid in connection with the initial filing of the registration statement on October 6, 2000.

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      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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PROSPECTUS

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34,224,874 Shares of Class A Common Stock

GLOBALNET FINANCIAL.COM, INC.

      Certain of our stockholders are offering by means of this prospectus a total of 34,224,874 shares of our Class A common stock. Our Class A common stock is identical to our common stock, except that our Class A common stock has voting, liquidation, and dividend rights equivalent to one-tenth of a share of our common stock. Our Class A common stock will automatically convert into common stock on December 9, 2001, at a conversion ratio equal to ten shares of Class A common stock for each share of common stock. In December 1999, we completed a public offering of our Class A common stock in the United Kingdom. We did not register the offering under the Securities Act of 1933, relying instead on the exemption provided by Regulation S under the Securities Act. This prospectus forms part of a registration statement under the Securities Act intended to permit our Class A common stock to be offered and sold without restriction to United States investors. Our Class A common stock is currently listed on the Alternative Investment Market of the London Stock Exchange under the symbol “GLFA.” We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

      The selling stockholders may sell their shares of Class A common stock in one or more transactions in the over-the-counter market, on the Alternative Investment Market of the London Stock Exchange or on any other exchange on which our Class A common stock may be listed. They may also sell their shares of Class A common stock in privately negotiated transactions or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling stockholders may sell their shares of Class A common stock to or through broker-dealers, and such broker-dealers may receive compensation from the selling stockholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). The selling stockholders and various broker-dealers may be deemed to be “underwriters” as defined in the Securities Act of 1933. We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of Class A common stock from time to time. See “How Shares of Our Class A Common Stock May be Distributed.”

Investing in our Class A common stock involves a high degree of risk and should be considered only by such persons capable of bearing the economic risk of such investment. You should carefully consider the “Risks of Investing in Our Class A Common Stock” section beginning on page 2 of this prospectus.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is December 1, 2000.

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TABLE OF CONTENTS

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As used in this prospectus, the terms “we,” “us,” “our,” and “the Company” mean GlobalNet Financial.com, Inc. (unless the context indicates a different meaning) and the term “common stock” and “Class A common stock” mean, respectively, GlobalNet Financial.com, Inc.’s common stock, $.001 par value per share, and GlobalNet Financial.com, Inc.’s Class A common stock, $.001 par value per share.

PROSPECTUS SUMMARY

      This is only a summary and does not contain all of the information that may be important to you. You should read the more detailed information contained in this prospectus and all other information, including the financial information and statements with notes, referred to in this prospectus as discussed in the “Where You Can Find More Information” section of this prospectus.

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About GlobalNet Financial.com, Inc.
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      We are a rapidly expanding international financial portal providing online financial news, investment tools, and transaction services. We are developing a global network of country-centric financial content websites in local market languages as well as a network of transaction execution platforms in order to position ourselves as an international financial services provider. Our business plan is to generate traffic for our financial content sites by partnering with leading Internet players and then to drive visitors from our highly trafficked financial content websites to our network of transaction execution platforms in which we maintain substantial ownership interests. In this manner, we seek to reduce our user and account acquisition costs.

      We conduct our financial content operations predominantly as the exclusive provider of financial content and in certain cases the exclusive provider of financial services for leading Internet Service Providers and portals. These services are provided by us as the “Money Channel” for the Internet Service Providers or portals. As a result, when a user clicks on the “Money Channel” button on a host Internet Service Provider’s or portal’s home page, the user is linked to our website. We provide Money Channel services to Freeserve plc, the United Kingdom’s leading Internet Service Provider, World Online, the largest pan-European Internet Service Provider and portal and Scandinavia OnLine, the dominant consumer Internet portal across Scandinavia. We currently operate, directly or through joint ventures, financial content websites focusing on the financial markets of the United Kingdom, the United States, Italy, Canada, France, Germany, Spain, Scandinavia, Denmark and Holland. We also provide financial news, content and e-finance commerce platforms, including online trading, to British Telecommunication’s network of Wireless Application Protocol mobile phone users.

      Our websites are designed to generate online trading of securities and other investment products. We are creating an international network of online transaction businesses in which we maintain substantial equity ownership interests, including online trading for North American and European stocks, foreign exchange, and other financial services such as insurance. We have launched www.GlobalNeTrader.com, our platform for the online trading of United States securities, www.StockAcademy.com, our platform for the online trading of United Kingdom securities, www.Matchbookfx.com for global foreign exchange trading and www.InsuranceWide.com, offering a full spectrum of insurance products in the United Kingdom. Management is currently developing additional websites and online trading platforms.

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      We also seek to participate in the dramatic growth in the Internet and technology industries, and, to this end, we have made investments in Internet and technology companies as well as Internet and technology funds. In most cases these investments are in conjunction with joint ventures and business relationships. We recently formed a digital commerce and knowledge-based industries investment and operating vehicle, GlobalEuroNet Group, Inc., in which we invested $3.2 million, or a 24% equity interest. GlobalEuroNet Group, Inc. subsequently raised approximately $43.2 million in investment capital from other sources.
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      Our historical business model focused on revenues from online trading platforms as well as from advertising in e-commerce and participating in the earnings of other transaction execution platforms in which we maintain ownership interests. Under an expanded business model, we will seek to derive significant increased revenues and pretax profits through brokerage services for which commissions are payable. We believe that we will be able to integrate our global financial content and execution platforms for both US and non-US investors with a traditional broker-dealer business.
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      To that end, we recently acquired Dalton Kent Securities Group, Inc., a full service broker-dealer offering stocks, bonds and mutual funds to domestic and international investors. The prime objective of this acquisition is to allow us to branch into traditional brokerage services. In connection with the acquisition, we issued an aggregate of 1,450,000 shares of our common stock to the stockholders of Dalton Kent Securities Group, Inc.
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      Our business model also includes seeking to create stockholder and balance sheet value from the creation of joint ventures with, and/or investments in, companies which have the ability to become public or to be sold over a short term. Management believes that the opportunities open to us are driven by the following principal factors:

•	an anticipated continued rapid growth in usage of the Internet nationally and internationally

•	an increasing acceptance of the Internet as a secure medium through which to conduct e-commerce

•	an increasing world-wide demand for financial news, information and investment tools

•	positioning ourselves to capitalize upon the anticipated growth in the number of online financial transactions in the United Kingdom and continental Europe

      Our principal corporate office is located at 7284 W. Palmetto Park Road, Suite 210, Boca Raton, Florida 33433, and our telephone number is (561) 417-8053.

The Offering

Class A Common Stock Offered by the Selling Stockholders	34,224,874 shares

Class A Common Stock Outstanding	34,224,874 shares

Common Stock Outstanding	16,237,875 shares

Use of Proceeds	We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

RISKS OF INVESTING IN OUR CLASS A COMMON STOCK

      You should carefully consider the following risks before making an investment decision. The trading price of our Class A common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information set forth in this prospectus, including our consolidated financial statements and the related notes thereto incorporated by reference from our filings with the Securities and Exchange Commission. These are not the only risks and uncertainties that we face. Additional risks and uncertainties that we do not currently know about or that we currently believe are immaterial may also harm our business operations. If any of these risks or uncertainties actually occur, our business, results of operations, financial condition, or prospects could be materially adversely affected. In such case, the trading price of our Class A common stock could decline, and you may lose all or part of your investment.

We have incurred substantial losses and anticipate significant losses for the foreseeable future.

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      We have incurred net losses and negative cash flow from operations since inception, and as of September 30, 2000 had an accumulated deficit of $73,553,134. We intend to continue to invest heavily in the areas of tactical acquisitions, sales and marketing, and administration. As a result, we expect to continue to incur substantial operating losses for the foreseeable future, and we may not achieve or sustain profitability.

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      For the foreseeable future, we expect to incur significant expenses for:

•	tactical acquisitions;

•	retaining and recruiting experienced management;

•	developing additional infrastructure; and

•	operating costs related to the Company’s rapidly expanding financial Internet content and transaction execution businesses.

We cannot be certain that we can achieve sufficient revenues in relation to our expenses to ever become profitable. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.

We have a limited operating history in the area of online financial services.

      We have been engaged in the current Internet business since October 1998. Many of our investments in international joint ventures are in a preliminary stage of development. We have a limited operating history in the Internet business upon which our performance and prospects can be evaluated. We face the risks frequently encountered by expanding companies. These risks include the potential inability to compete with more established firms and to retain and maintain key personnel, as well as uncertainty as to which areas to target for growth and expansion and as to the source of funding for operations and expansion.

We have a limited operating history in the area of online trading.

      We anticipate deriving a significant portion of our revenues from online transaction executions. We have only recently introduced online trading in foreign exchanges and domestic securities and we plan to offer online trading in non-United States securities. In addition, we plan to offer other investment and financial products online. Lack of international online trading and transaction execution operating history and the risks inherent in any new business area make it impossible to accurately predict the extent of revenues that may be generated from these activities, or whether such activities will ultimately be profitable.

Advertising revenues and sponsorships are uncertain.

      We anticipate deriving revenues from the sale of domestic and international Internet-based advertising. None of our senior management team has any significant experience in selling advertising on the Internet or any other medium. If we are unable to attract and retain paying advertising customers or if we are forced to offer lower than anticipated advertising rates in order to attract and/or retain advertising customers, our anticipated level of advertising revenue will be adversely affected.

      Use of the Internet by overseas consumers is at an early stage of development and international market acceptance of the Internet as a medium for information, commerce and advertising is still subject to a degree of uncertainty. In order for us to generate advertising revenues, European advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to our Internet sites. Our management believes that most international and specifically, European advertisers and advertising agencies, have limited experience with the Internet as an advertising medium and international and specifically, European advertisers have not devoted a significant portion of their advertising budgets to Internet-related advertising to date. Our management cannot assure investors that international and specifically, European advertisers or advertising agencies, will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, that they will find Internet-based advertising to be more effective than advertising in traditional media, or that they will decide to advertise on our Internet sites.

We are dependent on third parties for user access.

      Management believes that the ability to advertise our Internet sites and online transaction capabilities on other Internet sites and the willingness of the owners and operators of such sites to direct users to our Internet sites through hypertext links are critical to the success of our Internet operations. Other Internet sites, particularly search/index guides and other companies with the strategic ability to direct user traffic, significantly affect traffic to our domestic and international Internet sites. While we believe that these other sites will direct traffic to our Internet sites, no assurance can be given that we can establish or maintain such arrangements in the future.

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      In particular, we are dependent on our ongoing relationships with Freeserve plc, World Online International and Scandinavia Online, three prominent international providers of Internet access to consumers. The termination of any of these relationships could have a material adverse effect on our business and prospects.

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We are dependent on third parties for content development.

      Our ability to develop original and compelling Internet-based products and services is also dependent on maintaining relationships with, and using content and products provided by, third-party vendors. These third party vendors include, among others, Telescan, Inc. and Stockpoint, Inc. Developing and maintaining satisfactory relationships with third parties could become more difficult and more expensive as competition increases among Internet sites. If we are unable to develop and maintain satisfactory relationships with such third parties on terms acceptable to them, or if any competitors are better able to leverage such relationships, our business will be harmed.

Acquisitions and joint ventures may disrupt or otherwise have a negative impact on our business.

      We intend to enter into new business opportunities and ventures as part of our business plan. Typically, such opportunities require extended negotiations, the investment of a substantial amount of capital, and substantial burdens on our management personnel and our financial and operational systems. We cannot assure investors that such acquisitions or ventures will ever achieve profitability.

We are subject to technological changes.

      The market for Internet-based products and services is characterized by rapid technological developments and frequent Internet product introductions. The emerging character of these products and services and their rapid evolution will require that we continually improve the performance, features and reliability of our Internet-based products and services. We cannot assure investors that we will be successful in responding quickly, cost effectively and sufficiently to these developments.

      In addition, the widespread adoption of new Internet technologies or standards could require us to make substantial expenditures and to modify or adapt our Internet sites and services. New or modified Internet-based products, services or enhancements offered by us may contain design flaws or other defects that could require costly modifications or result in a loss of consumer confidence, either of which could harm our business.

We may experience system interruptions.

      The satisfactory performance, reliability, and availability of our Internet sites and our computer network infrastructure are critical to attracting Internet users. System interruptions which result in the unavailability of our Internet sites or slower response times for users reduce the attractiveness of our Internet sites to users and could harm our business.

Our intellectual property rights may be challenged.

      We are developing proprietary Internet software and have filed applications for certain trademarks, trade names, service marks, domain names and other proprietary rights which we either currently have or may have in the future and which we believe to be important to our Internet business. Even though we have registered some domain names, given the uncertain application of existing copyright and trademark laws to the Internet, we cannot assure investors that existing laws will provide adequate protection for our technologies, sites or registered domain names. Policing unauthorized use of our technologies, content and other intellectual property rights entails significant expenses and could otherwise be difficult or impossible to do, given, among other things, the global nature of the Internet. In addition, from time to time, we may be subject to legal proceedings and claims in the ordinary course of business, including claims of alleged infringement of the trademarks and other intellectual property of third parties by us or our licensees. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

We are subject to continuing currency exchange risks.

      A significant proportion of our revenues are, and will be, received in non-United States currencies. We anticipate that in the future an increasing proportion of our revenues will be received in Euro dollars. This may give rise to an exchange risk against United States dollars.

      The introduction of the Euro dollar may have a wide range of macro-economic effects, resulting, among other things, in interest rates, levels of economic activity, and asset values being different from what they would otherwise have been. We are unable to predict these macro-economic effects or their impact on the demand for our services or on our revenues or costs.

There are substantial risks in foreign markets.

      We have entered into agreements with joint venture partners to conduct our Internet business outside of the United States. Our inability to find additional joint venture partners could slow down our anticipated overseas growth. If we cannot find a suitable joint venture partner in a given foreign market, we may not enter that market. Conducting business outside the United States will require us to become familiar with and to comply with foreign laws, rules, regulations and customs. We cannot be certain that our failure to comply with foreign laws, rules and regulations of which we are not aware will not harm our business.

Further risks are inherent in international operations, including the following:

•	differing levels of Internet use in other countries;

•	customers agreements may be difficult to enforce and receivables difficult to collect through a foreign country’s legal system;

•	foreign countries may impose additional withholding taxes or otherwise tax the Company’s foreign income, impose tariffs or adopt other restrictions on foreign trade or investment;

•	intellectual property rights may be more difficult to enforce in foreign countries;

•	general economic conditions in the countries in which we operate could have an adverse effect on our earnings from operations in those countries;

•	unexpected changes in foreign laws or regulatory requirements may occur; and

•	compliance with a variety of foreign laws and regulations and the overlap of different tax structures may be costly and time consuming.

We are subject to evolving internet regulations.

      New laws, guidelines and regulations may be adopted covering areas such as access, content, taxation, encryption, communications and pricing and quality of Internet products, services and online trading. As a provider of Internet products and services, we may be subject to the provisions of existing and future laws, guidelines and regulations that could be applied to our operations. Such laws, guidelines and regulations could limit the growth of the Internet and harm our business.

Expansion of our business model may have a material adverse effect.

      We are, through our recent acquisition of Dalton Kent Securities Group, Inc., in the process of expanding our business model from being primarily an international financial portal providing financial news, investment tools and transaction services, to being part of, and controlling, a company that is a full service broker dealer offering stocks, bonds, options and mutual funds to domestic and international investors. We have limited experience in the full service broker dealer industry and we will be relying extensively upon the experience of the management of Dalton Kent Securities Group, Inc. We have not previously worked with Dalton Kent Securities Group, Inc. management, and therefore, the integration of our management teams may create administrative and policy problems, which, if not satisfactorily addressed, could have a material adverse effect on our operations.

      The decision to expand our business model also means that we must develop and depend upon a different operational infrastructure than the one which supported our current business model, and substantially modify our approaches to service development and sales and marketing. Our infrastructure must be changed to support three separate kinds of businesses (development of online trading of securities, traditional brokerage services and providing financial information) that need to be seamlessly integrated. This will require substantial changes in information technology and databases, mechanisms and methods of delivery of products and services, administrative functions, and use of personnel resources. There are substantial risks that we will fail, to some degree, to sufficiently recast our infrastructure and integrate the three key components of the new business model and/or to re-focus service development and sales and marketing on the expanded business model. Such failures, if and to the extent they occur, are likely to have material adverse effects upon our business, financial condition, results of operations and prospects.

The transition to our expanded business model may adversely effect our operating results.

      Our transition to the expanded business model has placed, and will continue to place, a significant strain on our management and operations. Our future operating results will depend, in part, on our ability to continue to broaden our senior and middle management groups and administrative infrastructure, and our ability to attract, hire and retain skilled employees, particularly in product development, marketing and sales, web site design and information technology.

      Because the expanded business model is novel for the Company, our attempts to anticipate revenues and costs, to prepare budgets which organize the implementation of our transition to the expanded business model, and to make decisions regarding obtaining third-party financing that may be required, will generally be based upon theoretical assumptions. Future events and results may differ drastically from those planned or anticipated, which, if negative, would result in a material adverse effect on our business, financial condition, results of operations and prospects.

      The substantial risks discussed above are magnified by the rapid pace at which we are attempting to complete the transition to the expanded business model. This rapid pace increases the likelihood of the mistakes and failures and increases the risks of the likelihood of resulting material adverse effects that could damage our business, financial condition, results of operations and prospects.

We may not integrate our services effectively in order to compete in the marketplace.

      The markets for (i) online brokerage services, (ii) internet financial news content and transaction services, client software and Internet-based trading tools and (iii) traditional brokerage services are intensely competitive and rapidly evolving, and we believe that substantial consolidation of those three products and services will occur in the industry. The expanded business model embraces this evolution and consolidation. However, we believe that due to the current and anticipated rapid growth of the market for our consolidated services, competition, as well as consolidation, will substantially increase and intensify in the future. We believe our ability to compete will depend upon many factors both within and outside our control. These include: the timing and market acceptance of new services and enhancements developed by us and our competitors; our ability to integrate the respective businesses in an orderly, efficient and otherwise successful manner; the operation and support of efficient, materially error-free Internet-based systems; product and service functionality; data availability; ease of use; pricing; reliability; customer service and support; and sales and marketing efforts.

We face risks associated with fluctuations in the securities and financial markets.

      Our current and planned products and services are, and will be marketed to, customers who invest or trade in the securities and financial markets. To the extent that interest in investing or trading decreases due to volatility in the securities or financial markets, tax law changes, recession, depression, or otherwise, our business, financial condition, results of operations and prospects could be materially adversely affected. It is also possible, if not likely, that increased losses by customers that occur as a result of any such recession, depression or other negative event will increase the quantity and size of legal claims made against us.

We are subject to ongoing securities regulation in the United States and overseas.

      The securities industry in the United States and other countries is subject to extensive regulation under both federal and state laws. In the United States, the Securities and Exchange Commission, state securities commissions, the National Association of Securities Dealers, Inc. and other self-regulatory organizations such as the various stock exchanges, require strict compliance with their rules and regulations. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients’ funds and securities, capital structure, recordkeeping, the conduct of directors, officers and employees and the maintenance of certain levels of capital. We will also be subject to regulation by foreign governments of any foreign broker-dealers associated with us and will be subject to the foreign rules and regulations pertaining to the trading of foreign equity in overseas markets. Failure to comply with any of these laws, rules or regulations could result in censure, fine, the issuance of cease-and-desist orders, suspension or expulsion, any of which could harm our business.

We are dependent on key personnel.

      Our business depends upon the services of our executives and certain key personnel, including: W. Thomas Hodgson, President and Chief Executive Officer; Alan L. Jacobs, Executive Vice President; Michael S. Jacobs, Chief Strategy Officer; William Hodgson, Chief Operating Officer; Richard Guest, Chief Financial Officer; Ron R. Goldie, General Counsel; and Richard Hefter, Editor-in-Chief. We cannot be certain that such officers and directors will remain our employees in any particular capacity. We cannot be certain that we will be able to successfully attract and retain key personnel. The loss of the services of any one or more of such key personnel or the inability to attract such key personnel could harm our business. Currently we do not maintain key man life insurance on any of our executives or key personnel.

There are risks associated with the securities industry.

      The securities business is volatile and is directly affected by the following factors, among others, many of which are beyond our control:

•	national and international political and economical conditions

•	broad trends in business and finance

•	fluctuations in volume and price levels of securities transactions

•	client default on commitments (such as margin obligations)

•	litigation

•	employee’s misconduct, errors and omissions

•	regulation at federal and state levels

•	the emergence of numerous discount brokers

•	increased use of technology

•	a steady decrease in the commissions charged to clients of discount brokerage services

      Losses associated with these risks could harm our business and have a material adverse effect on our business and results of operations.

Risks relating to forward looking statements.

      Certain statements contained in this prospectus, including, without limitation, statements containing the words “believes,” “anticipates,” “may,” “intends,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements (or industry results, performance or achievements), expressed or implied by these forward-looking statements, to be substantially different from those predicted. The factors that could affect our actual results include the following:

•	general economic and business conditions, both nationally and internationally

•	competition in the Internet industry, both nationally and internationally

•	changes in business strategy or development plans

•	technological, evolving industry standards, or other problems that could delay the sale of our services or products

•	our inability to protect our trade secrets, operate without infringing upon the proprietary rights of others, or prevent others from infringing on our proprietary rights

•	our inability to obtain sufficient financing to continue to expand operations

•	problems associated with the acquisition of other businesses, including the integration of management.

      Certain of these factors are discussed in more detail elsewhere in this prospectus, including under the caption “Risks of Investing in Our Class A Common Stock.” You should consider carefully the risks described in this prospectus or detailed from time to time in our filings with the Securities and Exchange Commission.

      We do not undertake any obligation to publicly update or revise any forward-looking statements contained in this prospectus or incorporated by reference, whether as a result of new information, future events or otherwise. Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus might not transpire.

DESCRIPTION OF OUR CLASS A COMMON STOCK

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      Our Class A common stock is identical to our common stock, except that our Class A common stock has voting, liquidation, and dividend rights equivalent to one-tenth of a share of our common stock. Holders of our Class A common stock will vote together with other holders of our common stock, with each share of our Class A common stock entitling its holder to a one-tenth vote on all matters submitted for the vote of holders of our common stock. Further, our common stock and Class A common stock will be treated as the same class for purposes of liquidation, with each holder of our Class A common stock entitled to receive one-tenth of the liquidation proceeds received by each holder of our common stock. Finally, holders of our Class A common stock will be entitled to share in any dividends declared with respect to our common stock; each share of our Class A common stock entitles its holder to receive one-tenth of the dividends received by each holder of our common stock. Under our amended certificate of incorporation, our Class A common stock will automatically convert into common stock two years from the date the Class A common stock was issued. Since we issued the Class A common stock on December 9, 1999, our Class A common stock is scheduled to convert into

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common stock on December 9, 2001. The Class A common stock will convert at a ratio of ten shares of Class A common stock per one share of common stock.

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PROCEEDS FROM THE SALE OF OUR CLASS A COMMON STOCK

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      We will not receive any proceeds from the sale of our Class A common stock by selling stockholders.

SELLING STOCKHOLDERS

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The following table contains information as of December 1, 2000 regarding:

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•	the amount of our Class A common stock owned by selling stockholders prior to the commencement of the offering described in this prospectus;

•	the amount of our Class A common stock offered by selling stockholders by means of this prospectus; and

•	the amount of our Class A common stock owned by selling stockholders after completion of the offering described in this prospectus, assuming that the selling stockholders listed in the table have sold all shares that they are offering by means of this prospectus.

      None of the selling stockholders listed in the table has, within the past three years, held any office or position with GlobalNet Financial or its affiliates, or had any other material relationship with GlobalNet Financial or its affiliates, other than as a stockholder of GlobalNet Financial.

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      The table set forth below reflects record ownership only. Our Class A common stock is currently traded on the Alternative Investment Market of the London Stock Exchange, with trades settled in paper form. Thus, a delay may exist between the date ownership rights in our Class A common stock are traded and the date the transfer is reflected in the record of ownership of our Class A common stock. Stockholders selling their shares of Class A common stock by means of this prospectus will include any persons who have agreed to acquire ownership rights in our Class A common stock prior to the effective date of the registration statement, although the transfer of ownership rights to such persons may not be reflected in the record of ownership of our Class A common stock and in the table set forth below. We do not intend to file a post-effective amendment, or to circulate a revised prospectus, disclosing record ownership of our Class A common stock after the effective date of the registration statement.

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

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

A POLLICK LTD	3500	3500	0

MR KEITH ROBERT ABBOTT	294	294	0

MR PHILIP BRIAN ABBOTT	500	500	0

ABDA NOMINEES LIMITED	1000	1000	0

ABDA NOMINEES LIMITED	1300	1300	0

ABDA NOMINEES LIMITED	715	715	0

ABDA NOMINEES LIMITED	1469	1469	0

MR MAHMADARIF ABHURA	588	588	0

MR BRIHAD ABHYANKAR	588	588	0

MR MOHAMMED ABUBOKHOR	1350	1350	0

MR MERVYN DAVID ACHESON	600	600	0

MR PAUL ANDREW ACRES	1176	1176	0

MR PAUL ANDREW ACRES	576	576	0

ADAM & CO INTERNATIONAL NOMINEES	5000	5000	0

INAYAT ADAM	882	882	0

MR MOHAMMED ASLAM ADAM	2000	2000	0

MR MUSTAQH VALLI ADAM	294	294	0

MR MUSTAQH VALLI ADAM	294	294	0

MR MUSTAQH VALLI ADAM	294	294	0

MR MUSTAQH VALLI ADAM	294	294	0

MRS SAHIRA MUSTAQH ADAM	294	294	0

MR SHEHNAZ ADAM	882	882	0

MRS TAHERA ADAM	882	882	0

MR YAKUB VALI ADAM	473	473	0

MRS ANNALEE SUZANNE ADAMS	588	588	0

MRS ANNALEE SUZANNE ADAMS	3500	3500	0

MRS ANNALEE SUZANNE ADAMS	3500	3500	0

MR GARY LEE ADAMS	294	294	0

MR MARK WILLIAM ADAMS	350	350	0

MR MICHAEL ANTONY ADAMS	735	735	0

MR MICHAEL BARRY ADAMS	588	588	0

MR WARREN STUART ADAMS	185	185	0

DR OLUFEMI A ADEKUNLE	294	294	0

MR AYOBAMI ADESINA	1000	1000	0

MR ANDREW NEIL ADSHEAD	150	150	0

MR NASIR AFAQ	588	588	0

MRS UZMA T S AFTAB	2941	2941	0

ANJILA AGARWAL	588	588	0

MR DAVID PAUL AGG	682	682	0

MR RAMESH KUMAR AGGARWAL	1000	1000	0

MR SUBODH AGRAWAL	588	588	0

MS USHA AGRAWAL	1000	1000	0

MR AJAY SINGH AHLUWALIA	1000	1000	0

MR NAEEM AHMAD	17647	17647	0

DR SHAHED AHMAD	108	108	0

MR A R AHMED	588	588	0

MR AFTAB AHMED	1052	1052	0

MR ANSAR AHMED	2000	2000	0

MR DABBIR AHMED	5000	5000	0

MR HUSSAIN AHMED	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR JESSEN RALF AHMED	3400	3400	0

MR YUSUF AHMED	588	588	0

MRS ANNA AJINA	385	385	0

MR WAYNE STUART AKERS	588	588	0

MRS N AKHTAR	588	588	0

MR TIM JOHN AKIN	3000	3000	0

MRS FATIMA AKUDI	1176	1176	0

MR HABIBULLAH AKUDI	1176	1176	0

DR MOHAMMED MANSOOR ALAM	450	450	0

MR MARTIN NIGEL ALBANS	294	294	0

MR THOMAS ALDRED	1250	1250	0

MR STEPHEN CHARLES ALDRIDGE	294	294	0

MR DAVID JOHN ALEKNA	415	415	0

MR ANGUS ALEXANDER	500	500	0

MR ABDUL HANNAN ALI	331	331	0

MR ABDUL MUHID ALI	294	294	0

MR AMJAD ALI	1400	1400	0

MR FARUQUE UDDIN ALI	600	600	0

MRS FAYAZ SHEIKH ALI	400	400	0

MR IMRAN ALI	2000	2000	0

MR LIAQUAT ALI	5000	5000	0

MR MOHAMMAD ALI	588	588	0

MR MOHAMMED AHMED ALI	1756	1756	0

MR Z ALI	1176	1176	0

MR MUZAFFAR ALI	294	294	0

MRS NASREEN ALI	588	588	0

MR ROUP ALI	294	294	0

MISS SYLUN ALI	294	294	0

MR BRAD ALLAN	180	180	0

MRS GERALDINE ALLEN	384	384	0

MR HENRY MARMADUKE ALLEN	2352	2352	0

MR MARK C ALLEN	588	588	0

MR PHILIP WILFRED JOHN ALLEN	1000	1000	0

MR RICHARD NIGEL ALLEN	2000	2000	0

MR THOMAS ADRIAN ALLEN	185	185	0

MRS PATRICIA MAY ALLINSON	5000	5000	0

MR DAVID MICHAEL ALLISON	300	300	0

MRS CAROL ALLUM	1000	1000	0

MR JULIUS OLUSEGUN ALONGE	100	100	0

MR ROBERT ALSOP	588	588	0

MR PHILIP ANDREW MARTIN ALSTON	2000	2000	0

MR ROBERT JOHN AMEY	695	695	0

DR MARYAM HAIFENG GAO AMIN	500	500	0

DR MOHAMMED AMIN	500	500	0

MR MUKESH AMIN	588	588	0

MR NILESH AMIN	588	588	0

MRS PANNA AMIN	588	588	0

MR RAJESH AMIN	600	600	0

MR CYRIL CHARLES AMOS	500	500	0

MR PARAMJIT SINGH ANAND	600	600	0

ANDANTE FINANCE LTD	220588	220588	0

MR ALISTAIR MENZIES ANDERSON	500	500	0

MR BRIAN PETER ANDERSON	1500	1500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR DAVID ANDERSON	588	588	0

MR GERAINT ANDERSON	1764	1764	0

MR WILLIAM ANDERSON	909	909	0

MR DAVID BRIAN ANDERTON	500	500	0

MR JAMES KERR ANDREW	350	350	0

MRS ANN ANDREWS	588	588	0

MRS JENNIFER MARY ANDREWS	1500	1500	0

MR ALFRED TAIWO ANJORIN	500	500	0

MR SAEED ANJUM	294	294	0

MR PAUL ANNEGARN	588	588	0

MR RONALD ERNEST ANSTIS	2000	2000	0

MR PATRICK ANTOINE	588	588	0

MR JOHN ANTON	1176	1176	0

MR JOHN ANDAREA APAYA	200	200	0

APOLLO NOMINEES LTD	48176	48176	0

MR ALEXANDER APPLEBY	294	294	0

MR ROBERT APPLEBY	1462	1462	0

MRS RUTH THERESA APPLETON	168	168	0

MRS MARGARET ANNE ARCH	294	294	0

MR KENNETH ARCHER	4600	4600	0

MR DENIS EDWARD LIDDALL ARMITAGE	400	400	0

MR ERIC RICHARD CHARLES ARMITAGE	500	500	0

MRS CAROLINE ANNE ARMSTRONG	500	500	0

MR DAVID ARMSTRONG	1200	1200	0

MR GEOFFREY STEWART ARMSTRONG	385	385	0

MR MICHAEL DAVID ARNOLD	500	500	0

MR HELMUT WERNER ARNOLDI	500	500	0

MR NICHOLAS COLIN ARNOTT	1176	1176	0

MR OWEN ANEURIN ARNOTT	500	500	0

MR MICHAEL ARROWSMITH	882	882	0

MR IAN ARTHUR	300	300	0

MR NIGEL JOHN ARTINGSTALL	588	588	0

ASCO NOMINEES LTD	3500	3500	0

MR WILLIAM JOHN SHUTER ASCOL	2363	2363	0

MR JOHN PHILIP ASCROFT	500	500	0

MR FREDERICK ASH	588	588	0

MR KERRITH JOHN ASHBY	588	588	0

MRS DIANA ROSEMARY ASHCROFT	355	355	0

ASHDALE INVESTMENT TRUST SERVICES	3500	3500	0

MR MARTIN ANTHONY ASHDOWN	208	208	0

MRS KIM LOUISE ASHKURI	206	206	0

MR PHILIP ASHKURI	294	294	0

MR PHILIP JOHN ASHKURI	436	436	0

MR JOHN CAMERON ASHWORTH	900	900	0

MR PHILIP ASHWORTH	3000	3000	0

MR MOHAMMED ASIF	647	647	0

DR ZAHID ASKAR	882	882	0

MR MOHAMMED ASLAM	902	902	0

MR COLIN ASTON	186	186	0

MISS LYNN ASTON	200	200	0

REV GARETH EDWARD ATKIN	100	100	0

MR GARY PETER ATKINS	294	294	0

MRS MICHELE ATKINSON	3095	3095	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

ATM INVESTMENT LTD	3000	3000	0

MRS EVELYN VICTORIA ATTARZADEH	500	500	0

MR AMARDEEP ATWAL	588	588	0

NIRMAL KAUR ATWAL	2941	2941	0

MR GERALD AU	588	588	0

MR GERALD AU	588	588	0

MR GERALD AU	588	588	0

MRS PAVITA AUBEELUCK	1200	1200	0

MRS JANE PATRICIA AUBREY	500	500	0

MRS LECYA AUKETT	1000	1000	0

AURUM NOMINEES LIMITED	2250	2250	0

MRS LEONORA CHRISTOBEL AVERY	600	600	0

MR THOMAS TILSTONE AVERY	1500	1500	0

MR JAMES EDWARD AVINAL	500	500	0

MR MANZOOR HUSSAIN AWAN	4000	4000	0

MR KENNETH ANTHONY AXFORD	1000	1000	0

MR ANTHONY THOMAS AYLEN	2500	2500	0

MR ANJIM AYUB	327	327	0

MR IMRAN IBN-ZUBEDA AYUBSON	588	588	0

DR RASHEEDA AZAM	1000	1000	0

DR WAJID MAHMOOD AZAM	1000	1000	0

MR MOHAMMAD HAFEEZ AZIZ	294	294	0

MR YOGENDRANATH BACHA	1176	1176	0

MR MAKHAN SINGH BACHADA	2000	2000	0

MR LEO BACIGALUPO	2941	2941	0

MR PAUL REGINALD BADGER	875	875	0

MR ANIL BADIANI	1000	1000	0

MR H S BAGRI	800	800	0

MR TERRY JOHN BAIN	322	322	0

MR JONATHAN ROBERT BAINBRIDGE	994	994	0

MR GARY MARK BAINES	2000	2000	0

MR JASBINDER BAINS	1336	1336	0

MR ANDREW BAKER	180	180	0

DR ANDREW H BAKER	294	294	0

DR ANDREW HOWARD BAKER	1820	1820	0

MR JOHN HENRY BAKER	882	882	0

MR KENNETH PAUL BAKER	400	400	0

MR RONALD LEIGH BAKER	2500	2500	0

MR STEVEN RODERICK BAKER	1672	1672	0

MR CHESTER RICHARD BALL	3530	3530	0

MR ERIC HOWARD BALL	300	300	0

MR FRANK STANLEY ALBERT BALL	2000	2000	0

MR IAN BALLANTYNE	150	150	0

MR LEONARD RAYMOND BALLANTYNE	294	294	0

MR SIMON PANTER DOWNES BALLY	6600	6600	0

MR PHIROZE EDAL BANATVALA	724	724	0

BANCO NOMINEES (GUERNSEY) LIMITED	10000	10000	0

MS REKHA BANGAR	882	882	0

MR MARK BANGHAM	1000	1000	0

BANK OF NEW YORK (NOMINEES) LIMITED	791500	791500	0

THE BANK OF NEW YORK (NOMINEES)	14605	14605	0

THE BANK OF NEW YORK (NOMINEES)	100000	100000	0

THE BANK OF NEW YORK (NOMINEES)	87500	87500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

THE BANK OF NEW YORK (NOMINEES)	110000	110000	0

THE BANK OF NEW YORK (NOMINEES)	117647	117647	0

MRS DIANA BANKS	1000	1000	0

MR JASON LUKE BANNISTER	294	294	0

MR PARDIP SINGH BANS	671	671	0

DR SAJIVE BANSAL	588	588	0

GOVIND BAPNA	1176	1176	0

MISS MARIA GRAZIA BARBERO	1176	1176	0

BARCLAYSHARE N0MINEES LIMITED	4200	4200	0

BARCLAYSHARE NOMINEES LIMITED	53181	53181	0

BARCLAYSHARE NOMINEES LIMITED	10653	10653	0

MISS CARON BARGET	160	160	0

MR DAVID BARKER	588	588	0

MR DAVID CHARLES BARKER	1500	1500	0

MS SUZANNE ELIZABETH BARKER	1500	1500	0

REV GERALD LEEDS BARLOW	3000	3000	0

MR IAN BARLOW	294	294	0

MR MICHAEL ANDREW BARLOW	300	300	0

BARNARD NOMINEES LIMITED	7000	7000	0

MR CLIVE MARTYN BARNES	328	328	0

MR GRAHAM BARNES	500	500	0

MRS GWENDOLINE EDNA BARNES	2000	2000	0

MR JACOB BARNES	294	294	0

MR JOHN BARNES	589	589	0

MR NEIL JAMES BARNES	294	294	0

MR RICHARD BARNES	1176	1176	0

MR CHARLES DOUGLAS REID BARNETT	700	700	0

MR ROBERT ANDREW BARNETT	4385	4385	0

MR STEVEN BARRETT	2248	2248	0

MR JOHN LIVIE BARRINGTON	1000	1000	0

MR VAGHARSHAK BARSEGHYAN	1470	1470	0

MR ROBERT ARTHUR BARTLETT	500	500	0

MR ROGER C BARTLETT	1176	1176	0

MR JOHN BARTON	1952	1952	0

MR MATTHEW CHARLES BARTON	300	300	0

MR JOHN DAVID BASS	1000	1000	0

MR JAMES PHILIP TILNEY-BASSETT	300	300	0

MR JAMES BASTOW	2941	2941	0

DR AMIYA K BASU	1176	1176	0

MR DAVINDER SINGH BASUITA	294	294	0

MRS HARJIT KAUR BASUITA	294	294	0

MRS MANJIT KAUR BASUITA	294	294	0

MRS MANJIT KAUR BASUITA	588	588	0

MRS MANJIT KAUR BASUITA	294	294	0

MRS JACQUELINE BATAILLE	350	350	0

MR PETER BATEMAN	1600	1600	0

MR OLIVER ROBERT HUNTER BATES	435	435	0

MR PAUL JOHN BATES	500	500	0

MR TYRONE GEORGE BATES	200	200	0

MRS KALPNARANI BATRA	882	882	0

MR MANDEEP BATRA	882	882	0

MR DAVID WAYNE BATT	588	588	0

MISS JOANNA MARGARET BATTAGEL	625	625	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR PETER BATTLE	1000	1000	0

MR MARTIN KENNETH BAUMBER	300	300	0

MR ROBERT BAYNEY	1562	1562	0

MR PAUL RODERICK BEAL	550	550	0

MR BARRINGTON BEAVIS	6000	6000	0

MR HARRY BECKHOUGH	5000	5000	0

MR JOHN DUDLEY BEDDARD	2000	2000	0

MR BERNARD HENRY BEECH	1006	1006	0

MR PAUL DAVID BEECH	952	952	0

MR ALFRED ERNEST BEESLEY	439	439	0

MR D R BEESON	1470	1470	0

BEESON GREGORY NOMINEES LIMITED	45000	45000	0

MR JAMES ALBERT MAURICE BEESON	1000	1000	0

MRS K BEGUM	588	588	0

MRS SHAHANARA BEGUM	3000	3000	0

MR JOHN LESLIE BEHAN	1000	1000	0

DR JOHN BEHARDIEN	450	450	0

MR ALFRED BELL	500	500	0

MR CRAIG ANTHONY BELL	100	100	0

MR JEREMY JOHN RYAN- BELL	4200	4200	0

MR RICHARD DAVID BELL	294	294	0

MR ANTONY TRAFFORD BENCE	882	882	0

MRS MARIA BENCSICS	200	200	0

MR DON LAKSHMAN RATHNASIRI	1000	1000	0

MISS SALLY ANN BENNETT	294	294	0

MR TERENCE BENNETT	300	300	0

MR DANNY GRAHAM BENNETTS	1698	1698	0

MR MARK RICHARD BENSON	396	396	0

MR LAWRENCE BENTLEY	500	500	0

MRS GUAT NGOR BERG	3000	3000	0

MS JUDITH HELEN BERRIDGE	294	294	0

MR HENRY ERNEST WILLIAM BERRINGTON	204	204	0

MR MARTIN RICHARD BERRY	1764	1764	0

MR SIMON TIMOTHY BERRY	10000	10000	0

MR STEPHEN BERRY	588	588	0

MR THOMAS RICHARD BERTRAM	1000	1000	0

MR GUY BERWICK	1176	1176	0

MR MARTIN BERWICK	1430	1430	0

MR JAMES PETER ROBERT BESWICK	511	511	0

MR ROBIN CHARLES BETTS	2000	2000	0

MR BRIAN ANTHONY BEVERLEY	2941	2941	0

BGMM NOMINEES LIMITED	1100	1100	0

BGMM NOMINEES LIMITED	463742	463742	0

NEERAJ BHARDWAJ	882	882	0

MISS TASLEEM BHARKIANI	588	588	0

MRS GULZAR BHARWANI	882	882	0

MR MOHAMED BHARWANI	882	882	0

MISS NISHAT BHARWANI	588	588	0

CHARANDIT BHATIA	588	588	0

MR JAGTAR BHATIA	588	588	0

MR MUKESH BHATT	1760	1760	0

MRS SUDHA BHATTESSA	2000	2000	0

DR CHANDRA S R BHIMARASETTY	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

DR CHANDRA SR BHIMARASETTY	294	294	0

DR CHANDRA SR BHIMARASETTY	294	294	0

MR PAVINDER BHOGAL	1000	1000	0

DR SHIVAJI BHOSLE	294	294	0

MR KARSAN BHUDIA	4000	4000	0

MR MUKUND BHUDIA	500	500	0

MRS DALJIT BHULLAR	588	588	0

MR HARBANS S BHULLAR	588	588	0

MRS SHAFIN BI	294	294	0

MR JOHN MICHAEL BICKERTON	5434	5434	0

MR EDWARD JOHN BIDGOOD	588	588	0

MR STANISLAW BIELECKI	234	234	0

MR ERIC GEORGE BIGNELL	500	500	0

MR JEFFREY BILBROUGH	3500	3500	0

MR JEFFREY BILLBROUGH	3000	3000	0

MR T G BILLINGHAM	2352	2352	0

MR JOHN MICHAEL BINGHAM	325	325	0

MR JOHN MICHAEL BINGHAM	510	510	0

MRS PATRICIA BINKS	1000	1000	0

MR CAMERON BIRCH	1176	1176	0

MR KASHMIR SINGH BIRK	700	700	0

MR PETER BIRKS	700	700	0

MR NIGEL N BIRRELL	2950	2950	0

MR ANDREW JOHN BISHOP	294	294	0

MR CHRISTOPHER JOHN BISHOP	300	300	0

MR MUKHTIAR S BISLA	2950	2950	0

MR AMALENDU BISWAS	1000	1000	0

DR SABITA BISWAS	550	550	0

MR JONATHAN JOSEPH BLACK	294	294	0

MR ANDREW JAMES BLACKMAN	294	294	0

MR NEIL BLACKMAN	588	588	0

MR LEE BLACKWELL	400	400	0

MR ANDREW BLAIR	271	271	0

MRS MARGARET NOEL BLAKEMAN	1251	1251	0

MR RUSSELL BLAND	588	588	0

MR JONATHAN MICHAEL BLOCH	4385	4385	0

MR RODNEY BLOCK	350	350	0

MR GARY MICHAEL BLOUNT	200	200	0

BNY GIL CLIENT ACCOUNT (NOMINEES)	500000	500000	0

BNY GIL CLIENT ACCOUNT (NOMINEES)	443662	443662	0

BNY GIL CLIENT ACCOUNT (NOMINEES)	175697	175697	0

MR VU SING BOC	1700	1700	0

MR LEWIS DANIEL BODDY	294	294	0

MR MICHAEL FRASER BODDY	2941	2941	0

MR SARAH CATHERINE BODDY	294	294	0

MR JAMES TERENCE BOLTON	100	100	0

MR WARREN PAUL BOMSTYCK	200	200	0

MR BRIAN BOND	11000	11000	0

MRS MAUREEN YVONNE ELEANOR BOND	100	100	0

MRS LOUISE BONOMO	371	371	0

MR DALJIT SINGH BOORA	1176	1176	0

MRS DANIA BOOTH	770	770	0

MR JAMES BOOTH	377	377	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

REV JAMES MAURICE BOOTH	366	366	0

MRS KATRINA JEAN BOOTH	2500	2500	0

MR NICHOLAS BOOTH	588	588	0

MRS SHEILA BOOTH	1000	1000	0

MR ANDREW BOUNDY	450	450	0

MR ARTHUR JAMES BOWKER	500	500	0

MR KENNETH FRED BOWLER	200	200	0

MR JONATHAN BOWYER	294	294	0

MR DUNCAN ROY BOXANDALL	325	325	0

MS ESTELLE BOYERS	1150	1150	0

MR REPHAEL HOWARD BOYERS	1150	1150	0

MR FERGUS BOYLE	890	890	0

MRS YVETTE BOYLES	588	588	0

MR GRAHAM FRANCIS BOYNE	500	500	0

MR BALRAJ BRAH	294	294	0

MR SEAN BRAILSFORD	588	588	0

MR THOMAS AUSTIN BRAILSFORD	300	300	0

MRS SUSAN ANN BRAIN	375	375	0

MR MARK WARWICK BRAMALL	655	655	0

MR KEITH MICHAEL BRANDON	1000	1000	0

MRS HELEN ROSEMARY BRAVIN	588	588	0

MR KEITH BRAVIN	588	588	0

MR KEITH BRAVIN	588	588	0

MR KEITH BRAVIN	588	588	0

MR KEITH BRAVIN	588	588	0

MR TIM BRAYSHAW	594	594	0

MR CHRISTOPHER JOHN BRAZIER	270	270	0

MR WILLIAM FOSTER BRAZIER	360	360	0

MR ROBERT VAN BREDA	1530	1530	0

MR DAVID KELLOW BRENTON	740	740	0

MRS REGINA MUI FONG BREWER	1300	1300	0

BREWIN DOLPHIN LIMITED	862	862	0

BREWIN NOMINEES (CHANNEL ISLANDS)	975	975	0

BREWIN NOMINEES LIMITED	300	300	0

BREWIN NOMINEES LIMITED	20000	20000	0

BREWIN NOMINEES LIMITED	950	950	0

BREWIN NOMINEES LIMITED	1500	1500	0

BREWIN NOMINEES LIMITED	1000	1000	0

BREWIN NOMINEES LIMITED	950	950	0

BREWIN NOMINEES LIMITED	1410	1410	0

BREWIN NOMINEES LIMITED	1255	1255	0

BREWIN NOMINEES LIMITED	2065	2065	0

BREWIN NOMINEES LIMITED	7500	7500	0

BREWIN NOMINEES LIMITED	2080	2080	0

BREWIN NOMINEES LIMITED	2000	2000	0

BREWIN NOMINEES LIMITED	2000	2000	0

BREWIN NOMINEES LIMITED	3500	3500	0

BREWIN NOMINEES LIMITED	4000	4000	0

BREWIN NOMINEES LIMITED	10000	10000	0

BREWIN NOMINEES LIMITED	400	400	0

BREWIN NOMINEES LIMITED	116	116	0

BREWIN NOMINEES LIMITED	2362	2362	0

BREWIN NOMINEES LIMITED	3000	3000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

BREWIN NOMINEES LIMITED	1975	1975	0

BREWIN NOMINEES LIMITED	20000	20000	0

BREWIN NOMINEES LIMITED	2363	2363	0

BREWIN NOMINEES LIMITED	2941	2941	0

BREWIN NOMINEES LIMITED	3000	3000	0

MR RICHARD MARK BREWSTER	882	882	0

MRS GERALDINE BRIGGS	416	416	0

DR MARK SAMUEL J BRIGGS	294	294	0

MRS BERNEDETTE SHIRANEE BRITO	1500	1500	0

MR DAVID BROCKLEHURST	1568	1568	0

MR RICHARD STANLEY BROCKLEHURST	500	500	0

MR DAVID WILLIAM BRODEY	500	500	0

MRS FIONA MARY BRODIE	950	950	0

MR RICHARD RAYMOND BROOKE	2200	2200	0

MR ANTHONY WILIAM DAVID BROOKS	100	100	0

MR ANDREW BROWN	210	210	0

MRS CHRISTINE ARTIST-BROWN	500	500	0

MR CRAIG ADAM BROWN	882	882	0

MR DAVID MALCOLM BROWN	500	500	0

MR LAWRENCE JOHN BROWN	150	150	0

MR LOUIS EDWARD BROWN	1470	1470	0

MR MARTIN BROWN	760	760	0

MR RICHARD BROWN	326	326	0

MR ROBERT JAMES BROWN	250	250	0

MR ROBERT LAWRENCE GRAHAM BROWN	1567	1567	0

MRS S L BROWN	1470	1470	0

MR JOHN JOSEPH BROWNE	1176	1176	0

M/S BARBARA ANN BROWNING	1176	1176	0

MR BARRY BROWNLEE	2000	2000	0

MR CHRISTOPHER MICHAEL BRUNNOCK	500	500	0

MR KENNETH GEORGE BRUNSKILL	600	600	0

MR JUSTIN ADAM BRYANT	1176	1176	0

MR STEPHEN BRYANT	300	300	0

BT GLOBENET NOMINEES LIMITED	2700	2700	0

MR KEITH BUCHANAN	588	588	0

MR PETER JOHN BUCK	2000	2000	0

MR JOHN BUCKLEY	807	807	0

MR MARK BUCKLEY	2941	2941	0

MR RICHARD BUCKLEY	420	420	0

MR MARK PHILLIP BUDGEN	5125	5125	0

MS GIRA BUDHDEO	294	294	0

MR KIRTI BUDHDEO	294	294	0

SHAMIR BUDHDEO	294	294	0

MRS SONIA BUDHDEV	882	882	0

MS SONIA BUDHDEV	588	588	0

MS SONIA BUDHDEV	588	588	0

MRS SHARDA BUDHDIO	294	294	0

MR NORMAN BULLOCK	294	294	0

MRS BETTY ALINE BULTITUDE	821	821	0

MR JOHN NICOLAS BUNNEY	588	588	0

MRS VALERIE ALICE BURCH	774	774	0

MS MICHELLE BURGESS	170	170	0

MR DARRELL BURNELL	882	882	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR NICHOLAS COMPTON BURNETT	1271	1271	0

MR ARTHUR JAMES BURNS	2500	2500	0

MISS MELANIE JANE LOUISE BURRIDGE	1000	1000	0

MR JAMES BURROWS	588	588	0

MR JAMES STUART BURROWS	492	492	0

MRS JOANNE BURROWS	588	588	0

MR MARK REUBEN HAMILTON BURROWS	800	800	0

MR GUY JAMES BUSBY	350	350	0

MR KARL BUSSE	162	162	0

MR KARL BUSSE	175	175	0

MR KARL HEINZ BUSSE	166	166	0

MR JAMES ROGER BUTLIN	1176	1176	0

MR AQIL BUTT	274	274	0

MR HENRY ROBERT BUTT	1000	1000	0

MR NABEEL BUTT	1176	1176	0

MR RAYMOND JAMES BUTTERWORTH	500	500	0

MR STEPHEN BUTTERWORTH	5400	5400	0

MS CATHERINE CRYSTAL BUXTON	350	350	0

MR JOHN JAMES BYGOTT	1000	1000	0

MR WILLIAM BYRD	10000	10000	0

MS ELAINE BYRNE	200	200	0

MR MARTYN BYRNE	882	882	0

MR ANDREW CHARLES CALDERBANK	1500	1500	0

MR JOHN CALLAGHAN	15000	15000	0

MR ANTON JASON CALLEJA	294	294	0

MRS JANE ANN CALVERT	1000	1000	0

MR MICHAEL JOHN CALVERT	4000	4000	0

MR GRANT MCLAY CAMERON	7000	7000	0

MR THOMAS TELFORD CAMERON	457	457	0

MISS CAIRE LOUISE CAMPBELL	162	162	0

MS JACQUELINE CAMPBELL	1400	1400	0

MISS MARGARET CAMPBELL	395	395	0

MR NORMAN CAMPBELL	2150	2150	0

MR RONALD KENNETH CAMPBELL	500	500	0

CANADA LIFE INTERNATIONAL LIMITED	4000	4000	0

CANADA LIFE LIMITED	4000	4000	0

MS BRONWYN ROWENA CANNON	100	100	0

MRS DEBORAH CANTOR	588	588	0

MRS FELICITY CLARE CANTRELL	170	170	0

CAPEL CURE MYERS NOMINEES LIMITED	2500	2500	0

CAPEL CURE MYERS NOMINEES LIMITED	2500	2500	0

CAPEL CURE MYERS NOMINEES LIMITED	2500	2500	0

CAPEL CURE MYERS NOMINEES LIMITED	2500	2500	0

CAPEL-CURE MYERS NOMINEES LIMITED	320	320	0

CAPEL-CURE MYERS NOMINEES LTD	2941	2941	0

CAPEL-CURE MYERS NOMINEES LIMITED	2000	2000	0

MR GARETH JOHN CAPON	588	588	0

CAPP NOMINEES LIMITED	4570	4570	0

MR GIUSEPPE CARDAMONE	800	800	0

MR DOUGLAS JAMES CARR	2000	2000	0

MR ROBERT FREDERICK CARR	143	143	0

MR JAMES T CARROLL	288	288	0

MRS STEPHANIE JAYNE CARROLL	300	300	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR DANIEL ROBERT CARTER	2000	2000	0

MR DAVID JAMES CARTER	1432	1432	0

MR DEREK JOHN CARTER	200	200	0

MR KENNETH CHARLES CARTER	217	217	0

MR RODNEY DALE CARTER	500	500	0

MR ROGER CARTER	177	177	0

MISS SARAH JANE CARTER	2000	2000	0

MR WILLIAM JOHN CARTER	600	600	0

MRS KATHLEEN CASEY	2000	2000	0

MR WILLIAM DENIS CASTELING	1000	1000	0

MR JOHN CATHRALL	386	386	0

MR ERNEST PATRICK CATNEY	660	660	0

CATSBURY ENTERPRISE LIMITED	67000	67000	0

MR MARC ANTHONY CATTINI	294	294	0

CAVE & SONS (NOMINEES) LIMITED	181	181	0

MR PHILLIP JOHN CAVE	883	883	0

MRS CHRISTINE ANN CAVILL	1000	1000	0

MR SANTREN CHADDA	588	588	0

MR SANTREN CHADDA	1176	1176	0

MRS KAMALA CHADRASEKARAN	200	200	0

MR MARK CHADWICK	6	6	0

MR KULWINDER SINGH CHAHAL	500	500	0

MR SWEE KIT CHAI	206	206	0

MR BRADLEY ALLAN CHAITOWITZ	148	148	0

MR CLEMENT HADRIAN CHAMBERS	5000	5000	0

MR JEFFREY ALAN CHAMBERS	200	200	0

MR JOHN GEORGE CHAMBERS	2000	2000	0

MR PETER ANTHONY CHAMBERS	500	500	0

MR KENG WAH CHAN	1176	1176	0

MR PETER CHAN	294	294	0

MR SUET K CHAN	588	588	0

GURSHARAN SINGH CHANA	1000	1000	0

DR JESENTHU TATAPATABAN DI	200	200	0

CHANNEL NOMINEES LIMITED	1000	1000	0

MR CRAIG CHAPMAN	882	882	0

MR DAVID STEPHEN CHAPMAN	1500	1500	0

MR MARK CHAPMAN	2500	2500	0

MR STEPHEN HENRY CHAPMAN	588	588	0

CHARDON NOMINEES LIMITED	25000	25000	0

MR ANDREW JOHN CHARLES	381	381	0

MR IAN CHARLESWORTH	188	188	0

MRS PRUDENCE CHARLSON	706	706	0

CHASE NOMINEES LIMITED	20000	20000	0

CHASE NOMINEES LIMITED	160000	160000	0

CHASE NOMINEES LIMITED	150000	150000	0

MR ERNEST TAGORE CHATALALSINGH	227	227	0

CHATERWOOD LIMITED	3000	3000	0

MR PETER CHATTERLEY	588	588	0

MRS SWATI CHATTOPADHYAY	500	500	0

MRS DIMPLE CHAUHAN	600	600	0

MR ISHWAR CHAUHAN	800	800	0

MR KIRAN CHAUHAN	294	294	0

MR RAMESH CHAWDA	650	650	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR CHRISTOPHER CYRIL DE CHAZAL	1000	1000	0

MRS BARBARA CAROL CHEADLE	460	460	0

MRS ANN CHEEK	3095	3095	0

MR BRANDON CHEEK	3095	3095	0

MR PAUL CHEESEMAN	882	882	0

MS CLAIRE MARION CHEFFINS	500	500	0

MR KWAI-ON CHENG	1500	1500	0

MR LEE LOOK LAN LEE CHEONG	450	450	0

MR PAUL CHESNAYE	200	200	0

MR DAVID JAMES CHESSELL	358	358	0

MR M CHESTER	4385	4385	0

MR DELON CHEUNG	1	1	0

MR ERIC CHEUNG	588	588	0

MRS JENNIFER LAI CHUN CHEUNG	2125	2125	0

MR VINESH R CHHAYA	294	294	0

MR VEENAY CHHEDA	900	900	0

MR CHIAKA ADA CHIEDOZIE	46	46	0

MR ANDREW CHILD	400	400	0

MRS LYNNE CHILVERS	1115	1115	0

MR KWOK WA CHIM	2321	2321	0

CHIMEL TRUSTEE COMPANY LIMITED	5790	5790	0

MRS JO CHITTENDEN	600	600	0

MRS HELEN CHIVERS	646	646	0

MRS BALJIT KAUR CHOHAN	588	588	0

MR HANSRAJ CHOHAN	1000	1000	0

MR BABU BHANJI CHOLERA	1000	1000	0

MR MICHAEL TSEYUEN CHONG	294	294	0

MR YOON SANG CHONG	500	500	0

MRS ILLA CHOTAI	588	588	0

MR SHANTI CHOTAI	588	588	0

MR SHAFIQUES SAMAD CHOUDHURY	294	294	0

MR SHAFIQUES SAMAD CHOUDHURY	294	294	0

MR SHAFIQUES SAMAD CHOUDHURY	294	294	0

MR SURESH CHOUTHI	1500	1500	0

MR MOHAMMED EMDADUL HAQUE CHOWDHURY	2000	2000	0

MR SUFIANUR CHOWDHURY	294	294	0

MR JAMES CHRISTACOS	1764	1764	0

MR RICHARD GORDON DURANT CHRISTMAS	900	900	0

MR CHRISTOPHER CHRISTODOULOU	384	384	0

MR STEVEN CHRISTOFI	200	200	0

MR PETER KENNETH CHRISTOPHERSON	2352	2352	0

MR RICHARD ANTHONY CHUDZYNSKI	197	197	0

MRS KING MILL CHUNG	500	500	0

MISS SARIKA CHUNI	260	260	0

MRS MARI CIECIURA	850	850	0

CIRCLE NOMINEES LIMITED	26900	26900	0

CITIFRIENDS NOMINEES LIMITED	637802	637802	0

CLANCRAFT LIMITED	2000	2000	0

MR STEPHEN CLANFORD	1500	1500	0

MR DEAN CLARK	2267	2267	0

DR JAMES SCOTT CLARK	176	176	0

MR SIMON CLARK	180	180	0

MR BEVAN CLARKE	6000	6000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR GEOFFREY NORMAN CLARKE	1000	1000	0

MR JOHN FREDERICK CLARKE	500	500	0

MR PETER LYNTON PARRY CLARKE	1500	1500	0

MR JAMIE MICHAEL CLEAVER	1000	1000	0

MR IAIN BRUCE CLEMENTS	557	557	0

MRS SOGHRA CLEMENTS	220	220	0

MS SARAH JANE CLEMSON	170	170	0

MR ROBIN EGERTON CLILVERD	400	400	0

MR MICHAEL STUART CLINCH	240	240	0

MR ANDREW CLOUGH	588	588	0

MR CHRISTOPHER CLOUGH	800	800	0

DR DAVID WILLIAM CLUTTON	400	400	0

CM INVESTMENT NOMINEES LIMITED	5000	5000	0

CO NOMINEES LIMITED	75000	75000	0

MR GEORGE RICHARD JOHN COCKBURN	716	716	0

MR SIMON CHARLES COCKRAM	180	180	0

MR JONATHAN COCKS	588	588	0

MR JOHN ALLAN COE	1500	1500	0

MR C M COENE	1176	1176	0

MR DAVID COHEN	10000	10000	0

MR DAVID STUART COHEN	4400	4400	0

MR JOSEPH SALEM COHEN	294	294	0

MR JULIAN GAVRIL COHEN	3530	3530	0

MRS RENEE COHEN	294	294	0

MR MICHAEL RICHARD COLE	294	294	0

MR PETER ALAN COLE	294	294	0

MR JOHN ALFRED COLES	26000	26000	0

MR ALAN JAMES COLGRAVE	452	452	0

MR TIMOTHY STUART COLLETT	1000	1000	0

MRS AVERIL ELIZABETH COLLINS	200	200	0

COMMERCIAL UNION QUILTER NOMINEES	5500	5500	0

MR ALBERT ROBERT COMPTON	850	850	0

MR NICHOLAS COMPTON BURNETT	2954	2954	0

COMPUTER SYSTEMS SALES LTD	30000	30000	0

MR RICHARD JEFFREY CONDELL	800	800	0

MR EDDIE CONLON	4300	4300	0

MISS NICOLA PATRICIA CONLON	200	200	0

MRS KATHLEEN CONNER	100	100	0

MR GERARD JOSEPH CONNOLLY	377	377	0

MR KEITH CONNOLLY	3095	3095	0

MR PAUL CONSTABLE	2352	2352	0

MRS JANET CONSTANTINOU	800	800	0

MISS PINA CONTE	2000	2000	0

MR JOSEPH LEO PETER CONVERY	1000	1000	0

MR ALAN JOHN CONWAY	250	250	0

MR JAMES ALEXANDER COOK	294	294	0

MS MARGARET ELIZABETH COOK	112	112	0

MR ZAK COOK	1331	1331	0

MR GAVIN MARC COOPER	600	600	0

MRS JACQUELINE ANN COOPER	2000	2000	0

MR ROY ALEXANDER COOPER	1000	1000	0

MRS SONIA COOPER	387	387	0

MR STEPHEN DENNIS COOPER	189	189	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS VERONICA MARY COOPER	425	425	0

MR STEWART JAMES COPLAND	588	588	0

MR SPENCER HOWARD COPP	250	250	0

MR TONY PAUL COPPEN	209	209	0

MR VINCENT KEITH COPPING	400	400	0

MR MARK ANDREW CORBETT	168	168	0

MR ALAN CORBISHLEY	600	600	0

MR MARK CORDER	331	331	0

MR STEPHEN ADDIS CORFIELD	851	851	0

MR DOUGLAS CORNOCK	294	294	0

MR CHRISTOPHER COLM CORRIDAN	500	500	0

MRS ANNE CORRIGAN	1370	1370	0

MR MICHAEL COSGROVE	5000	5000	0

MR PETER COSGROVE	1641	1641	0

MRS SUSAN JOAN COSNETT	336	336	0

MR ROBERT DENIS COTTINGHAM	1764	1764	0

MRS CAROLINE MARY COTTON	1500	1500	0

MR RODNEY GILBERT STAPLETON COTTON	1000	1000	0

MRS WENDY RHIANNON COTTON	724	724	0

MR NIGEL COULTHURST	1297	1297	0

MR GUY COURTNEY	1834	1834	0

MR NIGEL COUTANCHE	1000	1000	0

MRS ELIZABETH JENNIFER COWAN	350	350	0

MR JAMES CHARLES COWEN	300	300	0

MR ANDREW COWIE	400	400	0

MR THOMAS COWLAM	1000	1000	0

MR BENJAMIN CHARLES COX	588	588	0

MR DAMIAN COX	2941	2941	0

MR DONALD COOPER COX	1000	1000	0

MR MICHAEL JOHN COX	370	370	0

MRS ROSEMARY CRABB	354	354	0

MR JAMES CRAIG	588	588	0

MRS MARGARET CRAIG	200	200	0

MRS PATRICIA A CRAIG	588	588	0

MR CHARLES TIMOTHY MAXWELL CRAVEN	937	937	0

MR STEPHEN JOHN CRAVEN	294	294	0

MISS NICOLA CREELMAN	882	882	0

MR JAMES DRUMMOND CRERAR	1000	1000	0

MR DAVID WILLIAM CRESSWELL	381	381	0

MR PHILIP DAVID CREWE	2950	2950	0

MR DONALD HARRY ROBERT CRIPPS	700	700	0

MR COLIN CRISPIN	1176	1176	0

MR JAMES THOMAS CRITCHLEY	1400	1400	0

MR PAUL EDWARD CRIZZLE	80	80	0

MR ROBERT NEIL CROISDALE	500	500	0

MR JAMES WILLIAM CROKER	133	133	0

MRS ALISON ANN CROMPTON	400	400	0

MR BASIL ROBERT CRONIN	700	700	0

MR THEO CRONJE	200	200	0

MR ALAN CROSS	700	700	0

MRS FRANCES CROSS	200	200	0

MR STUART CROSS	588	588	0

MRS OLIVE CROSSLEY	1561	1561	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR KIERAN CROUCHER	294	294	0

MR DAVID JOHN CRUMP	5000	5000	0

MISS ANA PEREZ-CUEVAS	588	588	0

MR JAMIE NATHAN CULLEN	550	550	0

MR IAN STEWART CUMMINGS	1612	1612	0

MR STEWART FRANCIS CUNLIFFE	400	400	0

MR SHERIDON CUNNINGHAM	1912	1912	0

MRS MARTINA CURRAN	3000	3000	0

MR CHRISTOPHER JOHN CURRY	1000	1000	0

MR JOHN CURTIN	500	500	0

MR MARC CURTIS	294	294	0

MR IAN VINCENT CUSDEN	600	600	0

MR COLIN ANDREW CUTLER	588	588	0

MR DAVID DACEY	500	500	0

MR LESLIE ROY DACRE	200	200	0

MR RAFIK DADABHAI	2000	2000	0

MR AHMED ISMAIL DADIBHAI	2941	2941	0

M/S FATIMA DADIBHAI	2941	2941	0

MR JEFFREY MICHAEL DALE	600	600	0

MISS JOANNA ELIZABETH DALY	117	117	0

MR ALI DAMIRCHI	588	588	0

MR STEPHANE MARC DANCYGIER	354	354	0

MR JOHN MICHAEL DANIEL	2000	2000	0

MR WILLIAM A DANSKIN	588	588	0

MR ROY JOSEPH DANSON	1400	1400	0

MR VINCE DARBEY	294	294	0

MR TERENCE COLIN DARBY	1000	1000	0

MR CALAPI DARMECI	588	588	0

DARTINGTON PORTFOLIO NOMINEES	9524	9524	0

MR KEITH DARVELL	2350	2350	0

DR SUDIPTO DAS	1000	1000	0

MR ASHTED DASTOR	384	384	0

MR JAYATU DATTA	250	250	0

CHANDRAKUMAR KANJI DAVDA	1000	1000	0

MR RAJEEV VINAY DAVE	100	100	0

MR JOHN THOMAS DAVEY	286	286	0

MR ANTHONY CHARLES BRUCE	1500	1500	0

MR TIMOTHY DOUGLAS DAVIE	588	588	0

MR DAVID JAMES DAVIES	5750	5750	0

MR DAVID LINDSAY DAVIES	2250	2250	0

MR DAVID PAUL RODWELL DAVIES	5750	5750	0

MR FRANK DAVIES	500	500	0

MRS JENNET LUCY DAVIES	382	382	0

MR MELVILLE DAVIES	5000	5000	0

MR PETER MARK DAVIES	294	294	0

MR ROBERT ALAN DAVIES	6000	6000	0

MR ROBERT DAVIES	1500	1500	0

MRS SIAN MAI DAVIES	400	400	0

MR STEPHEN JOHN DAVIES	294	294	0

MRS VALERIE FLORENCE DAVIES	1186	1186	0

MR ANTONY GRAHAM DAVIS	1750	1750	0

MS CAMILLA DAVIS	920	920	0

MS NICOLA DAVIS	59	59	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR PAUL VINCENT DAVIS	3000	3000	0

MR JAMES ROBERT CHRISTOPHER DAVISON	1000	1000	0

MR BRIAN JOHN DAVY	294	294	0

DAVY NOMINEES LIMITED	800	800	0

DAVY NOMINEES LIMITED	7500	7500	0

DAVY NOMINEES LIMITED	3000	3000	0

MR MICHAEL ANTHONY DAW	1176	1176	0

MR VINOD DAWDA	1000	1000	0

MR ANDREW JOHN DAY	384	384	0

MISS CHRISTINE DAY	100	100	0

MR GANESH CHANDRA DE	600	600	0

MR RALPH DE SOUZA	379	379	0

MR LLOYD DEAN	1470	1470	0

MR MICHAEL DEAN	2352	2352	0

MR RODERICK JOHN DEAN	2000	2000	0

MR BRYAN DEANS	2000	2000	0

MR NIGEL RONALD DEAR	1000	1000	0

MR HOMI MANCHERSHAW DEBOO	1971	1971	0

MR HUGH HENRY DEGAN	294	294	0

MR DESMOND GORDON DELANDRO	1500	1500	0

MR MARTIN DELANEY	3095	3095	0

MR JOAQUIM DELIMA	2352	2352	0

MR ERIC ARTHUR DELMAS	668	668	0

DR RICHARD DEMPERS	588	588	0

MR CHRIS DENHAM	1176	1176	0

MR BRIAN RICHARD DENLEY	400	400	0

MR PETER RODNEY DENNIS	336	336	0

MISS ROSINA DENNY	200	200	0

MR JOHN ROGER DENT	1153	1153	0

MRS MARGARET EVELYN DENTON	1300	1300	0

DR MIR SHAMSADDIN DERAKHSHAN	588	588	0

MRS DIPTI DESAI	1000	1000	0

MR JATIN DESAI	1000	1000	0

DR ADITI DESAL	1000	1000	0

MR DENZIL ERNEST DESILVA	1000	1000	0

MR DEREK FRANK DESMOND	1000	1000	0

MR KEVIN MARK DESMOND	200	200	0

DR RAKESH DESOR	1000	1000	0

MR TERENCE JAMES DEVINE	1000	1000	0

MR MANJI KUNVERJI DEVJI	1000	1000	0

MR AMARDEEP SINGH DHALIWAL	1000	1000	0

MR GURMIT SINGH DHALIWAL	2000	2000	0

MR MANJEET SINGH DHALIWAL	1459	1459	0

MR TARSEM SINGH DHANDA	1000	1000	0

MR MOHINDER SINGH DHANJAL	1000	1000	0

MR AMARJIT SINGH DHILLON	588	588	0

MR LAKBIR DHILLON	5000	5000	0

MR RANVIR SINGH DHILLON	588	588	0

MR SATVIR SINGH DHILLON	588	588	0

MR JAYANTILAL RATILAL DHRUVE	588	588	0

MISS PRIYA DHRUVE	882	882	0

MR COLIN NEVILLE DICKENS	700	700	0

MR RICHARD S DICKENS	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR RONALD DICKSON	350	350	0

MR CLEFFEN B DILLON	1764	1764	0

DIRECT NOMINEES LIMITED	401471	401471	0

MR SHATILAL BABULAL DIVANI	1000	1000	0

MRS ANN LLOYD DIX	800	800	0

MR ARTHUR DIXON	2941	2941	0

MR MARSHALL LAURENCE DIXON	1000	1000	0

MS CAROLINE ELEANOR DOBSON	588	588	0

MR ALAN WATKIN DODD	395	395	0

MRS CAROLYN LOUISE DODDS	382	382	0

MR DAVID MICHAEL DODSON	1000	1000	0

MR PAUL FREDERICK DOGGRELL	2000	2000	0

MS MAUREEN DOHERTY	2000	2000	0

MR LESLIE EDWARD DOLLIMORE	600	600	0

MRS MURIEL PRIYA JAYANTHINI DOMINIC	400	400	0

MR PETER ANDREW DONALDSON	1276	1276	0

MR PETER DONGARE	225	225	0

MR JAMES LAWRENCE DONNELLY	454	454	0

MR PETER DONNELLY	650	650	0

MR ALAN JOHN DONOHUE	429	429	0

MISS ELIZABETH MARION DONOVAN	588	588	0

MR GERALD PATRICK DORAN	1264	1264	0

MRS PAULINE ANNE DORIAN	300	300	0

MR PETER JAMES DOUGHTY	200	200	0

MRS DOROTHY BARBARA DOUGLAS	1000	1000	0

MRS BRENDA MARGARET DOWN	300	300	0

MR PETER ALAN DOWSETT	981	981	0

MS KAREN MAY DOYLE	107	107	0

MR KEVIN GLYN DOYLE	462	462	0

MR MICHAEL DOYLE	1000	1000	0

MR TERENCE ANTHONY DOYLE	50	50	0

MR PEER BERNHARD DREYFUSS	3700	3700	0

MR MICHAEL JAMES DRINKWATER	385	385	0

MR TIMOTHY JAMES DRIVER	588	588	0

MR JOHN DRUMMOND	294	294	0

MR BAZIL D’SOUZA	1500	1500	0

MR CAMILLO D’SOUZA	1000	1000	0

MR VICTOR D’SOUZA	1000	1000	0

MR PAUL DUCKETT	4385	4385	0

DR BARRIE DUCKMANTON	395	395	0

MR IAIN STEWART DUFF	1000	1000	0

MR FRANCIS FINTAIN DUFFY	274	274	0

MRS TRSEM DULLAT	1500	1500	0

MR ANTHONY ALAN DUNCAN	2941	2941	0

MRS LESLEY ANNE DUNN	390	390	0

MR MICHAEL FRANCIS DUNNE	1200	1200	0

MR AHMAD DURRANI	588	588	0

MR MICHAEL JOHN DURRANT	500	500	0

MR MICHAEL JOHN DURRANT	1000	1000	0

MR DILIP DUTTA	1000	1000	0

MRS JANE MARIE DYCHE	635	635	0

MR FRANK KARL DYER	1200	1200	0

MR MAURICE JOHN DYSON	1500	1500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR RALPH MARTIN EAGLAND	500	500	0

MR PETER RAYMOND WILLIAM EARL	1764	1764	0

MR ANDREW JOHN EAST	1006	1006	0

MR PETER EASTON	2000	2000	0

EBBARK NOMINEES LIMITED	5000	5000	0

MR THOMAS JAMES EDGE	450	450	0

EDWARD JONES NOMINEES LIMITED	1011	1011	0

CAPTAIN MICHAEL EDWARDS	4000	4000	0

MR TONY WILLIAM EDWARDS	2000	2000	0

MR STEVE EGAN	500	500	0

MR DAVID JOHN EGENES	588	588	0

MRS SUSAN HELEN IRENE EGLIN	201	201	0

MR HENRY EKPENYON	1000	1000	0

MR SIMON MALCOLM RAINE-ELLERKER	220	220	0

ELLES LIMITED	8400	8400	0

MR JOHN BRETTON ELLIS	455	455	0

MR JOHN STEPHEN ELLIS	400	400	0

MR MARTIN ELLIS	212	212	0

MR WILLIAM JOHN ELLIS	250	250	0

MRS KATHLEEN ANNE ELMER	1000	1000	0

MR KEITH ALBERT DAVID ENGLAND	294	294	0

DR ANTHONY RICHARD ENSKAT	450	450	0

MR RICHARD ENSKAT	1176	1176	0

MR RICHARD ANTHONY ENSKAT	1616	1616	0

MR ANTONI EQUI	294	294	0

MR HASSAN ERFAN	1000	1000	0

MISS CLAIRE ERVING	655	655	0

MR SAISUDDIN ESMAILJEE	1000	1000	0

MRS JEAN KATHLEEN MCDONALD ESSEN	160	160	0

MRS SANDRA EVELYN ETCHES	4256	4256	0

MR AUGUSTUS TONY ETIENNE	100	100	0

E*TRADE UK NOMINEES LIMITED	42350	42350	0

MR JAMES CHARLES EUSTON	1000	1000	0

MR ALAN JAMES EVA	1562	1562	0

MR BRIAN JOHN EVANS	350	350	0

MR DAVID LEONARD EVANS	716	716	0

MR DAVID LEWIS EVANS	500	500	0

MR DAVID THOMAS EVANS	1764	1764	0

MRS ELLEN MARY EVANS	1764	1764	0

MR FRANCIS CYRIL JAMES EVANS	1000	1000	0

MR HOWARD WILLIAM EVANS	265	265	0

MR PHILIP DAVID EVANS	882	882	0

MRS RITA MARGARET EVANS	716	716	0

MR SIMON WALTER EVANS	1764	1764	0

MR STEVEN EVANS	370	370	0

MR STEVEN GORDON EVANS	888	888	0

EVERETT FINANCIAL MANAGEMENT	15000	15000	0

MR SCOTT EWING	294	294	0

MR MARTIN JOHN EYRES	294	294	0

DR LAURA FABUNMI	294	294	0

MR MARTIN FAGAN	589	589	0

FAIRMOUNT GROUP NOMINEES LIMITED	855	855	0

MR STEPHEN KAM-MING FAN	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ISTVAN STEVEN FARKASHAZI	3000	3000	0

MR DEREK FARMAN	960	960	0

MR DANY FAROOK	1000	1000	0

MR DANIEL JAMES FARRINGTON	5770	5770	0

MR TIMOTHY VIVIAN FAULKNER	3000	3000	0

MR STEVEN FEARY	450	450	0

MR J L FEAVER	294	294	0

MRS RENEE FEINER	575	575	0

MR IAN MARK FEINSON	454	454	0

MR MARK FERDENZI	882	882	0

MR ARNOLD FERGUSON	1500	1500	0

FERLIM NOMINEES LIMITED	2000	2000	0

FERLIM NOMINEES LIMITED	3000	3000	0

FERLIM NOMINEES LIMITED	1500	1500	0

FEXCO STOCKBROKING SETTLEMENT	2400	2400	0

FIELDING NOMINEES LIMITED	1500	1500	0

FIELDING NOMINEES LIMITED	79807	79807	0

MR NORMAN PENNINGTON-FILES	800	800	0

MR NORMAN PENNINGTON FILES	700	700	0

MR EDWARD FINCH	294	294	0

MR JAMES MACGREGOR FINLAY	588	588	0

MRS ANGELA FIRTH	588	588	0

MR DARREN FIRTH	882	882	0

MR BRYAN SHAUN FISHER	2000	2000	0

MR GARY JOHN FISHER	1252	1252	0

MR MAURICE FISHER	400	400	0

MR NEIL FRANK WILFRED FISHER	100	100	0

FISKE NOMINEES LIMITED	1000	1000	0

FISKE NOMINEES LIMITED	1800	1800	0

FISKE NOMINEES LIMITED	1000	1000	0

FISKE NOMINEES LIMITED	1361	1361	0

FISKE NOMINEES LIMITED	1134	1134	0

FISKE NOMINEES LIMITED	90000	90000	0

FISKE NOMINEES LIMITED	10000	10000	0

FITEL NOMINEES LIMITED	605	605	0

FITEL NOMINEES LIMITED	338	338	0

FITEL NOMINEES LIMITED	1000	1000	0

FITEL NOMINEES LIMITED	1900	1900	0

MR RICHARD CLAYTON FITZPATRICK	882	882	0

MR MORAY JOHN FLEMING	1176	1176	0

FLEMING PRIVATE NOMINEES LIMITED	10000	10000	0

MR ALAN CLIVE FLETCHER	1000	1000	0

MR NICHOLAS FLETCHER	141	141	0

MR TIMOTHY JOHN FLETCHER	588	588	0

MR GRAHAM HEDLEY FLINT	4385	4385	0

MR ANTONY FLOOD	4000	4000	0

MR ROBERT KARL FLOWER	354	354	0

MR ALLAN FLOWERS	670	670	0

MR JOHN HENRY FLOYD	225	225	0

MR PHILIP FOLEY	750	750	0

MR PHILIP FOLEY	2000	2000	0

MRS SYLVIA FOLEY	1766	1766	0

MR ALEC FOLITER	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

FORBANK AND CO	5220353	5220353	0

MR RICHARD FORBES	294	294	0

FOREST NOMINEES LIMITED	5575	5575	0

FOREST NOMINEES LIMITED	1500	1500	0

MR DAVID BLYTH FORGAN	550	550	0

MR DAVID ERIC FORMAN	294	294	0

MR PAUL ALBERT FORMAN	775	775	0

MR THOMAS DUNCAN FORREST	700	700	0

MR ALLAN JAMES FORSTER	7000	7000	0

MR DUNCAN FORTUNE	200	200	0

MR ALAN FOSTER	200	200	0

DR ALAN ROLAND FOSTER	1000	1000	0

MS JANET FOSTER	500	500	0

MRS JOAN FOSTER	2000	2000	0

MR ADRIAN FOWLER	866	866	0

MR JAMES FRANK FOWLER	1000	1000	0

MR ARTHUR JAMES FOX	500	500	0

MR LEWIS FOX	1130	1130	0

MR JOHN SPENCER FOXCROFT	1830	1830	0

MR ALAN FRASER	1000	1000	0

MR JAMES FRASER	294	294	0

MRS GLORIA FREEDA	600	600	0

MR PAUL FREEDMAN	200	200	0

MR BEN FREEMAN	588	588	0

MS JACQUELINE ANN FREEMAN	2000	2000	0

MR MARK ANDREW FREEMAN	294	294	0

MR DAVID JOHN FRENCH	500	500	0

MR FRANCIS MARTIN FRENCH	4000	4000	0

MR ANDREW EDWARD ROBERT FREWIN	600	600	0

MR GRAHAME JAMES STEWART FRITH	500	500	0

MR BRIAN FROST	4000	4000	0

MR ROGER JOHN FRYER	739	739	0

MRS LUJING FU	588	588	0

MR MARK FULLALOVE	1500	1500	0

MR BERNIE FULLER	2000	2000	0

MR DAVID FULTON	300	300	0

MR WAI KUEN FUNG	800	800	0

MR BOSSVET EUGENIO FURTADO	1000	1000	0

MRS LORNA HELEN FYFE	373	373	0

MRS SUSAN BEATRICE GADSDEN	1470	1470	0

MR RANJIT S GAHIR	294	294	0

MR MOHIT GAJRI	1176	1176	0

MR TERENCE ROBERT GALE	1000	1000	0

MR ROBERT GALLAGHER	1000	1000	0

MR STEPHEN GALLAGHER	588	588	0

GALLEON NOMINEES LIMITED	1976	1976	0

MR JAMES GALLIMORE	294	294	0

MR GEORGE THOMSON GALLOWAY	882	882	0

MR JOEL GALPERT	294	294	0

MR GEORGE ANDREW GAMBINI	373	373	0

MR RICHARD GAMBLIN	3500	3500	0

MR RICHARD PETER GAMBLIN	2941	2941	0

MR DEVSHI GAMI	2000	2000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR DIPAK AMRATLAL GAMI	1500	1500	0

MR HARGOVIND G GANATRA	294	294	0

MR HARGOVIND GORDHANDAS GANATRA	1000	1000	0

MR SRIRAM GANESAN	1176	1176	0

MR GOERGE DENNIS GARBUTT	500	500	0

MR BILHAR SINGH GARCHA	928	928	0

MR EDWARD JOHN GARDENER	1176	1176	0

MR ALAN FRANK GARSIDE	294	294	0

MRS ALISON MARY GARSIDE	294	294	0

MR EDWIN GORDON GASKILL	1000	1000	0

MR PATRICK ROBERT GASSNER	294	294	0

MR DAVINDER GATAORA	588	588	0

MRS VALERIE ANNE GATENBY	200	200	0

MR WILLIAM GAULD	500	500	0

MR GILBERT JAMES GAY	350	350	0

MR JOHN GUY GEARY	2767	2767	0

MR DAVID JAMES GEDYE	5000	5000	0

MR ALAN JOHN GEE	677	677	0

MRS MARY GENT	1470	1470	0

MRS ROSALIE D D GEORGE	294	294	0

DR SHERU GEORGE	2941	2941	0

DR SHERU GEORGE	2941	2941	0

MR STEVEN MICHAEL GEORGE	2941	2941	0

MS AMANDA MICHELLE GEORGEVIC	1500	1500	0

MR STEPHEN PAUL GETTINGS	600	600	0

MR MATTHEW GETZ	1177	1177	0

MR MOHAMMED TAHIR GHAFOOR	4000	4000	0

MR ABDOL VAHID GHANBARI	500	500	0

MR KIRITKUMAR PRABODHCHANDRA GHANDI	300	300	0

MR ONKAR SINGH GHATAORE	588	588	0

MR LIAM GIBBONS	2000	2000	0

MR JAMES JOHN GIBBS	294	294	0

MR ALAN REID GIBSON	213	213	0

MR DAVID GIBSON	1000	1000	0

MR JOHN CHRISTOPHER GIBSON	500	500	0

MR STEWART ALAN GIBSON	906	906	0

MR PETER JAMES GIDDINS	3500	3500	0

MR CHANDRU ROOPCHAND GIDOOMAL	1000	1000	0

GILBEY NOMINEES LIMITED	2000	2000	0

MISS AMANDA GILDEA	820	820	0

MR DHARMINDER SINGH GILL	300	300	0

MR JAGMEET GILL	3000	3000	0

MR JASBIR GILL	294	294	0

MR JASBIR GILL	294	294	0

MR JASBIR GILL	294	294	0

MR JASBIR GILL	294	294	0

MR JOGINDER GILL	294	294	0

MR JOHN BRUCE GILL	1470	1470	0

MISS JOSEPHINE GILL	294	294	0

MR MANDEEP GILL	98	98	0

MR NIGEL PHILIP GILL	170	170	0

MR NIGEL PHILLIP GILL	350	350	0

MR PARMINDER GILL	882	882	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR RAJINDAR SINGH GILL	882	882	0

MR RONALD IVOR GILL	720	720	0

MR SANJIT GILL	882	882	0

MRS SHARON GILL	200	200	0

MR STUART HAROLD GILL	1400	1400	0

MRS FARZANA ALMAS GILLANI	200	200	0

MR ROBERT GILLIBRAND	450	450	0

MRS HILARY JOAN GILLIES	350	350	0

MR LENDRICK GILLIES	924	924	0

MR NICHOLAS JEREMY GILLING	294	294	0

MR RICHARD BLOOR GILLIVER	588	588	0

MRS SYLVIA MAY GINGELL	2500	2500	0

MR PETER JOHN GLANCEY	5000	5000	0

MR CHRIS GLANFIELD	294	294	0

MR ALLAN JAMES GLASGOW	140	140	0

MRS CLARE GLASGOW	540	540	0

MR IAN SCOTT GLASGOW	2500	2500	0

MR BRYAN GLOSSOP	258	258	0

MR CHARLES RICHARD GLOVER	1176	1176	0

MRS ALEXANDER WLADYSLAWA	650	650	0

MR PETER BRIAN GOAD	1000	1000	0

MS ISABELLE LE GOAEC	295	295	0

MR GERALD WILLIAM GODDARD	400	400	0

MR BRIAN GODLEY	588	588	0

MR BRIAN GODLEY	588	588	0

MRS WINNIFRED GODLEY	588	588	0

MR GRAHAM LEWIN GODWARD	1000	1000	0

MR MERLIN ROBERT GODWIN	322	322	0

MR SUKHDEV SINGH GOGNA	202	202	0

MISS CHRISTINE GOH	224	224	0

MRS BINDU GOHIL	500	500	0

MR HARUN GOK	3555	3555	0

MR BARRIE JOHN GOLDEN	735	735	0

GOLDMAN SACHS INTERNATIONAL	5000	5000	0

GOLDMAN SACHS SECURITIES (NOMINEES)	60000	60000	0

MRS MARLENE GOLDSTEIN	350	350	0

MR RICARDO GONCALVES	294	294	0

MR KEVIN PAUL GOOCH	294	294	0

MR KEVIN PAUL GOOCH	294	294	0

MRS RACHAEL SUSAN GOOCH	294	294	0

M/S ROSALIND EMILY GOOCH	294	294	0

MR NICHOLAS NAISBY GOODALL	500	500	0

MR MICHAEL ANTHONY GOODMAN	1000	1000	0

GOODMANS SACHS SECURITIES	60000	60000	0

MRS PEARL NICHOLAS GORBEY	2000	2000	0

MISS YVETTE ELLEN JAMES-GORDON	4000	4000	0

MR STEVEN GORING	588	588	0

MR PATRICK GORMLEY	1500	1500	0

MR WILLIAM ALFRED GORTON	2000	2000	0

MR ELLIOT GOTKINE	4118	4118	0

DR ALI GOUCEM	882	882	0

MR GRAHAM GOUGH	1000	1000	0

MR GRAHAM GOUGH	412	412	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR RICHARD MARK GOUNDRY	294	294	0

MR JOSEPH ALAN GOWLING	3550	3550	0

MRS THAVMALAR GOWRIBLALAN	2000	2000	0

GR (HOLDINGS) PLC	4412	4412	0

MR MARK GRACE	515	515	0

MR MARK RICHARD GRACE	400	400	0

MR ALASTAIR GRAHAM	2000	2000	0

MISS ANGELA COLTHART-GRAHAM	2500	2500	0

MR GEORGE R GRAHAM	294	294	0

MRS JOYCE MARY GRAHAM	1000	1000	0

MR MARTIN GRAHAM	290	290	0

MR JOHN MICHAEL GRAINGER	600	600	0

MR NICHOLAS ROBERT GRANGER	682	682	0

MR PATRICK ANDREW GRANGER	1393	1393	0

MR GEOFFREY VICTOR GRANT	500	500	0

MR GILMORE GRANT	1000	1000	0

DR ALEXANDER DONALD CAMPBELL	55	55	0

MR CHRISTOPHER GRAVES	405	405	0

MR PETER JOHN GRAVES	80	80	0

MR ALAN JAMES GRAY	579	579	0

MR BARRY RICHARD GRAY	882	882	0

MR COLIN GREEN	400	400	0

MR DOMINIC PHILIP GREEN	730	730	0

MR IAN KENNETH GREEN	1176	1176	0

MR MALCOLM DENNIS GREEN	2058	2058	0

MRS MARGARET GREEN	300	300	0

MRS MARIA LUZ GREEN	550	550	0

MR PETER CHARLES WILLIAM GREEN	7000	7000	0

MR TERRY ARTHUR GREEN	294	294	0

MRS THELMA GREENALL	500	500	0

MR RICHARD JAMES GREENFIELD	1000	1000	0

MR BRIAN ERIC GREUNEWALD	355	355	0

MR AMRIT PAL SINGH GREWAL	882	882	0

MRS BHUPINDER KAUR GREWAL	882	882	0

MR HUGH THOMAS GREY	294	294	0

MRS TRACEY ANN GRIEVES	169	169	0

MRS DONNA CINDY GRIFFITHS	270	270	0

MR PETER GRIFFITHS	1000	1000	0

MR R W GRIFFITHS	294	294	0

MR WILLIAM GRIMES	1000	1000	0

MR GORDON GEORGE GROVE	700	700	0

MRS BRIDGET GRUNSHAW	294	294	0

MRS BRIDGET GRUNSHAW	294	294	0

MR JAMES GRUNSHAW	294	294	0

MRS SYLVIA PEARL GRUNSHAW	294	294	0

MRS SYLVIA PEARL GRUNSHAW	294	294	0

MRS SYLVIA PEARL GRUNSHAW	294	294	0

MRS SYLVIA PEARL GRUNSHAW	294	294	0

MR DHIRAJLAL GOKALJI GUDKA	750	750	0

GUDKA LIMITED	1000	1000	0

GUERNSEY NOMINEES LIMITED	10000	10000	0

MR ALAN SEXTY GUEST	294	294	0

MR GARRY GUEST	2863	2863	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS KAREN DEBORAH GUEST	1612	1612	0

MR MARTIN BRENT GUEST	600	600	0

MR RICHARD HAMILTON GUEST	2284	2284	0

MR NORMAN CHARLES GEOFFREY GUILFORD	294	294	0

MR KARAN GUJADHUR	294	294	0

MR KHEMRAJ GUJADHUR	294	294	0

MR KUNAL GUJADHUR	294	294	0

MR M GULAMHUSEIN	294	294	0

MR M GULAMHUSEIN	294	294	0

MR M GULAMHUSEIN	294	294	0

MR M GULAMHUSEIN	294	294	0

MRS SAKINA GULAMHUSSEIN	1000	1000	0

MR KEITH GULLIVER	588	588	0

MR IAN MARTIN GUNNER	2730	2730	0

MR RAJASH GUPTA	294	294	0

MR SATISH GUPTA	2000	2000	0

MR GUNWANT SINGH GURAM	1000	1000	0

MRS CAROL GUTHRIE	15873	15873	0

MR JAMES GUTHRIE	1500	1500	0

DR ANITA GUTTIKONDA	1176	1176	0

MISS MADHURI GUTTIKONDA	588	588	0

MR EWEN KINLOCH GUY	500	500	0

MR GAVIN KENNETH HADDON	1176	1176	0

MR PANAYIOTIS HADJINICOLAOU	2000	2000	0

MR RICHARD KENNETH JOHN HADLOW	400	400	0

MR SAMUEL HAGAN	655	655	0

MR PATRICK JOHN ROWE-HAGANS	740	740	0

MR JAMES HAGEN	588	588	0

MR RAYMOND BARRY HAGGAS	1500	1500	0

MR STEPHEN HAINES	588	588	0

MRS WILMA YOUNG HAINSWORTH	588	588	0

MR GOVIND KARSAN HALAI	461	461	0

MR BASHIR HALALAT	1764	1764	0

HALB NOMINEES LIMITED	294	294	0

HALB NOMINEES LIMITED	1930	1930	0

HALB NOMINEES LIMITED	10000	10000	0

MR GRAHAM HALE	294	294	0

MR STEVEN WILLIAM HALES	485	485	0

MR ANTHONY CHRISTOPHER HALFORD	386	386	0

MR ADRIAN JOHN HALL	588	588	0

MR BRIAN HALL	350	350	0

MR DARREN JOHN HALL	100	100	0

MR M STRATFORD- HALL	5750	5750	0

MR PETER JOHN HALL	4400	4400	0

MR PETER NICHOLAS HALL	339	339	0

MR KENNETH JOHN HALLIDAY	700	700	0

MR STEPHEN PAUL HALLISSEY	800	800	0

MR ANDREW PETER HALLIWELL	1070	1070	0

MR IAIN HALLIWELL	2941	2941	0

MR WILLIAM THOMAS HALPIN	1000	1000	0

MR BRIAN ERIC HAMBLEY	210	210	0

HAMBROS BANK (NOMINEES) LIMITED	1500	1500	0

HAMBROS BANK (NOMINEES) LIMITED	10000	10000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

HAMBROS BANK (NOMINEES) LIMITED	50000	50000	0

HAMBROS BANK (NOMINEES) LIMITED	5000	5000	0

HAMBROS BANK (NOMINEES) LIMITED	6500	6500	0

HAMBROS BANK (NOMINEES) LIMITED	2500	2500	0

HAMBROS BANK (NOMINEES) LIMITED	3518	3518	0

HAMBROS BANK (NOMINEES) LIMITED	8000	8000	0

HAMBROS BANK (NOMINEES) LIMITED	21482	21482	0

HAMBROS (GUERNSEY NOMINEES) LIMITED	25000	25000	0

DR RIZWAN HAMER	294	294	0

MR PETER TEMPLE HAMLYN	500	500	0

MR BRIAN HAMMOND	750	750	0

MRS KATHLEEN MARGARET HAMMOND	6500	6500	0

PROFESSOR CHRIS HAMNETT	588	588	0

MR NEIL HAMPSHIRE	1764	1764	0

MR NIGEL JONATHAN HANCOCK	389	389	0

MR BRETT HANDLEY	294	294	0

MR ASAD FAROOQ HANIF	1000	1000	0

MR SIMON HANKEY	1400	1400	0

MR BRYAN HANNAN	1050	1050	0

MR STEPHEN HANNON	1112	1112	0

MR STEPHEN HANNON	1388	1388	0

MRS ANDREE PHILIPPA HANSEN	750	750	0

MRS CATHERINE ANN HANSON	294	294	0

MR JOHN DOUGLAS HANSON	200	200	0

MR JUSTIN MARK HANSON	294	294	0

MR MARK HANSON	588	588	0

MR MOHAMMAD ATAUL HAQ	1000	1000	0

MR SIMON HARDING	2941	2941	0

MR COLIN CHARLES HARDINGHAM	588	588	0

MR ANDREW JOSEPH HARDWICK	2500	2500	0

MRS DAWN ELIZABETH HARDY	557	557	0

MR JOHN DENIS HARDY	1000	1000	0

MR ROBERT HARESNAPE	800	800	0

MR IAN HARGREAVES	1764	1764	0

HARGREAVES LANSDOWN NOMINEES	45201	45201	0

MR BEJJEL HARIA	500	500	0

MR ASWIN HARJI	1176	1176	0

MR VISHAL HARJI	294	294	0

MR JOHN ANTHONY HARLAND	250	250	0

MR PETER HARLAND	588	588	0

MR PETER HARLAND	588	588	0

MR PETER HARLAND	588	588	0

MRS JEAN HARPER	188	188	0

MRS JANINE HARRINGTON	135	135	0

MR ALAN HARRIS	1400	1400	0

MR ALAN PHILIP HARRIS	700	700	0

MRS ANITA HARRIS	1687	1687	0

MR FREDERICK THOMAS HARRIS	10000	10000	0

MR JOHN FREDERICK HARRIS	250	250	0

MR KENNETH ALAN HARRIS	2500	2500	0

MR MARK GETHIN HARRIS	1300	1300	0

MR SIDNEY HARRIS	612	612	0

MR STEPHEN JOHN HARRIS	319	319	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR TREVOR HARRIS	1000	1000	0

MR NEIL ANTHONY HARRISON	500	500	0

MRS FELICITY ANN HART	1600	1600	0

MR JOHN MAURICE HART	588	588	0

MR CHARLES ROBIN HARTLEY	347	347	0

MRS JOAN HARTLEY	347	347	0

MRS PATRICIA ANN HARTLEY	2500	2500	0

MR MANASSEH YASHIM HARUNA	200	200	0

MR RICHARD HARWOOD	7500	7500	0

MR PHILLIP ANDREW HASELL	153	153	0

MR ALI HASHEMI	500	500	0

MRS SHAHNAZ HASHIM ZADA	1176	1176	0

MR ARTHUR HASKEY	1500	1500	0

MR JOHN BERNARD HASSALL	20000	20000	0

MR MARTIN IAN HASTIE	699	699	0

MRS L K M HAU	2941	2941	0

MR PETER HAWKINS	668	668	0

MR MARCUS HAYCOCK	638	638	0

MRS MARGARET MARY HAYDE	588	588	0

MR PETER HAYDE	588	588	0

MR JAGJEET SINGH HAYER	294	294	0

MR MALKIAT SINGH HAYER	1764	1764	0

MISS MARY HAYES	1000	1000	0

MR SIMON HAYES	588	588	0

MR SIMIN MILES HAYTER	1000	1000	0

MR ANDREW HAYWARD	691	691	0

MR COLIN GRAHAM HEAD	1000	1000	0

MR WILLIAM HENRY HEALEY	1176	1176	0

MR DUNCAN RODNEY HEATH	1000	1000	0

MR NIGEL RODNEY HEATH	400	400	0

MR DAVID EDGAR HEATON	220	220	0

MRS ANNA HEAVER	1000	1000	0

MR BRIAN SPOORS HEBRON	1176	1176	0

MR DERMOT HEGARTY	5360	5360	0

MR ROSS HELLIWELL	681	681	0

MR JONATHAN GUY HELME	500	500	0

MRS SUSAN ELEANOR HEMMINGS	72	72	0

MR TERENCE HEMPSHALL	294	294	0

MR LAURENCE MCLEAN HENDERSON	4385	4385	0

MR MALCOLM HENDERSON	600	600	0

MR SIMON ROSS HENDERSON	1050	1050	0

MR JOHN HENRY HENDRA	412	412	0

MR CHRISTOPHER ALAN HENKEY	1000	1000	0

MR ANDREW HENNESSY	500	500	0

MR MARCUS REID HENRY	1176	1176	0

JACKI HEPPARD	588	588	0

MR DAVID HERBERT	114	114	0

MR GREGORY RICHARD HERBERT	883	883	0

MR DAVID HERN	500	500	0

MRS SUZANNE LYNDSAY HERRING	1500	1500	0

MR KEVIN HERRIOTT	294	294	0

MRS DOREEN HERRON	400	400	0

MR LEE HIBBERT	4000	4000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR DAVID HIGGINS	2941	2941	0

MR TIMOTHY MICHAEL HIGGINS	294	294	0

MRS THELMA DIANA HILDITCH	500	500	0

MR ALAN MICHAEL HILL	1764	1764	0

M/S ALISON HILL	3530	3530	0

MRS JUDY HILL	400	400	0

HILL OSBORNE NOMINEES LIMITED	2000	2000	0

HILL OSBORNE NOMINEES LIMITED	588	588	0

DR PETER ALEXANDER HILL	2000	2000	0

MR D J HINCHLIFFE	581	581	0

MR DIVYESH HINDOCHA	642	642	0

MR CHARLES ALEXANDER HINES	500	500	0

MR DANIEL ARIEH HIRSCHBERGER	200	200	0

MR TONY HIRSCHFIELD	2000	2000	0

MR ALASTAIR HIRST	294	294	0

MR NEVILLE MAURICE HITCHAM	1000	1000	0

MR GARY HITCHEN	160	160	0

MS ELIZABETH ANNE HOCKING	378	378	0

MRS CONSTANCE HODGE	800	800	0

MR PETER HODGSON	2941	2941	0

MR SIMON HODGSON	500	500	0

MR DOUGLAS HOFF	1200	1200	0

MR STEPHEN MAXWELL HOGG	588	588	0

MR MICHAEL HOLDEN	750	750	0

MISS ANNA HOLDER	1176	1176	0

MRS ANN HOLLIS	1048	1048	0

MR IVAN HOLLOWAY	952	952	0

MRS ANAHID HOLMES	400	400	0

MR DAVID HOLMES	3278	3278	0

MR NEVILLE CRANSTONE HOLMES	500	500	0

MRS GAIL SHERYL HOLMEWOOD	400	400	0

MR JOHN DOUGLAS HOME	400	400	0

MR GARRY PATRICK HOMER	1050	1050	0

MR JAMES ANTHONY HOOD	441	441	0

HOODLESS BRENNAN & PARTNERS LIMITED	242561	242561	0

MR MICHAEL JOHN HOOKER	2000	2000	0

MR GEOFFREY DAVID HOOKWAY	1000	1000	0

MR MARTIN BEYNON HOPKINS	294	294	0

MR MARTIN HOPSON	294	294	0

MR STEFAN FRANK HORN	1470	1470	0

MR JEFFREY HORNSEY	1000	1000	0

MISS AMANDA JEAN HORREX	1176	1176	0

MR ALAN HORSFALL	600	600	0

FUNG KEE HOU	1500	1500	0

DR CYRIL THOMAS HOUGH	500	500	0

MR KENNETH JAMES HOUGH	80	80	0

MR ROBERT ERIC HOUGH	1000	1000	0

MR JOSEPH EDWARD HOUGHTON	200	200	0

MR DONALD GRANVILLE HOWARD	350	350	0

MR MICHAEL JOHN HOWARD	188	188	0

MR THOMAS EDWARD HOWARD	1500	1500	0

MR DAVID HOWE	325	325	0

MRS SARAH LOUISE HOWE	500	500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ANDREW GORDON HOWELL	191	191	0

MR CHRISTOPHER HOWELL	3000	3000	0

MR SIMON BARRIE HOWSHIP	882	882	0

MR MICHAEL HOYLAND	1000	1000	0

MR BRIAN STEWART HOYLE	1300	1300	0

MR FRANCIS ROGER HOYLE	237	237	0

MR HARRY BENTLEY HOYLE	350	350	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	201957	201957	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	227707	227707	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	157500	157500	0

HSBC GLOBAL CUSTODY NOMINEES (UK)	4625	4625	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	300000	300000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	720000	720000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	100000	100000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	101400	101400	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	800	800	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	2000	2000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	295000	295000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	87000	87000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	280882	280882	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	561436	561436	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	1900	1900	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	4600	4600	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	1141176	1141176	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	5000	5000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	5600	5600	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	7664	7664	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	13561	13561	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	10000	10000	0

HSBC GLOBAL CUSTODY NOMINEE (UK)	6000	6000	0

HSBC GLOBAL INVESTOR SERVICES	2500	2500	0

MR YI DONG HUANG	229	229	0

MR CHARLES NICHOLAS HUBBERSTEY	386	386	0

MR JASON CRAIG HUBBLE	882	882	0

MR ROBERT MARK HUDMAN	2000	2000	0

MR GRAHAM BARRY HUDSON	500	500	0

MRS JANE MIGNON HUDSON	6000	6000	0

MRS SUSAN HUDSON	444	444	0

MR BRIAN THOMAS HUESTON	2000	2000	0

MRS A M HUGHES	294	294	0

MRS BRENDA HUGHES	327	327	0

MR CIARAN HUGHES	294	294	0

MR ELFYN WYN HUGHES	4000	4000	0

DR JOHN STEPHEN HUGHES	700	700	0

MRS PATRICIA MAUD HUGHES	1500	1500	0

MR STEWART DAVID WAYNE HUGHES	200	200	0

MR MAN BIU HUI	2000	2000	0

MR DAVID JOHN HULME	1000	1000	0

MR ROGER HULSE	774	774	0

MRS CHARMEN HUMMEL	294	294	0

MR IAN PATRICK HUMPHREYS	10000	10000	0

MR THOMAS KEITH HUMPHREYS	1500	1500	0

MR EBENEZAR YEWHENU HUNDEYIN	130	130	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS ELIZABETH ANNE HUNKIN	2000	2000	0

MR LEONARD WILLIAM HUNNINGS	500	500	0

MR EAMONN PHILIP HUNT	116	116	0

MR GEOFFREY HUNT	550	550	0

MR ANTHONY DAVID HUNTER	3500	3500	0

MR DAVID HUNTER	4000	4000	0

MR JASON PAUL HUNTLEY	170	170	0

MR BASHARAT HUSAIN	2000	2000	0

MR TIM HUSAIN	400	400	0

MR ABDUL GHAFUR HUSSAIN	2941	2941	0

MR ABID HUSSAIN	294	294	0

MRS ANNA ELIZABETH HUSSAIN	668	668	0

DR GRAINNE HUSSAIN	4000	4000	0

MR PERVAIZ HUSSAIN	1000	1000	0

MR RIAZ HUSSAIN	1000	1000	0

MR SYED ASIF HUSSAIN	200	200	0

MR AHMED ZIA HUSSEIN	2000	2000	0

MR GERALD A HUSSEIN	2352	2352	0

MR RICHARD GUY HUSSEY	4000	4000	0

MR TIMOTHY JOHN HUTCHINSON	410	410	0

MR JOHN HUTTON	294	294	0

MR SURJIT HUWJAN	1176	1176	0

MRS SARAH HUZAR	588	588	0

MR TARAS HUZAR	588	588	0

MR ADAM EDWARD HYAMS	1000	1000	0

MR ARTHUR GEORGE HYDE	1152	1152	0

MR BENJAMIN GARETH HYNES	1200	1200	0

MR KOLAWOLE IKUMELO	200	200	0

MRS JEAN INGLE	357	357	0

MR MARK SIMON INKER	1200	1200	0

MR PERVEZ IQBAL	588	588	0

MRS SALMA IQBAL	588	588	0

MR YASSER IQBAL	588	588	0

MR THOMAS FREDERICK IRELAND	1000	1000	0

MRS KYOOKO IRVINE	8000	8000	0

MR IAN IRWIN	1000	1000	0

MR JAMES IRWIN	1500	1500	0

MR MAX IRWIN	1176	1176	0

MR MOHAMMED ISMAIL	2352	2352	0

MR HASSAN ISPANEDI	400	400	0

MR HASSAN MUSTAFA ISPANEDI	600	600	0

MR CHARLES IWUAGWU	588	588	0

MR HAROLD DAVID DOUGLAS JACK	1800	1800	0

MRS BARBARA ANNE JACKSON	1000	1000	0

MR GORDON FULLER JACKSON	350	350	0

MR STEPHEN MELVYN JACKSON	1470	1470	0

MR STUART NORMAN JACKSON	465	465	0

MR JEREMY JACOBS	146	146	0

MR JEREMY DAVID JACOBS	5	5	0

MRS PATRICIA JACOBSEN	3300	3300	0

MR ANTHONY JACOVOU	294	294	0

MRS EDNA JACOVOU	294	294	0

MR MANGALSING JADEJA	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR TIMOTHY JADLER	220	220	0

MR IAN JAGO	588	588	0

MR BALGAR SINGH JAGPAL	416	416	0

MR SATNAM SINGH JAGPAL	1000	1000	0

DR ANIL JAIN	1764	1764	0

MR ALAN RICHARD JAMES	677	677	0

MR ANTHONY STEPHEN JAMES	774	774	0

MR BARRIE JAMES	1176	1176	0

JAMES CAPEL (NOMINEES) LIMITED	124876	124876	0

MISS ELIZABETH MCKENZIE-JAMES	150	150	0

MR GUY ERNEST RUSSELL JAMES	450	450	0

MRS JANE JAMES	588	588	0

MRS LORNA JAMES	1000	1000	0

MR MICHAEL JOHN JAMES	1764	1764	0

MR PHILLIP RICHARD JAMES	800	800	0

MR RICHARD JAMES	323	323	0

MR TERRANCE K JAMES	4385	4385	0

MR TIMOTHY JAMES	500	500	0

MR WILLIAM HUGH JAMES	970	970	0

MR B JANAGAN	882	882	0

MR ADRIAN JANNEY	700	700	0

ADJEET SINGH JASPAL	210	210	0

MR MANJIT SINGH JASWAL	2000	2000	0

MR NAGARAJ JAVARAIAH	1176	1176	0

MRS FRANCES JENKINS	300	300	0

MR DARREN JENKINSON	588	588	0

MRS CATHERINE JENNINGS	294	294	0

MR DAVID JOHN JENNINGS	1000	1000	0

MRS SUSAN JENNINGS	3190	3190	0

DR MARK ANDREW JENNS	588	588	0

MR HAROLD JEPSON	2000	2000	0

MR MANOJ JETHWA	500	500	0

MR WILLIAM ROBERT JEYNES	200	200	0

MR GODFREY FRANK JILLINGS	600	600	0

MR HAROLD JINKS	350	350	0

MR JOHN EDWARD JINKS	588	588	0

MR SHAFIN JIVRAJ	294	294	0

JM FINN NOMINEES LIMITED	3449	3449	0

MR SALIM JOGEE	1000	1000	0

MRS BALVINDER KAUR JOHAL	1000	1000	0

MR ANDREW JOHNSON	710	710	0

MRS DOROTHY MARGARET JOHNSON	294	294	0

MR JAMES ALEXANDER JOHNSON	588	588	0

MR NEIL JOHNSON	2000	2000	0

MRS WENDY JOHNSON	1000	1000	0

MR JOHN ALASDAIR JOHNSTON	400	400	0

MISS KAY ANNE JOHNSTON	500	500	0

MR KENNETH DOUGLAS JOHNSTON	1000	1000	0

MR MARK ROBIN JOHNSTONE	209	209	0

MR MARTIN JOHNSTONE	4385	4385	0

MR PAUL JOHNSTONE	1886	1886	0

MR DAVID RICHARD JOINER	400	400	0

MR ALAN JONES	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ALED WYN JONES	350	350	0

MR ANDREW MARTIN JONES	750	750	0

MR CHRISTOPHER JONES	596	596	0

MR CHRISTOPHER JOHN JONES	1764	1764	0

MR DAVID JONES	1764	1764	0

DR DAVID ARTHUR JONES	417	417	0

MR DAVID RICHARD LEES-JONES	3300	3300	0

MR DAVID WYNNE JONES	2000	2000	0

MR GERAINT JONES	500	500	0

MRS HILARY ANN JONES	300	300	0

MR HYWEL BELLIS-JONES	840	840	0

MR JOHN BARRY WATTS-JONES	2941	2941	0

MR NICHOLAS JONES	588	588	0

MR NICHOLAS PAUL JONES	1000	1000	0

MR P B JONES	588	588	0

MRS PATRICIA SELINA JONES	710	710	0

MR RICHARD JONES	203	203	0

DR RICHARD DAVID JONES	294	294	0

MR ROBERT ANTHONY SCOTT-JONES	187	187	0

MR WILLIAM THOMAS JONES	500	500	0

MR KEVIN JORDAN	790	790	0

MRS NELLIE JORDAN	300	300	0

MS PAM JORDAN	600	600	0

MR BENJAMIN OLUKOREWALE JOSEPH	790	790	0

MR KARTIK JOSHI	294	294	0

DR CHRIS F JOYCE	1176	1176	0

MRS GUOYING JU	1200	1200	0

MR MANEESH JUNEJA	400	400	0

MRS LINDSEY YVETTE JUPP	400	400	0

MR PETER ROBERT JUPP	550	550	0

MR JASVIR JUTLA	294	294	0

MRS NAYNA KACHA	2000	2000	0

DR MATHAR SAHIB KACHCHUMARIKKAR	2000	2000	0

MR SAMUEL KAFTON	2000	2000	0

MR NAFTALIA KAHAN	2000	2000	0

MR MOHAMMED ARIF KAJI	500	500	0

MR PRANKAJ BHAGWANJI KAKHANI	2500	2500	0

MR RAKESH KALIA	2500	2500	0

MRS SUDHA KALIA	2500	2500	0

MR HARMINDER SINGH KALSI	1764	1764	0

MR SRINATH KAMINENI	1000	1000	0

MRS BHARTI KANANI	294	294	0

MR ANTON KANAPATHIPILLAI	418	418	0

MS ISABELLE CLAIRE KANSO	294	294	0

MR MUKESH KAPADIA	588	588	0

MR MUKESH BABUBHAI KAPADIA	2941	2941	0

MR ROSTAM KARIMI	2000	2000	0

MR ED KAROONI	1000	1000	0

KAS NOMINEES LTD	9812	9812	0

MRS ZUBAIDA KASHEF	882	882	0

MRS NEETA KATARIA	294	294	0

MR PRAICASH KATARIA	588	588	0

PRAKASH KATARIA	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS GURMIT KAUR	1500	1500	0

MRS KAMALJIT KAUR	2187	2187	0

MRS NAUTAJ KAUR	380	380	0

MR RICKY KAURA	588	588	0

MR AYYAZ KAUSER	588	588	0

MR AYYAZ KAUSER	588	588	0

MRS SONYA KAUSHAL	1700	1700	0

MRS CHRISTINE KAVADAS	500	500	0

MISS ZINET KAVRUK	25000	25000	0

MR MICHAEL KAY	5882	5882	0

MRS RITA KAY	800	800	0

MR ROY KAY	829	829	0

MR WASIM KAYANI	1470	1470	0

MR ELLIOT SAUL KAYE	300	300	0

MR SEAN MARTIN KEANE	934	934	0

MR GLEN ROGER KEENE	1176	1176	0

MR CHARLES VICTOR KELLY	250	250	0

MRS DONNA ANN KELLY	600	600	0

MR ISRAEL KELMAN	2272	2272	0

MR TIMOTHY KEMP	425	425	0

MRS CAROLINE MARGARET KENNEDY	387	387	0

MR MICHAEL GEORGE KENNEDY	9645	9645	0

MR STEVEN MARK KENNY	4000	4000	0

MR JON RUSSELL KENT	588	588	0

MR ANDREW JULIAN KENYON	1000	1000	0

MISS ANGELA KATHLEEN KENYON	2500	2500	0

MS BRIDGET MARY ANNE KENYON	294	294	0

MR ROGER WILLIAM KENYON	2100	2100	0

MRS KAMLA KERAI	1176	1176	0

MR PETER ALLAN DANNY KERSEY	1562	1562	0

MR EDWARD ALEXANDER KERSHAW	967	967	0

MR ARNOLD KESSEL	300	300	0

MRS VERONICA MARY KEYS	1000	1000	0

MRS VICTORINE KHALASTCHI	400	400	0

MRS KASHMIRA SYRUS KHAMBATA	294	294	0

MR SYRUS MEHERNOSH KHAMBATA	294	294	0

MR AMJID MALIK KHAN	111	111	0

MR BILAL KHAN	588	588	0

MRS FARHAT KHAN	588	588	0

MS MAYYAR NASRULLAH KHAN	5576	5576	0

MR P KHAN	588	588	0

MR RABNAWAZ KHAN	749	749	0

MR SAEED KHAN	2000	2000	0

MR SAMUEL KHAN	294	294	0

MR SHERAZ KHAN	1112	1112	0

MRS ULYA KHAN	2000	2000	0

MR KHUZEMA DILAVER KHANBHAI	1000	1000	0

MR NICK KHAOU	600	600	0

MR RAJINDER SINGH KHARAY	1000	1000	0

MRS YASMIN KHATRI	588	588	0

MISS MAHMUDA KHATUN	1176	1176	0

MR N KHIMASIA	588	588	0

MISS HIRAI KHODA	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS USHA KHODA	294	294	0

MR MUSTAQ KHONAT	500	500	0

MR ERKAN KIAMIL	971	971	0

MR COLIN KIDGELL	588	588	0

MRS ELIZABETH HELEN KIDGER	143	143	0

MISS EILEEN ANN KILROY	250	250	0

MR JACOB KINDE	2941	2941	0

MR ANDREW KING	3205	3205	0

MR IAN JAMES KING	300	300	0

MR JEREMY KING	2000	2000	0

MR THOMAS JAMES KING	1000	1000	0

KINGSONIC LIMITED	1015	1015	0

MR TIMOTHY MARK KINGSTON	400	400	0

MR ALAN DAVID KIRK	1176	1176	0

MISS RUTH LOUISE KIRK	200	200	0

MR EDWARD KIRKPATRICK	1713	1713	0

MRS GLADYS EVELYN KIRKPATRICK	350	350	0

DR GUTTI KONDA KISHORELAL	588	588	0

MRS SARAH SHEILA KITCHING	1176	1176	0

MR ANTHONY ROLAND THOMAS KLAIBER	1873	1873	0

MISS ANGELA KLAWITTER	588	588	0

MR MICHAE KLEIMAN	2000	2000	0

MR STANLEY GEORGE KNATCHBULL	1000	1000	0

MR JOHN BRIAN KNEALE	3278	3278	0

MR BRYAN KNIGHT	294	294	0

MR THOMAS CHARLES KNIGHT	1000	1000	0

MR TIMOTHY KNIGHT	350	350	0

MR STEVEN KNOTT	600	600	0

MR PAUL KOCH	588	588	0

MR NICHOLAS KOECHLIN	1764	1764	0

MRS SUSAN KOECHLIN	1176	1176	0

DR GOOL ARDESHIR KOHIYAR	862	862	0

MISS SHARIFA KOHYA	1500	1500	0

MR TEJINDER SINGH KOONAR	588	588	0

MR ULRICH KORFF	2941	2941	0

MR JITENDRA KOTECHA	160	160	0

MR RAMESHKANT LAXMIDAS KOTECHA	300	300	0

MR ATUL KOTHARI	294	294	0

MR LUIS GEORGIOU KOUREAS	540	540	0

MR GARRY KROGH	500	500	0

MISS MARIA KRUPA	10000	10000	0

DR GIRIJA KUGAPALA	1000	1000	0

MR NESADURAI KUGAPALA	1000	1000	0

MR RAJENDER KUMAR	655	655	0

MRS BIMLA KUMARI	1360	1360	0

MR MARTIN KURZER	2352	2352	0

MR WAI SING KWAN	2000	2000	0

MR DOMINIQUE AH-KYE	2352	2352	0

MRS SARAH LACKEY	150	150	0

MR VIJAYESH LAD	588	588	0

MRS BISHAKHA LAHIRI	1332	1332	0

MR SANDIP LAHIRI	882	882	0

MRS OLIVIA SIN LENG LAI	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MISS FIONA JANE LAIRD	1185	1185	0

MR MARTIN GEOFFREY LAKE	1500	1500	0

MR BHARAT LAKHANI	1764	1764	0

MR BHARAT LAKHANI	1764	1764	0

MR BHARAT LAKHANI	1764	1764	0

MR HASMUKH LAKHANI	1764	1764	0

MRS SHILPA LAKHANI	1764	1764	0

MRS VANITA LAKHANI	1764	1764	0

LALTEX AND CO LIMITED	1570	1570	0

MR CHE KEUNG LAM	882	882	0

DR CHRISTOPHER LAM	294	294	0

MISS SIU FUN LAM	300	300	0

MR MANUBHAI KARSAN LAMBA	500	500	0

MR JOHN WILLIAM LAMBERT	1810	1810	0

MR PAUL LAMEY	1000	1000	0

MRS AUDREY EVA LAMONT	197	197	0

MR D R LAMONT	2352	2352	0

MS EMMA CATHERINE LANE	2250	2250	0

MRS SHARON PATRICIA LANG	890	890	0

MR TERRY LANT	1000	1000	0

MR PETER LAPLZYNSKY	588	588	0

MR MARK LAPWORTH	1176	1176	0

MR JOHN DEREK LARGE	1000	1000	0

MR KETAN LARHANI	100	100	0

MR BOB LARKIN	4385	4385	0

MR JEFFREY MARK LASTIOTIS	294	294	0

MR MICHAEL JOHN LAVELLE	500	500	0

MR KEITH LAW	243	243	0

MR MARTIN LAWRENCE	2500	2500	0

MR WILLIAM HUW LAWRENCE	156	156	0

MR ADAM LAWRENSON	890	890	0

MR DAVID MALCOLM LAWSON	300	300	0

MR DAVID RICHARD LAWSON	1587	1587	0

MRS JILL MARION LAWSON	909	909	0

MR JOHN LAWSON	1176	1176	0

MRS SUSAN EVA LE GRAS	1500	1500	0

MR PETER LE MASURIER	395	395	0

MS VALERIE KATHLEEN LE SAGE	300	300	0

MR PAUL LEADER	701	701	0

EUR ING DR COLIN LESLIE LECI	1764	1764	0

MR CHRISTOPHER EDGAR LEE	1176	1176	0

MRS CHRISTINE PATRICIA LEE	950	950	0

MR LESLIE BRIAN LEE	790	790	0

MR PAUL CHEONG-HO LEE	588	588	0

MR STUART LEE	707	707	0

MRS DIANE LEGRICE	64	64	0

MISS ANTJE LEHMANN	350	350	0

MR SIMON JOHN LEJEUNE	150	150	0

MRS JOAN MILDRED LEONARD	700	700	0

MR ANTHONY JAMES LESSITER	660	660	0

MR PETER THOMAS LESTER	294	294	0

MR SERGIY LESYK	882	882	0

MR MARK LETHBRIDGE	100	100	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR NIGEL LETTIN	1176	1176	0

MRS FUNG LAN LEUNG	5000	5000	0

MR BRIAN DALE LEVER	1500	1500	0

MRS ESTELLE HELENA LEVINE	330	330	0

MR ARTHUR DAVID LEVY	2000	2000	0

MRS MARY JOYCE LEVY	2000	2000	0

MR ANTHONY DAVID LEWIS	400	400	0

MR DARREN LEE LEWIS	45	45	0

MR DAVID LEWIS	370	370	0

MR GARETH RICHARD LEWIS	5000	5000	0

MR GEOFFREY ROY LEWIS	200	200	0

MR JOHN FARADAY LEWIS	1000	1000	0

MR JUSTIN LLEWELLYN GARETH LEWIS	2322	2322	0

MR KEITH LEWIS	400	400	0

MISS MELISSA HARRIET CHRISTIAN	1858	1858	0

MRS ROSEMARY FRANCES LEWIS	1393	1393	0

MRS SYLVIA ANNE LEWIS	350	350	0

MR CHRISTOPHER JOHN LEYSHON	1500	1500	0

MRS SWEE HAA LI	1000	1000	0

MR CHARALAMBOS LIASIDES	2000	2000	0

MR JASON PAUL LIFFEN	280	280	0

MR CHARLES THOMAS LIGHTOWLER	2000	2000	0

MR CHARLES THOMAS LIGHTOWLER	2000	2000	0

MR GARY LILLIS	2063	2063	0

MR GARY JOHN LILLIS	882	882	0

MR SEK-TEONG LIM	588	588	0

MS VERONICA LIM	1176	1176	0

MS WERN CHIN LIM	588	588	0

DR PHILIP J D LINDAN	294	294	0

MR LESLIE EDWARD LINDQUIST	173	173	0

MRS SONIA LINDQVIST	294	294	0

MR JOHN RAYMOND LINDSAY	350	350	0

MR DONALD ALFRED LINDSEY	517	517	0

MR JOHN MALCOLM LING	185	185	0

MR DAVID LINNETT	5000	5000	0

MR DAVID THOMAS LINNETT	3000	3000	0

MR GRAHAM GORDON LINTOTT	10000	10000	0

MRS WENDY LIPTON	784	784	0

MR ROBERT EDWARD STUART LITTLEJOHN	12894	12894	0

MR KWOK MING LIU	882	882	0

MR WAI SHING LIU	300	300	0

MR DAVID JOHN OWEN LLOYD	2941	2941	0

MS DEBORAH JUNE LLOYD	311	311	0

MR JOHN LLOYD	294	294	0

LLOYDS BANK NOMINEES LIMITED	19191	19191	0

MR BENNY LO	294	294	0

MR BLAIR LOBB	2200	2200	0

MR CHRIS LOCKE	588	588	0

MR CLIFFORD PHILIP LOCKYER	12500	12500	0

MR STEPHEN JAMES LOMAX	440	440	0

MR STEVEN JAMES LOMAX	454	454	0

LONDON WALL NOMINEES LIMITED	8000	8000	0

LONDON WALL NOMINEES LTD	2000	2000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS BRENDA LONG	2000	2000	0

MR HIAN SOON LONG	400	400	0

MR OLIVER JAMES LONG	225	225	0

MRS GILLIAN SHEILA LONGMAN	1764	1764	0

MR JAMES LORD	400	400	0

MR WILLIAM CHARLES LORD	1000	1000	0

MR STUART LORIMER	800	800	0

MR JAMES GEORGE LOVIE	294	294	0

MR JONATHAN CHARLES LOWN	337	337	0

MR PETER WILLIAM LOXSTON	6	6	0

MR THANH QUAN LUC	5000	5000	0

MR DENIS JOSEPH LUCEY	500	500	0

MRS ROSEMARY ANN LUCK	100	100	0

MR CHRISTOPHER DAVID LUFF	588	588	0

MR NARENDRA AMARSHI LUKKA	500	500	0

MRS JOANNA MARY LUMSDEN	1000	1000	0

MRS SUSAN WENDY LUMSDEN	375	375	0

MRS JIN-LI LUO	588	588	0

MISS HA TU LUONG	588	588	0

MR PETER JONATHAN LUTTON	754	754	0

MR HONG SON LY	3800	3800	0

MR NIGEL LYNESS	1140	1140	0

MRS OLIVE ROSEMARY STEWART LYNESS	1000	1000	0

MRS PAMELA STEWART LYON	178	178	0

MR PETER FREDERICK LYONS	400	400	0

MR ALAN LYSAK	2000	2000	0

MR KEVIN ANDREW MACADAM	944	944	0

MR ENZO MACARI	3750	3750	0

MR SAVERIO MACARI	3750	3750	0

MR ONORIO MARIO MACCARI	750	750	0

MR EUAN ALEXANDER MACFARLANE	2000	2000	0

MR JAMES ANTHONY MACHALE	2850	2850	0

MR EDWARD MACHIN	220	220	0

MRS JANE ELIZABETH MACK	294	294	0

MR THOMAS MACKEN	140	140	0

MRS JANET MARY MACKENZIE	500	500	0

MR ROBERT DOUGLAS MACKENZIE	500	500	0

DR MAZIN AHMAD MACKEY	2000	2000	0

MR ALEXANDER MACKIE	300	300	0

MR ANDREW DAVID MACLAREN	1804	1804	0

MR FIONA MARY MACLEAN	588	588	0

MR JOHN ALEXANDER MACLEAN	294	294	0

MR IAN MITCHELL MACMILLAN	227	227	0

MR DAVID JAMES MAGEE	196	196	0

MR HITESH MAGUDIA	882	882	0

MR HARDEEP MAHAJAN	2941	2941	0

MR RAJ MAHER	1000	1000	0

MR SHAHID MAHMOOD	882	882	0

MR SULTAN MAHMOOD	588	588	0

MR SULTAN MAHMOOD	1500	1500	0

MR NAZIR MAHOMED	294	294	0

MR NAZIR MAHOMED	294	294	0

MR NAZIR MAHOMED	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS SAFFIYA NAZIR MAHOMED	294	294	0

MR LESTER JOSEPH MAIDES	412	412	0

MR JAMES HENDRY MAIN	641	641	0

MRS SHEILA MAIN	641	641	0

MR BAWAY MAINI	521	521	0

MR YUSUF MAKA	882	882	0

MR TARIQ MALAK	1666	1666	0

MISS ANJANA MALDE	882	882	0

DR RAJ MALHI	1470	1470	0

MR KEVIN MALONE	588	588	0

MR R E MALONE	588	588	0

MR KEITH MALPASS	500	500	0

MR MICHAEL MALYON	294	294	0

MR PRASHIK MAMTORA	588	588	0

MRS IRENE MAN	1176	1176	0

MR PHILIP MAN	294	294	0

MRS VYONE MAN	1176	1176	0

MRS VICTORIA GRACE MANDUCA	294	294	0

MR EBRAHIMA MANIYAR	2941	2941	0

MISS SALEHA MANIYAR	588	588	0

DR BABURAYANA MANJUNATHA	500	500	0

MR ANDREW LEE MANKIN	612	612	0

MR JAMES OLIVER MANKIN	588	588	0

MR STEPHEN ANTHONY MANN	294	294	0

MR WILLIAM SIMON MANN	2941	2941	0

MR HENRY JAMES LAWSON MANSELL	778	778	0

MR RICHARD MANSELL	500	500	0

MRS SOMA MANUEL	500	500	0

MR UMEDALI MANWANI	1500	1500	0

MR ANDREW MARCH	900	900	0

MR ANDREW LAWRENCE FREDERICK MARCH	1750	1750	0

MR PARESH MARDANIA	425	425	0

MRS LINDSEY ALISON MARDEN	238	238	0

MISS GANDHIMATHI MARIYAPPAN	10000	10000	0

MR MICHAEL MARKIEWICZ	4385	4385	0

MR BRIAN THOMAS MARRON	500	500	0

MR DAVID CHARLES MARSDEN	1000	1000	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MRS GERALDINE DERRY MARSHALL	294	294	0

MR GEOFF STUART MARSOM	500	500	0

MR KEVIN MART	588	588	0

MR KENNETH WHITTLE MARTIN	7067	7067	0

MS MARION F MARTIN	2941	2941	0

MR PETER JOHN MARTIN	100	100	0

MR RICHARD JAMES FABIAN MARTIN	1470	1470	0

MS ELISA MARTINUZZI	1471	1471	0

MR JONATHAN MARWOOD	650	650	0

MR ANTHONY MICHAEL MASON	234	234	0

MR KENNETH BROOKE MASSON	4000	4000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR BENJAMIN JOHN MASTEL	750	750	0

MR ADNAN IQBAL MOHAMMED MASWALA	1000	1000	0

DR HARJINDER SINGH MATHARU	1000	1000	0

MR INDERPAL SINGH MATHARU	882	882	0

MR JASWINDER SINGH MATHARU	1000	1000	0

MISS JOCELYN JACKSON-MATTHEWS	500	500	0

MR PAUL MATTHEWS	588	588	0

MR SIMON MATTHEWS	500	500	0

MR ROBERT RICHARD MATUSZCZYK	250	250	0

MR ROBERT GEORGE CUTCLIFFE MAUNDER	500	500	0

MR CHRISTOPHER MAW	400	400	0

MR PHILIP MAW	379	379	0

MR PAUL IAN MAXIM	588	588	0

MRS VIRGINIA ANNE CONSTABLE MAXWELL	300	300	0

MR STEPHEN MAY	400	400	0

MRS MASA MAYE	1000	1000	0

MRS CAROLINE ANNE MAYHEW	2170	2170	0

MR JOHN MCADAMS	882	882	0

MR MARK MCBRIDE	588	588	0

MR PETER MCBRIDE	4000	4000	0

MRS JEAN HELEN MCBROOM	1500	1500	0

MR IAN MCCAFFREY	218	218	0

MR MICHAEL MCCANN	1597	1597	0

MR MICHAEL JAMES MCCANN	294	294	0

MR JOHN LAYNE MCCARTHY	200	200	0

MR JOHN YATES MCCARTHY	588	588	0

MR PETER ROY MCCLATCHIE	900	900	0

MRS LYNDA MARY MCCLOSKEY	588	588	0

MRS MURIEL HELEN MCCORMICK	200	200	0

MR MICHAEL MCCOY	227	227	0

MR WARREN SAMUEL JOHN MCCULLY	450	450	0

MR BRIAN MCDADE	2000	2000	0

MR DARREN MCDERMOTT	588	588	0

MR IAN MCDERMOTT	400	400	0

MR ROLAND PETER MCGUIRE	300	300	0

MRS IMELDA MCHENRY	363	363	0

MR ANDREW MCHUGH	882	882	0

MR HUBERT LAWRENCE MCHUGH	1764	1764	0

MR JOHN PAUL MCHUGH	1176	1176	0

MR ANDREW MCILROY	900	900	0

MR IAIN WILLIAM ARCHIBALD MCINNES	2000	2000	0

MR IAIN WILLIAM ARCHIBALD MCINNES	8000	8000	0

MS SUSAN MCINTOSH	500	500	0

MR DEREK ROBERT MCKECHNIE	2300	2300	0

MR ELLIS MCKINNON	94	94	0

MR GARRIE RUSSEL MCKINNON	1923	1923	0

MR PAUL MCKNIGHT	882	882	0

DR CHRISTOPHER HERBERT MCKOEN	1600	1600	0

MR MARK JOHN MCLAUGHLIN	588	588	0

MR ALISTAIR MCLEOD	882	882	0

MR KEIRON BRUCE MCLOUGHLIN	500	500	0

MR THOMAS MCLOUGHLIN	1000	1000	0

MR GAVIN MCLUSKEY	800	800	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR GARY MCMENAMIN	471	471	0

MR EDWARD ST JOHN MCMONAGLE	1700	1700	0

MRS CHRISTINE MCNALLY	1300	1300	0

MR LEWIS MCNAUGHT	1390	1390	0

MR ALAN MCROBB	882	882	0

MR BRIAN MCSHANE	1040	1040	0

MR LIONEL MEADE	300	300	0

MRS ISOBEL MEADOWCROFT	1072	1072	0

MRS JILLIAN MEGRAM	575	575	0

MR AKRAM MEKHAEL	12000	12000	0

MR KENNETH ROLAND MELHUISH	2500	2500	0

MR ALAN MELLING	250	250	0

MR CARL GEORGE MEMBERY	1050	1050	0

MR ANDREW MENNELL	5655	5655	0

MR ABBAS MERALI	882	882	0

MR MOHAMMED MERALI	882	882	0

MR MOHAMMED MERALI	882	882	0

MR JOHN DUNCAN MERCER	2500	2500	0

MERCHANT SECURITIES NOMINEES	1710	1710	0

MR GLYN MERRETT	4000	4000	0

MR SIMON MERRICK	294	294	0

MR GRAHAM ANTHONY MERTON	1500	1500	0

MR FRANK MESTRE	392	392	0

MRS KATRINA BEATRICE JOAN METHERELL	1200	1200	0

M/S JEAN WINLEY MEWES	294	294	0

MR JOHAN MEYER	588	588	0

MR ALAN MEYERS	142	142	0

MR ASHAD MIAH	500	500	0

MR SAMEE AKHTAR MIAN	294	294	0

MRS KAREN MAY MICHAEL	500	500	0

MR PHILIP STUART MICHAEL	294	294	0

MR CHRISTOPHER JOHN MICHAELIDES	2941	2941	0

MR JOHN PETER MIDDLETON	240	240	0

MR ALASTAIR GUY SINCLAIR MILBURN	35	35	0

MR RON MILES	1150	1150	0

MS SARA MILES	930	930	0

MRS ELIZABETH JANINA DANCY MILLAR	1000	1000	0

MR JAMES MILLAR	500	500	0

MR PAUL MILLER	2000	2000	0

MR DANIEL GUSTAVE MILLS	935	935	0

MRS SYLVIA ARNEIL MILNE	500	500	0

MR TIMOTHY MILNER	1145	1145	0

MR GORDON CHARLES MILVERTON	1000	1000	0

MR GRAHAM ROBERT MINCHINGTON	200	200	0

MR SANJEEV MIRCHANDANI	705	705	0

MRS ANITA BOBBY MIRPURI	1000	1000	0

MR RAKESH CHANDER MISRA	2000	2000	0

MRS VIBHA MISRA	450	450	0

MR BHARAT MISTRY	264	264	0

MR MILAN MISTRY	1764	1764	0

MR RAJENDRA MISTRY	200	200	0

MR UMESH MISTRY	294	294	0

MR ALAN JAMES MITCHELL	1200	1200	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ALBERT THOMAS MITCHELL	1200	1200	0

MR ANGUS MITCHELL	1343	1343	0

MRS CHRISTINE JANET MITCHELL	200	200	0

MR GARETH CLIFTON MITCHELL	400	400	0

MR WAYNE ANTHONY MITCHELL	184	184	0

MR NICHOLAS MITCHELMORE	400	400	0

MR KASIM MITCHLA	349	349	0

MISS MALVI MODHA	972	972	0

MRS USHA MODHA	1300	1300	0

MRS BHAVANA D MODI	588	588	0

MRS BHAVANA D MODI	588	588	0

MR DHARMENDRA S MODI	588	588	0

DHARMENDRA S MODI	588	588	0

MRS MANJOOLA S MODI	588	588	0

MRS NIRMALABEN MODI	100	100	0

MRS SUNILA MODI	345	345	0

MR KHUZAIMA MOHAMMED	1000	1000	0

MR FAZLEHUSEIN MOHAMMEDBHAI	1000	1000	0

MR ZUBEAR AHMAD MOHMED	645	645	0

MR GERALD ANTHONY MOLLOY	1000	1000	0

MR SALIM MOLOO	2000	2000	0

MR GARY DAVID MONAGHAN	800	800	0

MISS ESTHER MONDELUS	500	500	0

MR WILLIAM BIRKMURE MONTGOMERY	800	800	0

MS KATIA MONTILLET	200	200	0

MRS CATRIONA MOODIE	2000	2000	0

MR THOMAS MOODY	400	400	0

MR ALEXANDER MOORE	4000	4000	0

MRS MARJORIE MOORE	211	211	0

MRS VALERIE MOORE	1000	1000	0

MR CHRISTOPHER LLOYD MOORES	800	800	0

MR GRAHAM MOOREY	588	588	0

MR ANDREW MOORHEAD	200	200	0

MR GRAHAM MORETON	882	882	0

MR ALEX MORGAN	294	294	0

MRS MAUREEN MORGAN	2000	2000	0

MORGAN NOMINEES LIMITED	23939	23939	0

MORGAN NOMINEES LIMITED	6318	6318	0

MS SHEILA DORIS MORGAN	3773	3773	0

MR HEMAL MORJARIA	600	600	0

MR KANTILAL JESANG MORJARIA	967	967	0

MR CARL MORRIS	450	450	0

MR GARY MORRIS	330	330	0

MR LESLIE MORRIS	8000	8000	0

MRS MARGARET BARBARA MORRIS	196	196	0

DR GERARD CHARLES MORRISROE	588	588	0

MORROGH NOMINEES LIMITED	6909	6909	0

MORSTAN NOMINEES LIMITED	325	325	0

MRS MAUREEN ANN MORTENSON	1500	1500	0

MR SIMON PAUL MORTENSON	588	588	0

MR CARL MOSS	294	294	0

MR CARL MICHAEL MOSS	706	706	0

MR JAMES CHRISTOPHER MOSSOM	2000	2000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ROBERT HOLLAND MOUNTAIN	3000	3000	0

MR GRAHAM MUDDITT	600	600	0

MR WILLIAM JOHN MUDGE	40	40	0

MR SALEEM MUGHAL	1176	1176	0

MR SALEEM MOHAMMED MUGHAL	281	281	0

MR ALASTAIR STUART MUIR	660	660	0

MR BARRY MUIR	588	588	0

MR MALCOLM NICOLSON MUIRHEAD	1000	1000	0

MR MOHAMMED ZOHAIB MUJEEB	500	500	0

DR PRASANTA KUMAR MUKHOPADHYAY	400	400	0

MR RAJAN JETHANAND MULCHAND	605	605	0

MR GARETH MULLIGAN	350	350	0

MR SIMON ANGEAR MUMFORD	10000	10000	0

DR RAMESH KUMAR MUNJAL	300	300	0

A MUNSHI	2941	2941	0

MR BRIAN ROGER MUPPLEBECK	316	316	0

MR RICHARD MURAWICKI	882	882	0

MR CHARLES EDWARD WILLIAM MURPHY	500	500	0

MR JAMES DAVID MURPHY	120	120	0

MR M J MURPHY	1470	1470	0

MR MICHAEL MURPHY	394	394	0

MR DAVID JOSEPH MURRAY	373	373	0

MS HELEN MURRAY	1470	1470	0

MR KEITH MURRAY	11250	11250	0

MR KEVIN MURRAY	1459	1459	0

MR MICHAEL FRANCIS MURRAY	413	413	0

MR PETER MURRISON	196	196	0

MR GIHULAM MUSTAFA	588	588	0

MV HOLDINGS	350	350	0

DR ANDREW DAVID MYERS	125	125	0

MR MICHAEL MYTENKA	400	400	0

MR OLIVER NADASY	1000	1000	0

MR SALEEM MOHAMMED NAEEM	588	588	0

MR PRAMESH NAIK	294	294	0

MRS SALMA NAJEFY	1000	1000	0

DR HELLME NAJIM	1000	1000	0

KAZUYUKI NAKAMURA	3000	3000	0

DR MRIGENDRA KUMAR NANDI	5000	5000	0

MRS RINA NANDI	1000	1000	0

MR ANKUSH NANDRA	288	288	0

MR MICHAEL TIMOTHY FITZPATRICK-NASH	330	330	0

BASMA NASR	1764	1764	0

MR IBRAHIM NASR	1764	1764	0

NATIONAL WESTMINSTER BANK NOMINEES	1500	1500	0

NATIONAL WESTMINSTER BANK NOMINEES	1500	1500	0

MR APOSTOLOS NATSIOPOULOS	234	234	0

NATURAL CONCEPTS LIMITED	200	200	0

MR YAN NAUNG	882	882	0

MRS DAYAWATHIE NAYAGAM	2000	2000	0

DR KEWAL KRISHAN NAYYAR	1000	1000	0

DR KEWAL KRISHAN NAYYAR	500	500	0

MR FARZIM NAZARI	133	133	0

NCL (NOMINEES) LIMITED	2000	2000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

NEILSON COBBOLD CLIENT NOMINEES	4200	4200	0

MR VIMALAN NESADURAI	294	294	0

MR ROBERT NEVILLE NESS	800	800	0

MR STEPHEN NESS	588	588	0

MR JAMES NESTER	1704	1704	0

MR MICHAEL NEUDECK	500	500	0

MR BRIAN DOUGLAS NEVE	558	558	0

MR DAVID NEVILL	200	200	0

MR PETER ANTHONY NEVILLE	2000	2000	0

MR HOWARD NEW	1000	1000	0

NEW TOWN NOMINEES LIMITED	11496	11496	0

MR SIMON NEWELL	294	294	0

MR BRIAN JOHN NEWMAN	1000	1000	0

MR JOEL NEWMAN	1176	1176	0

MR JOEL NEWMAN	294	294	0

MR JOEL NEWMAN	294	294	0

MISS KIM CHI NGUYEN	250	250	0

MS NINA NHO	500	500	0

MR LAKSHMAN VISHANDAS NICHANI	1176	1176	0

MR STEWART JAMES NICHOL	300	300	0

MR CALVERN NICHOLAS	1000	1000	0

MRS CHRISTINE MARGARET NICHOLSON	250	250	0

MR DAVID NICHOLSON	350	350	0

MRS DIANA NICHOLSON	588	588	0

MR PETER WILLIAM NICHOLSON	588	588	0

MR GORDON JOHN NICKLIN	1000	1000	0

MR ANDREW JAMES NICOLSON	784	784	0

MR ANURAG KISHORE NIGAM	3000	3000	0

MR SUBRAMANIAN NITHYTHASAN	1000	1000	0

MR WALTER MICHAEL NIXON	294	294	0

MRS HILDA MARGARET NOBLE	675	675	0

MR CHRISTOPHER IAN NORMAN	444	444	0

MR TERRY NORMAN	792	792	0

MR WILLIAM SABISTON NORQUAY	2000	2000	0

MR JEFFREY DAVID NORRIS	1176	1176	0

MR JOHN GARNETT NORRIS	1000	1000	0

MR PHILIP NORRIS	3000	3000	0

MR RICHARD NORRIS	500	500	0

MR WILLIAM GARETH NORRIS	1900	1900	0

NORTH CASTLE STREET (NOMINEES)	950	950	0

NORTHERN AND MIDLAND NOMINEES	1050	1050	0

NORTHERN AND MIDLAND NOMINEES	1200	1200	0

NORTHERN AND MIDLAND NOMINEES	1750	1750	0

NORTHERN AND MIDLAND NOMINEES	1750	1750	0

NORTHERN AND MIDLAND NOMINEES	1700	1700	0

MR MARTYN JAMES NORTHFIELD ESQ	1600	1600	0

MR ALEC ALBERT NORTON	1000	1000	0

NORTRUST NOMINEES LIMITED	1135000	1135000	0

MR CZESLAW NOWAK	1500	1500	0

MR RAYMOND JOHN NUGENT	435	435	0

MRS JUNE NUNN	294	294	0

MR RICHARD NUNN	294	294	0

MR RICHARD CHARLES NUNN	294	294	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ROBERT JAMES NUNN	220	220	0

NUTRACO NOMINEES LIMITED	290046	290046	0

MRS EBELE OMENEBELE NWANDEI	1000	1000	0

NY NOMINEES LIMITED	6776	6776	0

MR CHARLES WALTER OAKLEY	286	286	0

MR TAIRU IBARHIM OBANIGBA	500	500	0

MR PEADAR SEOSAMH O’BRIAIN	514	514	0

MR DENNIS JOHN OBRIEN	1400	1400	0

MR PATRICK OBRIEN	1225	1225	0

MR CLIVE BLANTON O’CONNELL	500	500	0

MRS FIONA O’CONNOR	392	392	0

MISS MARGARET O’CONNOR	180	180	0

MR ADESANMI ODELANA	1764	1764	0

MR GARY PADRIGH O’DONNELL	500	500	0

MR DANIEL O’DONOGHUE	400	400	0

MR WILLIAM O’DRISCOLL	900	900	0

MISS JACQUELINE ANNE OFFIELD	465	465	0

MS MARY ROSE O’FLAHERTY	1500	1500	0

MR JAMES KENNEDY O’GALLAGHAN	2941	2941	0

MRS FRANCES HELEN OGDEN	117	117	0

MR MICHAEL RICHARD OGDEN	117	117	0

MRS ROSALINE OGUN	1251	1251	0

MR EAMON O’KANE	1176	1176	0

MR ANTHONY JOHN OKE	500	500	0

MR JOHN O’KELLY	1000	1000	0

MR NATHANIEL OLAIYA	188	188	0

MR PETER CYRIL OLD	10000	10000	0

MR STEPHEN OLDFIELD	2352	2352	0

MR JOHN JOSEPH O’LEARY	1000	1000	0

MR CHRISTOPHER JOHN OLIVER	2352	2352	0

MR PAUL OLIVER	1764	1764	0

MR OLUGBENGA OLOLADE	750	750	0

MR ANTHONY RICHARD OLSEN	250	250	0

MR ABIMBOLA ADEDOYIN OMISADE	1250	1250	0

MR AFOLABI OMOTOLA	250	250	0

DR NICKI ON	600	600	0

MR TIEN QUOC ON	600	600	0

MR MARK SAMUEL ONIONS	294	294	0

MR IHEANYI ONYEKWERE	1176	1176	0

MRS THAN THAN YWE OO	830	830	0

MRS CHOOI ENG OOI	375	375	0

MR SURENDER OOTAN	500	500	0

MR CHRISTOPHER O’REILLY	1000	1000	0

MR FINBARR O’REILLY	280	280	0

MISS FIONA ANNE O’ROURKE	9852	9852	0

MR CHRISTOPHER JOHN ORR	2941	2941	0

MR EDWARD ORR	4400	4400	0

MR JONTHAN E A ORR	1176	1176	0

MR NICHOLAS ORR	4400	4400	0

MR LUIGI GINO ORTOLAND	350	350	0

MR GEOFFREY STUART OSBORNE	300	300	0

MRS JOYCE ROSALIE OUTRAM	200	200	0

MR TREVOR OVEREND	1300	1300	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR CLIVE ROBERT OWEN	320	320	0

MR DAFYDD RHYS OWEN	50	50	0

MS MARLENE ANN OWEN	1000	1000	0

MR MARTIN ANTHONY OWEN	3000	3000	0

MISS DEEPAL PANDYA	193	193	0

MR IOANNIS PAPAEFSTATHIOU	588	588	0

MR WILFRED PAPE	400	400	0

MR MATTHEW PARADISE	294	294	0

MR NAVARATNAN PARAMAKUMARAN	239	239	0

MR ANDREW PARKER	150	150	0

MR JAMES PARKER	4	4	0

MR NICHOLAS PARKER	477	477	0

MISS PHILIPPA CLARE PARKER	387	387	0

MR IAN HUGH PARKHOUSE	560	560	0

MRS AUDREY PARKIN	200	200	0

MR IAN TERRY PARKIN	365	365	0

MRS MARGARET MARY PARKIN	600	600	0

MR MAHENDRA PARMAR	1000	1000	0

MR PARISH KUMAR PARMAR	400	400	0

MR RAJEEV PARMAR	294	294	0

MR RAYMOND PARR	7000	7000	0

MR ANDREW IAN PARRY	1000	1000	0

MR PHILIP IAN PARSONS	500	500	0

MR AJEET PATEL	1000	1000	0

MRS ALPA PATEL	1176	1176	0

MR AMRITLAL PATEL	100	100	0

MR ANANT PATEL	1000	1000	0

MR ANIL PATEL	6	6	0

MRS ANJANAI PATEL	1176	1176	0

MRS ARTI PATEL	1667	1667	0

MR ARUNKUMAR SURYAKANT PATEL	1000	1000	0

MR ASHWINKUMAR PATEL	1000	1000	0

MR AYUB ABDULLAH PATEL	150	150	0

MR BHASKER PATEL	1176	1176	0

MR BHASKER PATEL	1176	1176	0

MR BHAVESH PATEL	294	294	0

MR BHAVES PATEL	882	882	0

MR BHAVESH PATEL	145	145	0

MR CHETAN PATEL	300	300	0

MR DAYALBHAI PATEL	1500	1500	0

MRS DEVSHREE PATEL	588	588	0

MR DILIP PATEL	10000	10000	0

MR GHANSHYAM PATEL	1000	1000	0

MRS HANSA PATEL	1176	1176	0

MR HARISH PATEL	160	160	0

MR HARSHADBHAI PATEL	1000	1000	0

MR HASMUKH PATEL	704	704	0

MR HASMUKH S PATEL	588	588	0

MR HEMANT PATEL	3000	3000	0

MRS INDUBEN BANSILAL PATEL	1061	1061	0

MRS INOCENCIA PATEL	882	882	0

MS ISHITA PATEL	1176	1176	0

MR JAGDEV PATEL	1500	1500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR JAYANTILAL CHHOTUBHAI PATEL	500	500	0

MR JAYESH SUMANTBHAI PATEL	5555	5555	0

MR JITENDRA MAVJI PATEL	588	588	0

MR JITENDRA PATEL	1000	1000	0

MRS JYOTI PATEL	294	294	0

MR KAUSHIK PATEL	7500	7500	0

MR KHIMJI MAVJI PATEL	588	588	0

MR KIRAN KUMAR PATEL	1200	1200	0

MR KIRITKUMAR PATEL	1000	1000	0

MR KISHOR M PATEL	245	245	0

MRS MADHU SHANTILAL PATEL	600	600	0

MRS MALABEN PATEL	392	392	0

MRS MANBAI MAVJI PATEL	588	588	0

MR MAVJI VISHRAM HARJI PATEL	588	588	0

MR MAYANK PATEL	410	410	0

MR MAYUR PATEL	500	500	0

MRS MINAXI PATEL	118	118	0

MR MINESH PATEL	5750	5750	0

MR MINEX PATEL	1000	1000	0

MR MOHAMED HANIF PATEL	500	500	0

MR MUKESH PATEL	500	500	0

MR NARAN PATEL	588	588	0

MR NARENDRA PATEL	400	400	0

MR NIKUNJ PATEL	1176	1176	0

MRS NIMISHA PATEL	5750	5750	0

MRS NISHA PATEL	500	500	0

MS NITA PATEL	1764	1764	0

MR PARAG RAJENDRA PATEL	1000	1000	0

MR PRAKASH PATEL	700	700	0

MR PREMJI PATEL	882	882	0

MR RAJESH PATEL	294	294	0

MR RAJENDRA C PATEL	294	294	0

MR RAJESH KUMAR JERAMBHAI PATEL	2941	2941	0

MR RAJESH MANUBHAI PATEL	1000	1000	0

MR RAKESH PATEL	655	655	0

MRS RAMABON PATEL	1176	1176	0

MR RAMESH PATEL	1000	1000	0

DR RAMNIK M PATEL	1764	1764	0

MR SADIQALI PATEL	500	500	0

MRS SALMA PATEL	588	588	0

MRS SALMA PATEL	588	588	0

MR SANJAY PATEL	1000	1000	0

MRS SARLABEN PATEL	2003	2003	0

MR SHAILESH PATEL	294	294	0

MR SHAILESH PATEL	294	294	0

MR SUBHASH PATEL	588	588	0

MR SUJIT PATEL	395	395	0

MR SUNIL PATEL	178	178	0

MR SUNJAY PATEL	588	588	0

MR SURESH PATEL	704	704	0

MR SURENDRA CHHOTABHAI PATEL	850	850	0

TAHERA PATEL	588	588	0

MR THAKOR PATEL	2000	2000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR TRUSHIT PATEL	294	294	0

MR TRUSHAR PATEL	2058	2058	0

MRS USHA PATEL	1000	1000	0

MR VIMAL SHASHIKANT PATEL	1000	1000	0

MR VIPUL PATEL	4385	4385	0

MR VIRENDRA NAVINBHAI PATEL	500	500	0

MR VISHRAM RAMJI PATEL	2000	2000	0

MR YAHYA PATEL	600	600	0

MR HARI PATHMANATHAN	588	588	0

PROFESSOR MOHAN SANKAR JOHN PATHY	500	500	0

MR FREDERICK PATTERSON	500	500	0

MR MALCOLM GARY PATTERSON	271	271	0

MR RAJESH PAU	900	900	0

MR BRUCE MARRIOT PAUL	1000	1000	0

MR DOUGLAS NAIRN PAUL	500	500	0

MR MARK PAXTON	1176	1176	0

MR DAVID ROBERT PEACOCK	500	500	0

MR JOHN ANTHONY PEACOCK	900	900	0

MR COLIN KEEBLE PEACOCKE	1000	1000	0

MR CHRISTIAN PEAD	550	550	0

MR BRIAN JAMES MICHAEL PEAR	1700	1700	0

MR COLIN FREDERICK PEARCE	400	400	0

MR EDWARD PEARCE	800	800	0

MR STEVE PEARCE	1069	1069	0

MR CRAIG PEARSON	294	294	0

MR DANIEL NICHOLAS PEARSON	2000	2000	0

MR JAMES DOUGLAS PEARSON	366	366	0

MR PHILIP JOHN PEARSON	3300	3300	0

MR PHILIP HENRY PECKHAM	1176	1176	0

PEEL HUNT NOMINEES LIMITED	8341	8341	0

PEGASUS NOMINEES LIMITED	31000	31000	0

MR STEVEN WILLIAM HOWARD PEGG	566	566	0

PEMBOL NOMINEES LTD	124177	124177	0

MR JOSEPH PATRICK PENDLETON	300	300	0

MR DEREK VICTOR PENMAN	8000	8000	0

MR LEE ROY PENNELLS	664	664	0

MR MALCOLM JAMES PENNELLS	1093	1093	0

MR JONATHAN BRIAN PENNY	294	294	0

MR DAVID JOHN PENROSE	320	320	0

MR JULIAN CHARLES PENROSE	155	155	0

MR BRIAN JOSEPH PERCIVAL	350	350	0

MR PAUL MICHAEL PERDEAUX	294	294	0

MR GERALD PANTALEON PEREIRA	700	700	0

MR AJITH PRIYANTHA PERERA	475	475	0

MR JOHN WILLIAM PERRY	588	588	0

PERSHING KEEN NOMINEES LIMITED	5500	5500	0

PERSHING KEEN NOMINEES LIMITED	132515	132515	0

PERSHING KEEN NOMINEES LIMITED	5000	5000	0

PERSHING KEEN NOMINEES LIMITED	10350	10350	0

PERSHING KEEN NOMINEES LIMITED	1562	1562	0

PERSHING KEEN NOMINEES LIMITED	300	300	0

PERSHING KEEN NOMINEES LIMITED	106758	106758	0

PERSHING KEEN NOMINEES LIMITED	9174	9174	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

PERSHING KEEN NOMINEES LIMITED	8824	8824	0

PERSHING KEEN NOMINEES LIMITED	312650	312650	0

PERSHING KEEN NOMINEES LIMITED	1145	1145	0

PERSHING KEEN NOMINEES LIMITED	25000	25000	0

PERSHING KEEN NOMINEES LIMITED	821042	821042	0

PERSHING KEEN NOMINEES LIMITED	3544	3544	0

PERSHING KEEN NOMINEES LIMITED	500	500	0

PERSHING KEEN NOMINEES LIMITED	20000	20000	0

PERSHING KEEN NOMINEES LIMITED	90881	90881	0

PERSHING KEEN NOMINEES LIMITED	468257	468257	0

MR MANUEL PETERS	3095	3095	0

MR LEE PETERSON	1765	1765	0

MR ANTHONY EDWARD ROSS PETRIE	1500	1500	0

MS KIM PATRICIA PETTY	1000	1000	0

MR QUIVAN PHAN	2950	2950	0

MR MICHAEL PHELAN	1000	1000	0

MR RICHARD PETER PHILBIN	588	588	0

MR FREDERICK CYRIL GEORGE PHILBRICK	1100	1100	0

MR BRYAN PHILLIPS	500	500	0

MR MAURICE PICARD	588	588	0

MRS ELIZABETH MARY PIDGEON	196	196	0

MRS BARBARA PILKINGTON	1000	1000	0

MR MICHAEL JOHN PILLING	750	750	0

MR STANLEY GORDON PINE	1000	1000	0

MR EPHRAIM PINES	1012	1012	0

MR JACK LEON PIPER	294	294	0

DR NARENDRA V PISAL	588	588	0

MR JOEL PLASCO	8825	8825	0

MR CALVIN JOHN PLATFOOT	784	784	0

PLATFORM MARKETING PLC	5702	5702	0

MR MICHAEL PLUCKROSE	229	229	0

MR BARRY GRANVILLE PLUNKETT	400	400	0

POISE MARKETING LIMITED	3798	3798	0

MR BRIAN POLLARD	1000	1000	0

MR ROBERT WAYNE POLLICK	1500	1500	0

MR ALEXANDER POLLOCK	1000	1000	0

MR IVOR PONTING	3675	3675	0

MISS HARINDER KAUR POONI	6138	6138	0

MR HARISH POPAT	588	588	0

MRS MINA POPAT	2588	2588	0

MRS MINA POPAT	588	588	0

MRS MINA POPAT	588	588	0

MR VANDAN POPAT	2000	2000	0

MR MICHAEL ROBERT POPPITT	4000	4000	0

MR ANDREW DEMETRES PORPOTTA	1176	1176	0

MISS DAWN PORRETT	1162	1162	0

MRS MAUREEN PORTEOS	390	390	0

MR DAVID POSTLETHWAITE	1190	1190	0

MR MADHU POTLURI	588	588	0

MRS SARADA POTLURI	588	588	0

MR GEOFFREY PAUL POTTER	400	400	0

MR MICHAEL ROBERT POTTER	670	670	0

MR PETER KEITH POTTON	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ANDREW JOHN POTTS	200	200	0

MR HUGH ANTHONY POTTS	350	350	0

MRS S D POTURI	588	588	0

MRS JILL MARGARET POWELL	1000	1000	0

MR DARREN POWIERSKI	294	294	0

MRS CLARE ROSEMARY POWIS	500	500	0

MR ANDREW KEITH POYNTON	245	245	0

PR MANAGEMENT LTD	990	990	0

MR PAUL IAN HAMILTON PRESSLAND	450	450	0

MR ANDREW PETER PRESTON	300	300	0

MR IVOR FRANCIS PRESTON	500	500	0

MRS PATRICIA PRESTON	882	882	0

MRS CAROLYN JOAN PRICE	921	921	0

MR DERRICK CHARLES JAMES PRICE	2857	2857	0

MS JANE LOUISE PRICE	3000	3000	0

MS JANIE LOUISE PRICE	4385	4385	0

MR MARK DARREN PRIDDLE	350	350	0

MR ARTHUR PRIESTLEY	294	294	0

MR MARCUS ANDREW PRIESTLEY	294	294	0

MR SIDNEY AUSTIN PRIESTLY	200	200	0

PRINCIPAL NOMINEES LIMITED	43484	43484	0

MR IAN ROBERT PRINGLE	7500	7500	0

MR GARRY PRIOR	588	588	0

MR GARRY PRIOR	294	294	0

MR GARRY PRIOR	294	294	0

MR GARRY PRIOR	294	294	0

PRISM NOMINEES LTD	6000	6000	0

PRISM NOMINEES LTD	7500	7500	0

PRISM NOMINEES LIMITED	1535	1535	0

MR ANGELO PRODANO	500	500	0

PRODUCTIVE NOMINEES LIMITED	3500	3500	0

PRODUCTIVE NOMINEES LIMITED	2500	2500	0

PRODUCTIVE NOMINEES LIMITED	5000	5000	0

PRODUCTIVE NOMINEES LIMITED	500	500	0

PRODUCTIVE NOMINEES LIMITED	3500	3500	0

PRODUCTIVE NOMINEES LIMITED	3500	3500	0

PRODUCTIVE NOMINEES LIMITED	1250	1250	0

PRODUCTIVE NOMINEES LIMITED	1250	1250	0

PRODUCTIVE NOMINEES LIMITED	3000	3000	0

PRODUCTIVE NOMINEES LIMITED	1800	1800	0

PROGRESS NOMINEES LIMITED	10000	10000	0

MR JOSHUA PROUD	500	500	0

PRUDENTIAL BACHE NOMINEES LIMITED	1135	1135	0

PRUDENTIAL CLIENT HSBC GIS NOMINEE	735294	735294	0

PRUDENTIAL-BACHE NOMINEES LIMITED	2200	2200	0

MR ERIC GLYN PRYCE	500	500	0

MR BAWA RAM PUNJ	1000	1000	0

MR GEOFFREY PURCELL	1639	1639	0

MRS ELIZABETH PURDY	535	535	0

MR BALWINDER PUREWAL	4400	4400	0

MR AMRIK SINGH PUREWALL	1000	1000	0

MR CHARNJIT SINGH PUREWALL	2498	2498	0

MRS MEE FOONG PURSER	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR MICHAEL GERARD PYKE	249	249	0

MR TAHIR QAIYUM	353	353	0

QGCI NOMINEES LIMITED	4941	4941	0

MR DAVID JAMES QUARENDON	750	750	0

MRS LINDA ANN QUARENDON	750	750	0

MRS HELEN PAMELA QUAYLE	588	588	0

MR TASKIR QURESHI	500	500	0

MR JONATHAN NEIL RACE	500	500	0

MR TERRY CLIFFORD RACE	327	327	0

MR CARL RACEY	50	50	0

MR PETER RADFORD	380	380	0

MR ANTHONY JAMES RADLEY	3000	3000	0

MR DAVID RAFFERTY	1000	1000	0

MR KEVIN RAFFERTY	10000	10000	0

MR MARCUS RAFFERTY RAFFERTY	466	466	0

MRS TREA RAFFERTY	550	550	0

MR PETER ALAN RAGG	588	588	0

MR ROBERT DAVID RAGG	651	651	0

MR PRAKASH RAGHAVAN	1764	1764	0

MRS TARA RAGHAVAN	1176	1176	0

MRS TARA RAGHAVAN	294	294	0

MRS TARA RAGHAVAN	294	294	0

MR IMRAN RAHMAN	816	816	0

MR KHALIDUR RAHMAN	1000	1000	0

MR NAHIM RAHMAN	3151	3151	0

MRS BHARTI RAICHURA	588	588	0

MR RAMESH RAICHURA	588	588	0

MR RAMESH RAICHURA	588	588	0

MR RAMESH RAICHURA	588	588	0

RAINBOWS END LIMITED	792	792	0

MRS AZKA S RAJA	588	588	0

MR KIRIT PRATAPRAI RAJA	1764	1764	0

MRS MUKTA SURESH RAJA	200	200	0

MR SUNIL C RAJA	588	588	0

MR THIRUCHELVAM RAJMOHAN	500	500	0

MR JAGDEH CHANDER RAJPUT	500	500	0

MR PETER ALLAN RALPH	200	200	0

MR JAGAT RAM	1300	1300	0

MRS KOHILAM RAMACHANDRAN	882	882	0

MR MURALI RAMACHANDRAN	882	882	0

MRS SUNEETA RAMCHANDER	600	600	0

MR DAVID JOHN RAMM	400	400	0

MR SHEWAK RAM RAMNANI	1350	1350	0

MRS RITA RANA	900	900	0

MR PAUL JAMES RANDALL	1800	1800	0

MR PETER MOGGERIDGE RANDALL	773	773	0

MR TREVOR JOHN RANDALL	800	800	0

MR CHARANJIT RANDHAWA	425	425	0

MS SHAHIN RANJBAR	767	767	0

MR AJAY RAO	1176	1176	0

DR JITEN RAO	1176	1176	0

MRS LINA RAO	1176	1176	0

MRS MEETA RAO	1176	1176	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR RAMAKANT MAGANLAL RASH	300	300	0

MR PAUL ANTHONY RASON	892	892	0

MR AHMED MAHMOOD GULAM RASOOL	2000	2000	0

MR IRFAN MAHMUD RASUL	500	500	0

MR RICHARD HUGH ALEXANDER RATCLIFFE	487	487	0

RATHBONE NOMINEES LIMITED	7350	7350	0

MR OSCAR RATSIN	1440	1440	0

MR ABDUL RAUF	600	600	0

MR MAHAMMED JAMIL RAUF	535	535	0

RAVEN NOMINEES LIMITED	1000	1000	0

MR DAVID RAY	300	300	0

MR DAVID JOHN RAY	200	200	0

MR MOHAMMED RAZAK	2000	2000	0

DR GHOLAMREZA RAZMJOO	625	625	0

RBSTB NOMINEES LIMITED	688181	688181	0

RBSTB NOMINEES LIMITED	177941	177941	0

RBSTB NOMINEES LIMITED	32000	32000	0

RBSTB NOMINEES LIMITED	175000	175000	0

RBSTB NOMINEES LTD	83742	83742	0

RBSTB NOMINEES LIMITED	14115	14115	0

RC GREIG NOMINEES LIMITED	40844	40844	0

MR JOHN REA	1486	1486	0

MR JOHN EDWARD HUBBARD READER	1000	1000	0

MR EDWARD REAY	500	500	0

MR BERTELINO REBELO	300	300	0

MISS TRACEY ANNE REDDING	110	110	0

MRS ELIZABETH REDMAN	288	288	0

REDMAYNE (NOMINEES) LIMITED	70000	70000	0

REDMAYNE (NOMINEES) LIMITED	416	416	0

REDMAYNE (NOMINEES) LIMITED	1764	1764	0

REDMAYNE (NOMINEES) LIMITED	1000	1000	0

MR ALAN REECE	500	500	0

MRS CLARE MARGARET REES	1000	1000	0

MR ROBERT JOHN REES	3373	3373	0

MR JON REGAN	2000	2000	0

MR KENNETH JOHN REGAN	1000	1000	0

MR MARK REGAN	1000	1000	0

REGENCY HOUSE LIMITED	10000	10000	0

DR DOROTHY ANNE REID	400	400	0

MR THORNTON HERBERT REID	500	500	0

MR COLIN CHARLES REMNANT	294	294	0

MRS ELIZABETH ANN REMNANT	294	294	0

MR MARTIN CHARLES REMNANT	882	882	0

RENE NOMINEES (IOM) LIMITED	1850	1850	0

MS MARILYN AGATHA RENNALLS	300	300	0

MR NEIL STUART RENNISON	1346	1346	0

MR KENNETH GORDON RENNOLDS	1000	1000	0

RENSBURG CLIENT NOMINEES LIMITED	9180	9180	0

MRS CATHERINE MARY RENSHAW	300	300	0

MS CHANTAL REVELARD	1030	1030	0

MR STEFAN NICOLAS REYNOLDS	588	588	0

R F MAY & CO LTD	2000	2000	0

MR JOHN NICHOLSON RHODES	3000	3000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR PETER RHODES	22910	22910	0

MR RAYMOND RHODES	5000	5000	0

MRS ZAIRDA RIAZMMED	500	500	0

MR FRANCIS JOHN RICE	334	334	0

DR JOHN DAVID RICE	294	294	0

MR ALAN CLIVE RICHARDSON	820	820	0

MR DEREK MARTIN RICHARDSON	354	354	0

MR IAN MICHAEL RICHARDSON	235	235	0

MR IAN WILLIAM RICHARDSON	104	104	0

MR PATRICK J RICHARDSON	588	588	0

MR REGINALD GEORGE RICHER	7220	7220	0

MRS KAY MIRIAM RICHMOND	80	80	0

MR PETER ROBIN RICKWOOD	1955	1955	0

M/S LEONA RICOTTA	882	882	0

MR BALJIT SINGH RIHAL	294	294	0

MR JOSEPH JAMES RILEY	250	250	0

MRS GILLIAN PATRICIA RINGROSE	400	400	0

MR IAN RINGROSE	2307	2307	0

MR RICHARD ALAN RIVLIN	765	765	0

MR DAVID JOHN RIX	320	320	0

MR SUHEL RIZVI	294	294	0

MRS RONA ROACH	2352	2352	0

ROBERT FLEMING NOMINEES LIMITED	3364992	3364992	0

MR BRIAN ROBERTS	1626	1626	0

MR CHRISTOPHER ROBERTS	662	662	0

MRS DEBRA LAS ROBERTS	588	588	0

MR EDWARD ROBERTS	1500	1500	0

MR EVAN HEFIN ROBERTS	500	500	0

MR JULIEN LEE ROBERTS	174	174	0

MR PETER JOHN FREDERICK ROBERTS	1200	1200	0

MR REES ROBERTS	882	882	0

MR NICK ANDREW HEMMING ROBESON	316	316	0

MR DAVID ROBINS	294	294	0

MR ALAN ROBINSON	5000	5000	0

MR ANDREW DAVID ROBINSON	200	200	0

MR EDWARD ERNEST ROBINSON	400	400	0

MISS ELIZABETH GERALDINE ROBINSON	660	660	0

MR MICHAEL CHARLES ROBINSON	882	882	0

MR NIGEL PETER ROBINSON	1764	1764	0

MR PETER ROBINSON	1000	1000	0

MR STEPHEN ROBINSON	294	294	0

MR CHRISTOPHER WEST ROBSON	1100	1100	0

MR DAVID RAMSAY ROBSON	92	92	0

MR PHILIP GEOFFREY ROBSON	2000	2000	0

MR SHAUN HARVEY ROBSON	161	161	0

MRS WILLEMINA MARTHA ROBSON	92	92	0

ROCK NOMINEES LIMITED	3007	3007	0

ROCK (NOMINEES) LIMITED	10000	10000	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	22500	22500	0

ROCK (NOMINEES) LIMITED	572	572	0

ROCK (NOMINEES) LIMITED	2250	2250	0

ROCK (NOMINEES) LIMITED	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

ROCK (NOMINEES) LIMITED	716	716	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	1500	1500	0

ROCK (NOMINEES) LIMITED	2147	2147	0

ROCK NOMINEES LIMITED	20000	20000	0

ROCK (NOMINEES) LIMITED	5000	5000	0

ROCK (NOMINEES) LIMITED	716	716	0

ROCK (NOMINEES) LIMITED	1500	1500	0

ROCK (NOMINEES) LIMITED	45000	45000	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	8000	8000	0

ROCK (NOMINEES) LIMITED	1431	1431	0

ROCK (NOMINEES) LIMITED	440	440	0

ROCK (NOMINEES) LIMITED	3750	3750	0

ROCK (NOMINEES) LIMITED	3350	3350	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	500	500	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	185	185	0

ROCK (NOMINEES) LIMITED	1120	1120	0

ROCK (NOMINEES) LIMITED	3000	3000	0

ROCK (NOMINEES) LIMITED	700	700	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	5000	5000	0

ROCK (NOMINEES) LIMITED	6000	6000	0

ROCK (NOMINEES) LIMITED	1431	1431	0

ROCK (NOMINEES) LIMITED	716	716	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	1666	1666	0

ROCK (NOMINEES) LIMITED	10000	10000	0

ROCK (NOMINEES) LIMITED	5000	5000	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	2000	2000	0

ROCK (NOMINEES) LIMITED	7000	7000	0

ROCK (NOMINEES) LIMITED	415	415	0

ROCK (NOMINEES) LIMITED	2700	2700	0

ROCK (NOMINEES) LIMITED	2576	2576	0

ROCK NOMINEES LIMITED	500	500	0

ROCK (NOMINEES) LIMITED	1500	1500	0

ROCK (NOMINEES) LIMITED	3578	3578	0

ROCK NOMINEES LIMITED	1600	1600	0

ROCK (NOMINEES) LIMITED	1075	1075	0

ROCK (NOMINEES) LIMITED	700	700	0

ROCK (NOMINEES) LIMITED	670	670	0

ROCK (NOMINEES) LIMITED	429	429	0

ROCK (NOMINEES) LIMITED	1431	1431	0

ROCK NOMINEES LIMITED	2250	2250	0

ROCK (NOMINEES) LIMITED	1650	1650	0

ROCK (NOMINEES) LIMITED	280	280	0

ROCK (NOMINEES) LIMITED	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

ROCK (NOMINEES) LIMITED	100000	100000	0

ROCK (NOMINEES) LIMITED	1431	1431	0

ROCK (NOMINEES) LIMITED	1000	1000	0

ROCK (NOMINEES) LIMITED	2500	2500	0

ROCK (NOMINEES) LIMITED	4000	4000	0

ROCK (NOMINEES) LIMITED	5000	5000	0

ROCK (NOMINEES) LIMITED	1050	1050	0

ROCK (NOMINEES) LIMITED	667	667	0

ROCK (NOMINEES) LIMITED	3000	3000	0

ROCK (NOMINEES) LIMITED	7500	7500	0

ROCK (NOMINEES) LIMITED	20000	20000	0

ROCK (NOMINEES) LIMITED	550	550	0

ROCK (NOMINEES) LIMITED	828	828	0

ROCK (NOMINEES) LIMITED	2950	2950	0

ROCO NOMINEES LIMITED	330	330	0

MR LUIS RODRIGUEZ	588	588	0

MISS JULIE ANNE ROE	1764	1764	0

MR ANTHONY DAVID CALLARD-ROGERS	2000	2000	0

MR CHRISTOPHER ROGERS	588	588	0

MR DAVID CALLARD-ROGERS	2000	2000	0

MR HENRY FRANCIS ROGERS	1000	1000	0

MRS JANET ELIZABETH ROGERS	349	349	0

MR JOHN ERNEST ROGERS	1000	1000	0

MR LEE TREVOR ROGERS	1176	1176	0

MR OISTN P D ROGERS	1176	1176	0

MR TIM MARK ROGERS	318	318	0

MR ROBERT JOHN ROLES	1000	1000	0

MR JON ROMANO	800	800	0

ROOD NOMINEES LIMITED	2000	2000	0

MR SAROOP ROOPRAI	400	400	0

MR PAUL JAMES ROPER	4385	4385	0

MR RALPH ROSE	294	294	0

DR ERIC ROSENTHAL	294	294	0

MR STUART ROSS	294	294	0

MRS ANN ROUGHHEAD	100	100	0

MR REX THOMPSON ROUTLEDGE	1000	1000	0

MR TONY ROWLANDSEN	250	250	0

MR ARTHUR LEONARD ROWLES	1500	1500	0

MR ROBERT ROWLING	220	220	0

MR ALBERT JOHN ROWNEY	2000	2000	0

MR MARK ROY	588	588	0

ROY NOMINEES LIMITED	7500	7500	0

ROYAL & SUN ALLIANC TRUST COMPANY	294	294	0

MR ANDREAS ERNEST FRANCIS RUBIN	300	300	0

MR PAUL LEONARD RUMBOL	5000	5000	0

MRS MIWAXI RUPARELIA	1500	1500	0

MR JOHN ERNEST RUSHMER	3000	3000	0

MR DAVID VAUGHAN RUSSELL	2300	2300	0

DR IAN ALEXANDER RUSSELL	1800	1800	0

MR SEAN RUSSELL	294	294	0

MRS INGRID RUSTON	778	778	0

MR KEVIN WILLIAM RYLANDS	882	882	0

MRS MAUREEN RYLANDS	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

DR TARIQ SABOOR	1000	1000	0

DR TARIQ SABOOR	4000	4000	0

MR RAJENDRA KUMAR SACHDEVA	200	200	0

DR MIAN MUHAMMAD SADIQ	300	300	0

SAFFERY CHAMPNESS TRUST CORPORATION	29412	29412	0

DR NIRMAL KANTI SAHA	2000	2000	0

MR BALDEV SINGH SAHOTA	500	500	0

MR MANJINDER SINGH SAHOTA	200	200	0

MR MOHAMMED SAID	2941	2941	0

MS KAREN ANN SAINSBURY	387	387	0

MRS SUSAN ANNE SAINTY	1010	1010	0

MR GRAHAM BARRY SALES	400	400	0

MR INTISAR SAMADI	1000	1000	0

MRS DEBRA SAMET	588	588	0

MR TYRONE SAMSONROY	600	600	0

MR MAYER SAMUEL	500	500	0

MRS PATRICIA MARY HELEN SAMUEL	545	545	0

MRS BRIDGET SAMUELS	2000	2000	0

MR JAMES SAMUELS	588	588	0

MR PHILIP SAMUELS	1890	1890	0

MR SCOTT DENNIS SAMWAYS	2941	2941	0

MR DAVID JOHN SANDERS	294	294	0

MR DAVID JOHN SANDERS	588	588	0

MR ANTHONY JOHN SANDERSON	588	588	0

MR DARSHAN SINGH SANDHU	7500	7500	0

MR PARMINDER SINGH SANDHU	882	882	0

MR RAVINDER S SANDHU	1764	1764	0

MR ADRIAN SANGAN	600	600	0

MR AMARJIT SANGHA	1000	1000	0

MR HARJIT SINGH SANGHA	702	702	0

MR SUKHWANT SINGH SANGHA	2000	2000	0

MR AMARJIT SINGH SANGHERA	80	80	0

MR HARJINDER SINGH SANGHERA	500	500	0

MISS RANI KAUR SANGUERA	500	500	0

MR VINCENZO SANTILLO	2000	2000	0

MISS NINA SAPARIA	588	588	0

MR AHMED AL- SARAF	1470	1470	0

MR ALAN DE SARAM	294	294	0

MR COLIN ROY SARE	1252	1252	0

MRS MARITA INGRED SARGEANT	1407	1407	0

MR MICHAEL ANTHONY SARGEANT	588	588	0

MR STEPHEN SARGEANT	176	176	0

MR PAUL ANTHONY SARGENT	456	456	0

DR JAWAHAR LAL SARIN	2000	2000	0

MR SIMON SARKAR	1339	1339	0

MR TOUFIC SARKIS	640	640	0

MR HENRY SAUNDERS	2500	2500	0

MRS MARGARET SAUNDERS	1257	1257	0

MRS KIRTI SAVJANI	500	500	0

MR DAVID STEPHEN SAWIAK	2500	2500	0

MR HARRY SAYERS	250	250	0

MISS MARIE KATHLEEN SCANLON	185	185	0

MR SEAN SCANNELL	1764	1764	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR WILLIAM SCAWTHORN	294	294	0

SCEPTRE NOMINEES LIMITED	4800	4800	0

SCEPTRE NOMINEES LIMITED	294	294	0

SCEPTRE NOMINEES LIMITED	1176	1176	0

SCEPTRE NOMINEES LIMITED	500	500	0

SCEPTRE NOMINEES LIMITED	294	294	0

SCEPTRE NOMINEES LIMITED	410	410	0

SCEPTRE NOMINEES LIMITED	1000	1000	0

SCEPTRE NOMINEES LIMITED	2496	2496	0

SCEPTRE NOMINEES LIMITED	765	765	0

SCEPTRE NOMINEES LIMITED	1176	1176	0

SCEPTRE NOMINEES LIMITED	180	180	0

SCEPTRE NOMINEES LIMITED	2941	2941	0

SCEPTRE NOMINEES LIMITED	1000	1000	0

MR EMILE RAOUL DESIRE F ERNAND	700	700	0

MR JOSEPH SAVIOUR SCHEMBRI	1176	1176	0

SCHWECO NOMINEES LIMITED	2000	2000	0

SCHWECO NOMINEES LIMITED	15000	15000	0

SCHWECO NOMINEES LIMITED	90000	90000	0

SCHWECO NOMINEES LIMITED	1000	1000	0

SCHWECO NOMINEES LIMITED	1000	1000	0

SCHWECO NOMINEES LIMITED	85000	85000	0

SCHWECO NOMINEES LIMITED	1118	1118	0

SCOTI COMPANY LIMITED	1000	1000	0

MR GEORGE WALTER SCOTT	4284	4284	0

MR MICHAEL RAYMOND SCOTT	100	100	0

MR PRINCE SCOTT	111	111	0

MR HUGH CARRON SCRIMGEOUR	1150	1150	0

MR MICHAEL SCULLY	500	500	0

MR ROBERT A SEARSON	1764	1764	0

DR SAMUEL KOFI SEDOWOFIA	882	882	0

MR SUNIL SEEDHER	294	294	0

MR DOMINIQUE SEGOND	434	434	0

MR SUNIL SEHGAL	250	250	0

MISS JASPAL KAUR SEHMI	588	588	0

MR TIMOTHY EDWARD SEIF	706	706	0

MR SATVINDER SEKHON	1891	1891	0

DR COLIN PHILLIP SELTZER	1176	1176	0

MRS GIUSEPPINA CARMILINA VELLUCCI-	1638	1638	0

MR SINNATHAMBY SENTHITSELVAN	200	200	0

MR KANAGASABAPATHY SENTHURCHELVAN	400	400	0

MRS ELIZABETH SENYAH	200	200	0

MR ALPHONSO SEQUEIRA	700	700	0

MISS TERESA SEQUEIRA	1000	1000	0

MR TIMOTHY JOHN SETCHELL	294	294	0

MR HARDEEP SETHI	500	500	0

MR DAVID SEWARD	1176	1176	0

MR PAUL SEWART	588	588	0

MR AJAY SHAH	500	500	0

MR AJIT RAICHAND SHAH	850	850	0

MR ANUP SHAH	400	400	0

MR ASHISH SHAH	588	588	0

MR ASHOK SHAH	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ASHOU SHAH	588	588	0

ASHVINCHANDRA SHAH	1470	1470	0

MR BANSI SHAH	588	588	0

MR CHANDULAL MOTICHAND SHAH	1000	1000	0

MR CHETAN SHAH	851	851	0

MR CHETAN RATILAL SHAH	1310	1310	0

MR DHIMANT SHAH	2941	2941	0

MR DIPAK SHAH	294	294	0

MR DIPAK SHAH	294	294	0

MR DIPAK SHAH	294	294	0

MRS DIVYA SWAROOP SHAH	1000	1000	0

MR HARISH RAICHAND SHAH	176	176	0

MR HITEN SHAH	882	882	0

MR JASUMATI SHAH	1470	1470	0

MR JITENDRA SHAH	588	588	0

MRS JYOTI SHAH	1176	1176	0

MRS JYOTI M SHAH	1176	1176	0

MS KALPNA SHAH	2000	2000	0

MRS KANCHAN SHAH	1000	1000	0

MR KETAN B SHAH	294	294	0

MISS KIRTI SHAH	882	882	0

MR KISHOR JAMNADAS SHAH	5000	5000	0

MR MAHESH SHAH	1176	1176	0

MR MAHENDRA SHAH	882	882	0

MR MAHENDRA KANJI SHAH	1000	1000	0

MR MANISH SHAH	500	500	0

MRS MAYURI SHAH	1000	1000	0

MR MILAN SHAH	588	588	0

MRS MINAXI SHAH	588	588	0

MRS MINAXI SHAH	588	588	0

MR MUKESH V SHAH	1176	1176	0

DR MUSHTAQ SHAH	1176	1176	0

MR NARENDRA SHAH	882	882	0

MRS NIRA SHAH	1470	1470	0

MR NIRAJ DHIRAJLAL SHAH	2000	2000	0

MR PARIN SHAH	1500	1500	0

MRS PRATIBHA MUKESH SHAH	588	588	0

MR PULKIT SHAH	1470	1470	0

RAJESH SHAH	600	600	0

MISS RAKSHA SHAH	882	882	0

MR RAMNIKLAL NAMCHAND SHAH	500	500	0

MRS RINA SHAH	1176	1176	0

MRS RINA SUNIL SHAH	600	600	0

MISS RITA SHAH	312	312	0

MR ROHIT SHAH	294	294	0

MR ROPIN SHAH	1470	1470	0

DR SARESH SHAH	588	588	0

MRS SAROJBEN SHAH	250	250	0

MR SHAILESH MANHARLAL SHAH	2000	2000	0

MR SOJPAR SHAH	1176	1176	0

MR SOJPAR SHAH	588	588	0

MR SOJPAR SHAH	588	588	0

MR SOJPAR SHAH	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS SONAL DIPUN SHAH	600	600	0

MRS JUBEDA SHAIKH	1764	1764	0

MR MOHAMMED ALI SHAMSUDDIN	1000	1000	0

SHARE NOMINEES LTD	20926	20926	0

SHARELINK NOMINEES LIMITED	347662	347662	0

SHARELINK NOMINEES LIMITED	280	280	0

MR MOHAMMED SHARIF	1000	1000	0

MR AJAY SHARMA	275	275	0

MRS ANITA SHARMA	294	294	0

MR DINESH SHARMA	1000	1000	0

MR JAGDISH RAJ SHARMA	101	101	0

MR LALIT KUMAR SHARMA	294	294	0

MR RAJ KUMAR SHARMA	400	400	0

MR RAMAN SHARMA	2941	2941	0

MRS RITU SHARMA	1000	1000	0

MRS SUMATI SHARMA	500	500	0

MR PHILLIP MICHAEL SHARP	161	161	0

MR STEPHEN SHARP	600	600	0

MR CRAIG DOUGLAS SHARPE	5000	5000	0

MR PETER JAMES SHARRATT	1998	1998	0

MR NICHOLAS MICHAEL SHARROCK	235	235	0

MRS CAROLINE JANE SHAW	400	400	0

MRS CAROLINE JANE SHAW	412	412	0

MR CYRIL EDWIN SHAW	500	500	0

MR JAMES WALTER SHAW	1260	1260	0

MRS MARY ELAINE SHAW	1440	1440	0

MR PETER GRAHAM SHAW	500	500	0

MR SCOTT AARON SHAW	588	588	0

MR SCOTT SHAW	500	500	0

MR ANTHONY GRAHAM SHEARD	1083	1083	0

MS PAMELA SHARON SHEIL	2000	2000	0

MRS PATRICIA ANN SHELDON	500	500	0

MR ROGER EDWARD SHELLEY	294	294	0

MR PETER SHEPPARD	1000	1000	0

MR KALJINDER SHERGILL	294	294	0

MR KULDIP SHERGILL	1176	1176	0

MR RONALD NUGENT SHERLOCK	2100	2100	0

MRS MARGARET JUNE SHERMAN	294	294	0

MRS PATRICIA LEIGH SHERRED	600	600	0

MR MANJIT SINGH SHIHN	10000	10000	0

MR ROY GEOFFREY SHILTON	500	500	0

MRS KAY LILIAN SHINGLETON	324	324	0

MRS EVELYN MARJORIE SHIPP	294	294	0

MR MICHAEL JOHN SHIPP	294	294	0

MS ANNE SHOULDICE	2000	2000	0

MR LEON ADAM SHUALL	6	6	0

MR DEAN HOWARD SHULTON	200	200	0

MR PHILIP WILLIAM SICKLING	790	790	0

MR MOHAMMAD A SIDDIQI	294	294	0

MR MOHAMMAD A SIDDIQI	294	294	0

MR MOHAMMAD A SIDDIQI	294	294	0

MR MOHAMMED SHAFIQ SIDDIQI	1000	1000	0

MRS PARMJIT K SIDHU	1176	1176	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MRS PARMJIT KAUR SIDHU	1176	1176	0

MR ANDREW SIER	450	450	0

MS SHIROMA SILVA	294	294	0

MR JUSTIN MARK SILVERTOWN	2352	2352	0

MR WILLIAM HENRY SIMISTER	300	300	0

MR TRIGGS SIMON	294	294	0

MRS AILEEN MARY SIMONS	900	900	0

MRS IVY SIMPKIN	1000	1000	0

MRS MARGARET JOAN SIMPSON	2500	2500	0

MR STEPHEN WILLIAM SIMPSON	724	724	0

MR COLIN DOUGLAS SIMS	200	200	0

MR COLIN TREVOR SIMS	3000	3000	0

MR WILLIAM ANDREW SINCLAIR	1400	1400	0

MR GURMIT SINGH	3500	3500	0

MR HARBANS SINGH	2000	2000	0

MR HARJINDER SINGH	1405	1405	0

MR JAGTAR SINGH	1000	1000	0

MR JASBIR SINGH	200	200	0

MR JASPAL SINGH	625	625	0

DR JUGESHWAR SINGH	200	200	0

MRS MADHUBALA SINGH	600	600	0

MR PRITPAL SINGH	2941	2941	0

MR SUDEEP SINGH	2352	2352	0

SINJUL NOMINEES LIMITED	43000	43000	0

MR REBHI SIRHAN	600	600	0

MR KENNETH SIRR	383	383	0

MR MANORANJINI SIVANANDAN	1000	1000	0

MS A SIVANANTHAN	588	588	0

MR NAGALINGHAM SIVARAJAH	300	300	0

SKERRIES NOMINEES LIMITED	1000	1000	0

MS ELAINE SKINNER	1470	1470	0

MR IVAN SKRYNNYK	882	882	0

MR CHRISTOPHER JOHN ROBERTS SLATER	175	175	0

MR COLIN SLATER	370	370	0

MR ROGER SLEATH	1176	1176	0

MR ROGER ANDREW SLEATH	1000	1000	0

MR VICTOR SLUZAS	2023	2023	0

MR VINCENT SMALL	294	294	0

MR D A SMART	1764	1764	0

MR JONATHAN NEIL SMETHURST	250	250	0

SMITH & WILLIAMSON NOMINEES LIMITED	12133	12133	0

MR ANDREW PETER SMITH	1928	1928	0

MR BARRY JOHN SMITH	200	200	0

MR BERNARD SMITH	1000	1000	0

MR CHRISTOPHER ALAN CHARLES SMITH	294	294	0

MR COLIN SMITH	300	300	0

MR DAVID PATRICK SMITH	2300	2300	0

DR DIANA MARCIA SMITH	600	600	0

MR G D SMITH	2941	2941	0

MR GREGORY JAMES STEVEN SMITH	588	588	0

MR JAMES SMITH	500	500	0

MR JASON SMITH	588	588	0

MR JEREMY STANLEY- SMITH	1500	1500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR JOHN WILLIAM SMITH	1000	1000	0

MR JUSTIN MATTHEW SMITH	954	954	0

MR PAUL ARTHUR SMITH	37	37	0

MR PETER JAMES SMITH	882	882	0

MR RICHARD HAYDEN ROGER SMITH	248	248	0

MR ROGER KAY SMITH	1470	1470	0

MRS ROSE SMITH	870	870	0

MR STEPHEN CHARLES SMITH	1500	1500	0

MR STUART ANTONY SMITH	294	294	0

MR TIMOTHY MICHAEL SMITH	386	386	0

MR MARK ADRIAN SMITHSON	425	425	0

DR RICHARD ANTHONY SMYE	294	294	0

MR NEALE REGINALD CONOR SMYTH	2941	2941	0

MR WILLIAM ROGER SMYTH	570	570	0

MR JAMES RODERICK SNAITH	416	416	0

MRS ROSALIND SNAITH	741	741	0

MR THOMAS JOSEPH SNAPE	322	322	0

MR MARK JAMES THOMAS SNAZELL	2578	2578	0

MR MICHAEL JAMES SNEE	250	250	0

MR SIMON CHRISTOPHER SNELL	800	800	0

MR KEITH BRIAN SNOOK	100	100	0

MISS RAMILA SODHA	1000	1000	0

MR JOHN PATRICK SOLE	1000	1000	0

MR JAMES MORRIS SOLOMON	100	100	0

MR NEIL WHITELAND SOMERVILLE	550	550	0

MISS SAMANTHA JANE SOMNER	84	84	0

MR SUNDIP SONPAL	1764	1764	0

MRS BRIJ RANI SOOD	588	588	0

MR DINESH SOOD	882	882	0

MR RAJESH SOOD	882	882	0

MR VIRENDRA SINGH SOOD	588	588	0

MS MARION CAROL BARTRAM SORRENTINO	1300	1300	0

MR PETER KEVIN SOUSTER	250	250	0

MRS CHRISTINE SOUTHWICK	335	335	0

SP ANGEL NOMINEES LTD	3714	3714	0

MR DAVID SPACEY	294	294	0

MR HARVEY MONTAGUE SPACK	3000	3000	0

MR DERRICK WILFRED JOHN SPEAR	600	600	0

MR ALISTAIR JOHN SPEERS	588	588	0

MRS MUNIU SPENCE	882	882	0

MR MICHAEL SPENCER	1470	1470	0

MRS ANNE SPENSLEY	2941	2941	0

MR DAVID SPENSLEY	2941	2941	0

E J SPENSLEY	2941	2941	0

MR RICHARD MARTIN SPICER	1923	1923	0

MR GEOFFREY BRIAN SPILLER	588	588	0

MR NICHOLAS SPRUCE	773	773	0

MR KONSTANTINOS SPYROPOULOS	4000	4000	0

MR STUART MICHAEL ST JOHN	588	588	0

MR PETER STACE	294	294	0

MR PETER DAVID STACE	1206	1206	0

MR MATTHEW RONALD STAINER	1670	1670	0

STANDARD BANK NOMINEES (ISLE OF	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR EDDY STANFORTH	1050	1050	0

MR ANDREW HOWARD STANGER	1176	1176	0

MR ANTHONY STANLEY	1000	1000	0

MR PHILLIP STANTON	1764	1764	0

MR PETER JULIEN STARLEY	400	400	0

MR GRAHAM STATHAM	1000	1000	0

MR JAMES WILLIAM STEED	500	500	0

MRS SHANE MAUREEN STEED	650	650	0

MR PAUL D STEINBERG	1177	1177	0

MR ANDREW PETER STEPHEN	218	218	0

MR JAMES B STEPHENS	294	294	0

MRS EVADNE STERN	333	333	0

MR MARK STEVENS	4385	4385	0

MR NOEL WILLIAM STEVENSON	600	600	0

MR SAMUEL WILLIAM GEORGE STEVENSON	1500	1500	0

MR SAMUEL WILLIAM GEORGE STEVENSON	1500	1500	0

MR DEREK JOSEPH STEWART	216	216	0

MR JOHN STEWART	385	385	0

MR JOHN HISLOP STEWART	500	500	0

MR PAUL STEWART	588	588	0

MR PAUL STEWART	588	588	0

MR PAUL STEWART	588	588	0

M/S ANNE STILL	4385	4385	0

MR GARY STILL	4385	4385	0

MR JOHN SYDNEY STOANE	224	224	0

DR IAIN STOKES	750	750	0

MR MARK VERNON STOKES	1000	1000	0

MR DONALD HARRY STONE	500	500	0

MRS LAURA JOANNE STONE	294	294	0

MR ROBERT STONE	294	294	0

MR PHILIP STOTT	294	294	0

MR ROBERT IAN STOTT	300	300	0

MR MICHAEL STOUTE	1176	1176	0

MRS HELEN STRACEY	294	294	0

MR MARK LEONARD STRACEY	3150	3150	0

STRAND NOMINEES LIMITED	14346	14346	0

MR JON STRATTON	588	588	0

MRS LINDA MARGARET STRAW	500	500	0

MS PAULA GRACE STRAW	637	637	0

MR NIEL ANDREW STRAWSON	10000	10000	0

MR DAVID JOHN STROUD	400	400	0

MR JAMES ALAN STROUD	338	338	0

MR JOHN WATT STUTLEY	535	535	0

MR NIGEL JOHN SUDBOROUGH	500	500	0

MR MARK ANTHONY SULLIVAN	130	130	0

MR JOHN GARDNER SUMMERHILL	5750	5750	0

DR GENIX SUN	588	588	0

MRS ELIZABETH JANE SURTEES	973	973	0

MR DARREN SUTCLIFFE	294	294	0

MR DEREK JOHN SUTTON	1170	1170	0

MR STEPHEN PAUL SWATTON	300	300	0

MR DEREK JOSEPH SWEET	1200	1200	0

MR THOMAS FREDERICK SWIFT	170	170	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR GORDON SYKES	865	865	0

MR JOHN ARTHUR SYMCOX	500	500	0

MR JASON MARK SYMONDS	2941	2941	0

MR IAN RICHARD TABOR	2000	2000	0

MR EBENEZER TETTEH TAGOE	461	461	0

MR MOHINDER SINGH TAKSHAK	1764	1764	0

MR MICHAEL TALIANOS	294	294	0

MR BALDEEP TAMANA	200	200	0

MR RAY TAMMAM	250	250	0

DR KENG MENG TANG	1176	1176	0

MRS BHAVIKA TANK	294	294	0

MRS DHANKUNVAR TANK	294	294	0

MR HASMUKH TANK	588	588	0

MR PRABHULAL TANK	294	294	0

MRS SEJAL TANK	294	294	0

MR VASANT TANK	294	294	0

MR MICHAEL GABRIEL TANKARD	500	500	0

MISS PATRICIA TANKARD	600	600	0

MR MICHAEL JOHN TARBOX	700	700	0

DR SHESHI KANT TATINGNI	1764	1764	0

MRS JILL ADELINE TATMAN	1000	1000	0

MR DAVID LAWRENCE TAYLOR	1500	1500	0

MR HENRY JOHN CORBETT TAYLOR	17000	17000	0

MR IAIN HARVEY TAYLOR	294	294	0

MRS KATHRYN TAYLOR	4385	4385	0

MR KEITH HENRY TAYLOR	1000	1000	0

MR MARTIN RUPERT TAYLOR	1000	1000	0

MR MARTYN SHANE TAYLOR	2000	2000	0

MR NEIL TAYLOR	156	156	0

MR RAY GEOFFREY TAYLOR	800	800	0

MR RICHARD MICHAEL TAYLOR	294	294	0

MR ROGER JOHN TAYLOR	1000	1000	0

MR STUART DAVID TAYLOR	1100	1100	0

TD WATERHOUSE NOMINEES EUROPE	1461	1461	0

TD WATERHOUSE NOMINEES (EUROPE)	94548	94548	0

TEAWOOD NOMINEES LIMITED	2000	2000	0

TEAWOOD NOMINEES LIMITED	588	588	0

TEAWOOD NOMINEES LIMITED	2284	2284	0

TEAWOOD NOMINEES LIMITED	1000	1000	0

TEAWOOD NOMINEES LIMITED	1050	1050	0

TEAWOOD NOMINEES LIMITED	15000	15000	0

TEAWOOD NOMINEES LIMITED	5000	5000	0

TEAWOOD NOMINEES LIMITED	7167	7167	0

TEAWOOD NOMINEES LIMITED	150	150	0

TEAWOOD NOMINEES LIMITED	1000	1000	0

TEAWOOD NOMINEES LIMITED	588	588	0

TEAWOOD NOMINEES LIMITED	2000	2000	0

TEAWOOD NOMINEES LIMITED	2000	2000	0

MR MATTHEW JOHN TEMPLAR	470	470	0

MR GRAHAM TEMPLE	3028	3028	0

SIR RICHARD ANTHONY PUBBEC TEMPLE	2000	2000	0

TENAVILLE LIMITED	1000	1000	0

MR MAX JASON TERRELL	465	465	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MS BEVERLEY TARA TEW	1176	1176	0

MR SUNIL THAKAR	1176	1176	0

MR CHETAN THAKKAR	882	882	0

MR HARISH THAKKAR	882	882	0

MRS LILA THAKKAR	882	882	0

MR VINODRAI MAGANLAL THAKKAR	2334	2334	0

MR DINESH N THAKRAR	294	294	0

MR VIJAY THAKRAR	2352	2352	0

DR INDRA THAKUR	294	294	0

DR INDRA THAKUR	294	294	0

MRS NIDHI THAKUR	294	294	0

MR YASH THAKUR	294	294	0

MRS GURBACHAN KAUR THANDI	2000	2000	0

DR MOE THANT	2000	2000	0

MR HARJINDER SINGH THATAL	183	183	0

MR RAMANAN THIYAGARAJAH	588	588	0

MR ALASDAIR MICHAEL HUGH THOMAS	4385	4385	0

MR ALEXANDER THOMAS	135	135	0

MR BOBY THOMAS	150	150	0

MRS CARYL LILY THOMAS	588	588	0

MRS CATHERINE LEGH THOMAS	217	217	0

DR D R T THOMAS	732	732	0

MS DAPHNE JUNE THOMAS	31	31	0

MR DAVID ANTHONY THOMAS	294	294	0

MR DYFED RHYS THOMAS	712	712	0

THOMAS GRANT & COMPANY NOMINEES	1000	1000	0

MR JEREMY MILES THOMAS	294	294	0

MR JOHN CLINTON THOMAS	3000	3000	0

MR LEONARD ALFRED JAMES THOMAS	350	350	0

MR NIGEL THOMAS	500	500	0

MR PAUL THOMAS	882	882	0

MR RICHARD THOMAS	407	407	0

MR ROBERT THOMAS	350	350	0

MR STEVE THOMAS	4820	4820	0

MR DEREK ALAN THOMPSON	328	328	0

MISS JULIE THOMPSON	579	579	0

MR MATTHEW HEDDON THOMPSON	346	346	0

MR MAURICE THOMPSON	285	285	0

MR MICHAEL CHARLES THOMPSON	1000	1000	0

MRS SANDRA THOMPSON	1000	1000	0

MR THOMAS THOMPSON	350	350	0

MRS YVONNE THOMPSON	1000	1000	0

MR ANDREW CHARLES THOMSON	588	588	0

MR JOHN CAMPBELL THOMSON	355	355	0

MR JOHN WILLIAM CAMPBELL THOMSON	355	355	0

MR PETER THOMSON	754	754	0

MR CHARLES DRUMMOND WILSON THORNE	1000	1000	0

MR DAVID IAN THORNTON	100	100	0

MR PETER THOROGOOD	2000	2000	0

MR JEREMY THORPE	100	100	0

MR JEREMY RUSSELL THORPE	326	326	0

MR STEPHEN JOHN THOURGOOD	600	600	0

MR EDMUND THUYSBAERT	200	200	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR COLIN THWAITES	300	300	0

MR SASSON TIDHAR	300	300	0

MRS GURSHARNJIT KAUR TIHEAM	200	200	0

MR ANDREW CHARLES TILBROOK	416	416	0

MR HARJEET SINGH TINNA	707	707	0

MR GUY TIPPETT	700	700	0

MR CHUN HOP TO	2000	2000	0

MRS MAUREEN TODD	820	820	0

MR PETER STANFORD TODD	612	612	0

MRS ANNA MARIA TOLLEY	197	197	0

MR BRIAN THOMAS TOLWORTHY	834	834	0

M/S AILSA V TOMANY	294	294	0

MR EDWARD HENRY TOMLINS	904	904	0

DR DANIEL TOOTH	294	294	0

MR ALAN PERCIVAL TOOTHILL	2000	2000	0

TORRIE NOMINEES	294	294	0

TORRIE NOMINEES	1000	1000	0

TORRIE NOMINEES	37360	37360	0

TOZERS NOMINEES LIMITED	882	882	0

MR JOSS TRANTER	485	485	0

MR STEWART TREAGUST	588	588	0

MR MARK JOHN TRENCHARD	200	200	0

MR COLIN TREVOR	188	188	0

MR ANDREW MICHAEL TROTT	780	780	0

MR MATTHEW TROTT	94	94	0

MR RICHARD COZIN TROW	1159	1159	0

MR JOHN LUIS TROYANO	170	170	0

MR ALAN TRUEMAN	110	110	0

MR SPIROS TSAVALOS	3000	3000	0

MR ANDY YUET YUEN TSE	1000	1000	0

MRS KAREN ANN TUBBS	370	370	0

MR LESTER WILLIAM TUCKER	2500	2500	0

MR MARTIN DONALD TULLOCH	588	588	0

MR MARTIN DONALD TULLOCH	264	264	0

MR MARTIN DONALD TULLOCH	588	588	0

MR NEIL HOWARD TULLOCH	1000	1000	0

MRS SUKHJIWAN TUNG	1000	1000	0

MRS ENID MARGARET ANN TURNER	300	300	0

MR JEFFREY TURNER	294	294	0

MR LESLIE CHARLES TURNER	571	571	0

DR MATTHEW TURNER	588	588	0

MR RICHARD TURNER	1050	1050	0

MR WILLIAM WARREN TURNER	380	380	0

MRS KAREN TURNOCK	198	198	0

MRS KRYSTYNA MARIA TURNOCK	200	200	0

MR MICHAEL A A TURTON	882	882	0

MR MARK TUTTLE	10	10	0

DR AJAI K TYAGI	588	588	0

MRS ANN TYSON	189	189	0

MRS ANNE TYSON	323	323	0

MRS JASMIN UDANI	588	588	0

MR PARAG UDANI	588	588	0

PARAG UDANI	588	588	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR PARESH UDANI	882	882	0

MRS SUSHMA UDANI	882	882	0

MRS SUSHMA UDANI	882	882	0

MRS SUSHMA UDANI	882	882	0

MR FARAZ UDDIN	588	588	0

MR MOYN UDDIN	1176	1176	0

MR BRETT ULRICK	588	588	0

MRS MARK ANTHONY UNSWORTH	650	650	0

MR MARK ANTHONY UNSWORTH	1850	1850	0

MR MARK UNWIN	375	375	0

MR KHUSHWANT SINGH UPPAL	200	200	0

PROF P N R USHERWOOD	1176	1176	0

MR JEYESH VADHER	200	200	0

MRS MEETA VADHWANA	588	588	0

DR VIJAY VADHWANA	294	294	0

DR VIJAY VADHWANA	294	294	0

DR VIJAY VADHWANA	294	294	0

MR HASMUKH VAGHELA	300	300	0

MRS RAMA VAGHELA	294	294	0

MR DIPAK VAIDYA	2000	2000	0

MR EDWARD ROY VALETTE	400	400	0

MRS DIANA MARY VAN BUNNENS	790	790	0

MR JOHANNES BOUDEWIJN VAN DALEN	500	500	0

MR KLAAS PETER VAN DER LEEST	500	500	0

MR RAJENDRA VANDRA	294	294	0

M/S ZSUZSANNA VARGA	588	588	0

MR ASHOK VARSANI	500	500	0

MR ASVIN DHANJI VARSANI	588	588	0

MR GHANSHYAM VARSANI	1115	1115	0

MR LALJI VARSANI	1000	1000	0

MRS TARA ASVIN VARSANI	588	588	0

MR LALJI RATNA VARSHANI	500	500	0

ANANDASINGAM VASANTHAN	588	588	0

MR MARK ROGER VAUGHAN	1000	1000	0

MR ROBERT VAUGHAN	269	269	0

MR NICHOLAS VEASEY	2041	2041	0

MRS PAULINE GAY VELTEN	1000	1000	0

MS JANE AMANDA VERITY	294	294	0

MR STUART VERITY	750	750	0

MR MANHAR VERMA	1000	1000	0

MR MANHAR VERMA	1000	1000	0

MR NIGEL ANDERSON VERNON	887	887	0

VIDACOS NOMINEES LIMITED	3114611	3114611	0

VIDACOS NOMINEES LIMITED	1278510	1278510	0

MR ANTHONY JOHN VILLENEUFVE LE	510	510	0

MR IAN VINCENT	444	444	0

VIPIN GUDKA LIFE AND PENSIONS	1555	1555	0

MR AMRITPAL SINGH VIRDEE	200	200	0

MR SIMON VIRGO	500	500	0

MR PATRICK THOQUANQ VO	3057	3057	0

MR RONALD WILLIAM VOCE	4000	4000	0

MR PETER JULIAN VOGEL	1250	1250	0

MR PAUL STEPHEN VOWDEN	333	333	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR GEORGE SINCLAIR VOYSEY	100	100	0

LT COL ALFRED HARRY VOYZEY	1132	1132	0

DR JONATHAN WADE	1000	1000	0

MR MARK RICHARD WADE	1000	1000	0

MR RALPH WADE	1000	1000	0

MRS USHA WADHVA	200	200	0

MRS DEBORAH WAGSTAFF	2500	2500	0

MR PAUL WAINE	294	294	0

MRS JANET MARGARET WAINWRIGHT	300	300	0

MR KEITH WAINWRIGHT	2000	2000	0

MR DEAN WAKERLEY	882	882	0

MR JAMES A R WALDEN	6	6	0

MR DAVID ALLAN WALKER	400	400	0

MRS MARGARET WALKER	450	450	0

MRS MICHELE LESLEY WALKER	300	300	0

MR PHILLIP REAY WALKER	200	200	0

MRS EILEEN PATRICIA WALKINGTON	351	351	0

MR JOHN MICHAEL WALL	416	416	0

MR PETER KENNETH WALLACE	707	707	0

MR EDWARD RICHARD WALLEY	882	882	0

WALPOLE ST ANDREW NOMINEES LIMITED	1858	1858	0

WALPOLE ST ANDREW NOMINEES LIMITED	100	100	0

WALPOLE ST ANDREW NOMINEES LIMITED	1000	1000	0

WALPOLE ST ANDREW NOMINEES LIMITED	1000	1000	0

WALPOLE ST ANDREW NOMINEES LIMITED	245	245	0

WALPOLE ST ANDREW NOMINEES LIMITED	1000	1000	0

MR DAVID WALSH	1311	1311	0

MR DESMOND ANDREW WALSH	400	400	0

MR EDWARD WALSH	346	346	0

MR SEAN WALSH	282	282	0

MR STEVEN WALSH	5000	5000	0

MR STEVEN ALAN WALSH	588	588	0

MR MICHAEL WALTER	370	370	0

MR COLIN STEWART WALTERS	167	167	0

MR GEOFFREY WALTERS	500	500	0

MISS PHYLLIS ELIZABETH DAPHNE	3000	3000	0

MS XIAOLU WANG	1176	1176	0

MR ANDREW WARD	294	294	0

MR CLIFFORD CHARLES WARD	500	500	0

MRS MARY ELIZABETH WARD	872	872	0

MR WILLIAM WARD	5000	5000	0

MRS VICTORINE ARISTOBLE GOONE	300	300	0

MR JOHN PETER WARE	1588	1588	0

MR PETER ROBERT WARNES	588	588	0

MR GEOFFREY ALAN WASEY	700	700	0

M/S AMANDA WATERS	1176	1176	0

MS AMANDA WATERS	1176	1176	0

MR ANTHONY WATERS	1612	1612	0

MR KEVIN ANTHONY STEWART WATERS	790	790	0

MR BRENT WATSON	395	395	0

MS CARON EMILY WATSON	2000	2000	0

MRS CATHERINE ALISON WATSON	355	355	0

MR GRAHAM MARTIN WATSON	1000	1000	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR IAN CHRISTOPHER WATSON	3000	3000	0

MR KENNETH WATSON	1716	1716	0

MR MARTIN BLAIR WATSON	300	300	0

MR NEIL CHRISTOPHER WATSON	294	294	0

MRS REGINA WATSON	1000	1000	0

MR DAVID LEE WAYTE	5000	5000	0

WB NOMINEES LIMITED	13725	13725	0

WB NOMINEES LTD	900	900	0

WB NOMINEES LIMITED	1500	1500	0

WB NOMINEES LTD	3600	3600	0

WB NOMINEES LTD	2040	2040	0

WB NOMINEES LTD	2000	2000	0

WB NOMINEES LTD	320	320	0

WB NOMINEES LTD	2000	2000	0

WB NOMINEES LTD	1000	1000	0

WB NOMINEES LTD	930	930	0

WB NOMINEES LIMITED	1176	1176	0

WB NOMINEES LIMITED	3000	3000	0

WB NOMINEES LTD	788	788	0

WB NOMINEES LTD	1250	1250	0

MR GEORGE WEATHERSTON	400	400	0

MR HARMINDAR SINGH WEBHRA	1764	1764	0

MR DAVID R WEBSTER	1470	1470	0

MR DAVID ROBERT WEBSTER	6821	6821	0

MR MARK ANTHONY WEBSTER	1000	1000	0

MR IAN WEIR	1936	1936	0

MRS KATHLEEN MARGARET WELCH	312	312	0

MR JOHN JEREMY WELLER	300	300	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	2000	2000	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	700	700	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	250	250	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	400	400	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	2166	2166	0

WELLINGTON STREET NOMINEES LIMITED	1100	1100	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	588	588	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	200	200	0

WELLINGTON STREET NOMINEES LIMITED	1550	1550	0

WELLINGTON STREET NOMINEES LIMITED	541	541	0

WELLINGTON STREET NOMINEES LIMITED	2000	2000	0

WELLINGTON STREET NOMINEES LIMITED	378	378	0

WELLINGTON STREET NOMINEES LIMITED	840	840	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	1441	1441	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

WELLINGTON STREET NOMINEES LIMITED	468	468	0

WELLINGTON STREET NOMINEES LIMITED	882	882	0

WELLINGTON STREET NOMINEES LIMITED	100	100	0

WELLINGTON STREET NOMINEES LIMITED	781	781	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	300	300	0

WELLINGTON STREET NOMINEES LIMITED	2000	2000	0

WELLINGTON STREET NOMINEES LIMITED	1500	1500	0

WELLINGTON STREET NOMINEES LIMITED	312	312	0

WELLINGTON STREET NOMINEES LIMITED	1200	1200	0

WELLINGTON STREET NOMINEES LIMITED	2120	2120	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	215	215	0

WELLINGTON STREET NOMINEES LIMITED	10000	10000	0

WELLINGTON STREET NOMINEES LIMITED	1097	1097	0

WELLINGTON STREET NOMINEES LIMITED	1562	1562	0

WELLINGTON STREET NOMINEES LIMITED	2000	2000	0

WELLINGTON STREET NOMINEES LIMITED	800	800	0

WELLINGTON STREET NOMINEES LIMITED	5000	5000	0

WELLINGTON STREET NOMINEES LIMITED	200	200	0

WELLINGTON STREET NOMINEES LIMITED	961	961	0

WELLINGTON STREET NOMINEES LIMITED	2500	2500	0

WELLINGTON STREET NOMINEES LIMITED	500	500	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	179	179	0

WELLINGTON STREET NOMINEES LIMITED	426	426	0

WELLINGTON STREET NOMINEES LIMITED	100	100	0

WELLINGTON STREET NOMINEES LIMITED	800	800	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	1139	1139	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	1000	1000	0

WELLINGTON STREET NOMINEES LIMITED	425	425	0

WELLINGTON STREET NOMINEES LIMITED	200	200	0

WELLINGTON STREET NOMINEES LIMITED	3382	3382	0

MR FRANK DONALD WELLS	600	600	0

MR GRAHAM WELLS	200	200	0

MRS PAULA ANN WELLS	784	784	0

MR MARK WELSH	238	238	0

MR MICHAEL IAN WENBLE	1000	1000	0

MR CHRISTOPHER CHARLES WEST	1000	1000	0

MR GRAHAM WILLIAM WEST	455	455	0

MRS JANET ROBERTS-WEST	882	882	0

MR KEVIN ROBERTS-WEST	882	882	0

MR MARTIN RICHARD WEST	294	294	0

MR VALENTINE CHARLES WILLIAM WEST	600	600	0

MR JOHN JOSEPH WESTON	338	338	0

MR STUART ROGER WHARF	1000	1000	0

MR ALASTAIR SINCLAIR WHARTON	1094	1094	0

MR ASHLEY WHARTON	588	588	0

MR ERIC SINCLAIR WHARTON	8200	8200	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR ROBERT WHARTON	1176	1176	0

MR ROBERT SINCLAIR WHARTON	8560	8560	0

MR CARL WHEAT	294	294	0

MR ANTHONY PHILIP WHELLER	1000	1000	0

MRS JACQUELINE ELLEN ANNE WHERLOCK	778	778	0

MR BARRY VERNON WHITE	588	588	0

MR BEN PETER WHITE	675	675	0

MR BRIAN GEORGE WHITE	425	425	0

MR DARRAN WHITE	882	882	0

MR DAVID WHITE	882	882	0

MR DEREK JOHN ROBINSON WHITE	1000	1000	0

MR EDWARD RICHARD WHITE	325	325	0

MR GRAHAM WHITE	650	650	0

MR NORMAN WHITE	500	500	0

MR RICHARD THOMAS WHITE	3225	3225	0

WHITE ROSE NOMINEES LIMITED	3600	3600	0

MRS UMU MARIE ZUBAIRU-WHITE	60	60	0

MRS ENID WHITEHEAD	450	450	0

DR ESME MARY WHITEHEAD	800	800	0

MR DERYL WHITFORD	425	425	0

MR GARETH WHITFORD	1176	1176	0

MR MICHAEL ROBERT WHITING	200	200	0

MRS HEATHER-JAYNE WHITTAKER	300	300	0

MR DAVID HENRY JOSEPH WHITTLE	433	433	0

MR PHILIP JOHN WHITWORTH	165	165	0

MR JOHN NIGEL WHORTON	1000	1000	0

MR NEIL JONATHAN WHORTON	2000	2000	0

MR JAMES WHYTE	1764	1764	0

MR ALFRED JOHN WIEWLORKA	348	348	0

MR MARK ROBERT WIGHTMAN	2994	2994	0

MR LEONARD HENRY WIGZELL	20000	20000	0

MR TREVOR J WILCOX	2941	2941	0

MR MARK ANDREW WILDASH	1400	1400	0

DR COLIN ERNEST WILDE	500	500	0

MR JOHN DENNIS WILES	350	350	0

MR LAURENCE WILKINS	1500	1500	0

MRS BRENDA WILKINSON	500	500	0

MR JOHN WILKINSON	1000	1000	0

MR ROBERT LESLIE WILKINSON	200	200	0

MR NIGEL SIMON WILL	209	209	0

WILLBRO NOMINEES LIMITED	2765	2765	0

MS BERYL ANNE WILLIAMS	322	322	0

MRS CAROL ELIZABETH WILLIAMS	1500	1500	0

MR CLIFTON MICHAEL WILLIAMS	882	882	0

MR COLIN WILLIAMS	294	294	0

MR DAVID WILLIAMS	386	386	0

MR DUDLEY LEWIS WILLIAMS	570	570	0

MR GWYNFOR JOHN WILLIAMS	500	500	0

MR HUW DAFYDD WILLIAMS	400	400	0

MR JOHN DAVID WILLIAMS	6000	6000	0

MRS KATHLEEN WILLIAMS	208	208	0

MR RODNEY PETER WILLIAMS	1500	1500	0

MRS SANDRA WILLIAMS	450	450	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

MR IAN MALCOLM HERBERT WILLIAMSON	700	700	0

MRS JUDITH ANNE WILLIAMSON	500	500	0

MR IVAN STEVEN WILLIS	450	450	0

MR JONATHAN WILLIS	294	294	0

MR RAYMOND MICHAEL WILLIS	146	146	0

MISS SHARON WILLIS	294	294	0

MR MICHAEL DAVID WILMOTT	3000	3000	0

MR ANTHONY WILSON	94	94	0

MR CHRISTOPHER WILSON	383	383	0

MR DAVID G WILSON	1176	1176	0

MR KEVIN WILSON	1430	1430	0

MR MARK TIMOTHY WILSON	2352	2352	0

MS LOUISA MARY WINTER	1055	1055	0

MR PAUL JOHN WINTER	1884	1884	0

MISS ELIZABETH WINTON	1000	1000	0

MR JOHN BERNARD WISDOM	666	666	0

MR PAUL WITKOVER	294	294	0

MR JOEL BERRIL WITTE	2000	2000	0

MR CARIN WITTY	500	500	0

MR JOHN ALAN WOLSTENCROFT	4739	4739	0

KIN CHUNG WONG	49	49	0

MR ALEXANDER THOMAS WORDSWORTH	650	650	0

MR DAVID IAN WOOD	1176	1176	0

MR JULIAN R E WOOD	588	588	0

MR ROBERT HUMPHREY WOOD	600	600	0

MR SIMON PAUL WOOD	155	155	0

MR CARL WOODLEY	30	30	0

MISS ASTRID WOODS	100	100	0

MAJOR EDWARD PETER WOODS	150	150	0

MR PETER ROBERT WOODWARD	250	250	0

MR WILLIAM ARTHUR WOOLLISCROFT	1200	1200	0

MR RICHARD JOHN WORRALL	200	200	0

MR D E WRIGHT	1176	1176	0

MR DAVID WALLACE LINLEY WRIGHT	588	588	0

MR ERNEST EDWARD WRIGHT	469	469	0

MR FREDERICK WRIGHT	2000	2000	0

MR GRAHAM ANDREW WRIGHT	3392	3392	0

MRS HILDA WINIFRED WRIGHT	350	350	0

MR MARTIN ALISTAIR WRIGHT	1431	1431	0

MR OLIVER CHARLES WRIGHT	384	384	0

WS (NOMINEES) LIMITED	77003	77003	0

MS XUEMEI WU	1352	1352	0

MS ALICIA WYLLIE	5883	5883	0

MR BEN JOHN WYLLIE	1176	1176	0

MR RALPH WYLLIE	2000	2000	0

DR MARTIN GEORGE WYNN	615	615	0

MR HAO XU	200	200	0

MR TADASHI YAMADA	882	882	0

MISS SUAN HWA YAP	294	294	0

MR SADIQ YAQUB	341	341	0

DR DAVID WOON TJUN YEO	588	588	0

CHI-HO AU- YEUNG	588	588	0

YORKSHARE NOMINEES LTD	500	500	0

	RECORD OF OWNERSHIP	NUMBER OF SHARES	RECORD OF OWNERSHIP
	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK	OF CLASS A COMMON STOCK
SELLING STOCKHOLDER	BEFORE OFFERING	BEING OFFERED	AFTER OFFERING

YORKSHARE NOMINEES LIMITED	1748	1748	0

YORKSHARE NOMINEES LTD	3000	3000	0

YORKSHARE NOMINEES LTD	2941	2941	0

MR DAVID CRIGHTON YOUNG	400	400	0

MR DOUGLAS STANLEY YOUNG	500	500	0

MRS JOY YOUNG	350	350	0

MR PAUL YOUNG	3500	3500	0

MR SEAN MICHAEL YOUNG	588	588	0

MR STEVEN MARK YOUNG	714	714	0

MS EVA CHI YING YUEN	1190	1190	0

MR MOHAMED YUSAF	600	600	0

MR KASHEF ZAHOOR	882	882	0

MR KASHEF ZAHOOR	882	882	0

MR KASHEF ZAHOOR	882	882	0

MRS IRAM SABA ZAMAN	588	588	0

MR NAHEEM ZAMAN	588	588	0

ZEBAN NOMINEES LIMITED	13590	13590	0

MR KAU HONG ZEE	350	350	0

MR MOHAMED JAMAL ZEMERLY	294	294	0

MISS LI ZHANG	150	150	0

MRS XIADYAN ZHOU	588	588	0

MRS VALERIE CLARE ZIGHED	166	166	0

MR JEOFFREY ZINKIN	573	573	0



HOW SHARES OF OUR CLASS A COMMON STOCK MAY BE DISTRIBUTED

      The selling stockholders may from time to time sell all or a portion of the shares covered by this prospectus in one or more transactions in the over-the-counter market, on the Alternative Investment Market of the London Stock Exchange, or on any other exchange on which the Class A common stock may then be listed, in privately negotiated transactions or otherwise, or a combination of such methods of sale, at market prices prevailing at the time of sale or prices related to such prevailing market prices or at negotiated prices. The selling stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or purchasers of the shares for whom they may act as agent (which compensation may be in excess of customary commissions). Selling stockholders and various broker-dealers, including broker-dealers soliciting buy orders, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Neither we nor the selling stockholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

      Because the selling stockholders and various broker-dealers may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, the selling stockholders and various broker-dealers may be subject to prospectus delivery requirements under the Securities Act of 1933. Furthermore, in the event of a distribution of securities, the selling stockholders, any selling broker-dealer, and any “affiliated purchasers” may be subject to Regulation M under the Securities Exchange Act of 1934, which prohibits certain activities for the purpose of pegging, fixing or stabilizing the price of securities in connection with an offering.

      Under the securities laws of certain states, the shares may be sold only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements.

      We will pay certain expenses in connection with this offering, estimated to be approximately $32,615 but we will not pay for any underwriting commissions and discounts, if any, or counsel fees or other expenses of the selling stockholders.

LEGAL OPINION

       Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida, 33131, has rendered an opinion regarding the validity of the shares of Class A common stock offered by means of this prospectus.

EXPERTS

       The financial statements included in our annual report on Form 10-KSB for the year ended December 31, 1999, incorporated by reference in this prospectus, have been audited by Richard A. Eisner & Company, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in, or annexed as exhibits to, the registration statement, as permitted by the Securities and Exchange Commission’s rules and regulations. For further information with respect to us and the Class A common stock offered under this prospectus, please refer to the registration statement, including the exhibits, copies of which may be obtained from the locations described below. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

      You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning us at:

GlobalNet Financial.com, Inc. 7284 W. Palmetto Park Road, Suite 210 Boca Raton, Florida 33433 (561) 417-8053 Attention: Corporate Secretary

      We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, including the registration statement and the exhibits to the registration statement, at the Securities and Exchange Commission’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC’s website at: http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange commission will automatically update and supersede this information.

We are incorporating by reference the following filings and information:

•	The description of our common stock contained in our registration statement on Form 8-A, filed on May 12, 1999, including the information incorporated therein by reference and including any amendment or reports filed for the purpose of updating such description;

•	Our Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on March 30, 2000;

•	Our Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2000, June 30, 2000, and September 30, 2000, filed on May 15, 2000, August 11, 2000, and November 14, 2000, respectively;

•	Our Current Report on Form 8-K filed on August 15, 2000, as amended on October 2, 2000 and October 5, 2000;

•	Our Current Report on Form 8-K filed on August 17, 2000;

•	Our Current Report on Form 8-K filed on September 27, 2000; and

•	Our definitive proxy statement on Schedule 14A, filed on October 6, 2000, relating to the annual meeting of shareholders to be held on November 6, 2000;

•	All documents we file under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering by the selling stockholders.

      You should only rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Our Class A common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our certificate of incorporation provides for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by Delaware Law.

      We maintain a directors and officers’ liability policy providing insurance on behalf of any person who is or was our director or officer against any liability incurred by such person in any such capacity or arising out of such person’s status as such. This two-year policy has a $25.0 million coverage limit per occurrence and a $25.0 million limit in the aggregate. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

      Item 14. Other Expenses of Issuance and Distribution.

      GlobalNetFinancial, Inc. (the “Company”) estimates that its expenses in connection with this registration statement will be as follows:

Securities and Exchange Commission registration fee	$6,350

Legal fees and expenses	20,000

Accounting fees and expenses	5,000

Miscellaneous	1,265

Total	$32,615

      Item 15. Indemnification of Directors and officers.

      Our certificate of incorporation provides for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by Delaware Law.

      We maintain a directors and officers’ liability policy providing insurance on behalf of any person who is or was our director or officer against any liability incurred by such person in any such capacity or arising out of such person’s status as such. This two-year policy has a $25.0 million coverage limit per occurrence and a $25.0 million limit in the aggregate. The policy contains various reporting requirements and is subject to certain exclusions and limitations.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 16.	Exhibits.

	5.1	Opinion of Broad and Cassel

	23.1	Consent of Broad and Cassel (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

	23.2	Consent of Richard A. Eisner & Company, LLP

	24.1	Power of Attorney (included in the signature page of this Registration Statement)

II-I

      Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

      (c) To include any additional or changed material information on the plan of distribution;

      provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on this 1st day of December, 2000.

GLOBALNET FINANCIAL.COM, INC

By: /s/ W. THOMAS HODGSON W. Thomas Hodgson President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	DATE

*	12/1/2000

W. Thomas Hodgson President and Chief Executive Officer (Principal Executive Officer)

/s/ STANLEY HOLLANDER	12/1/2000

Stanley Hollander Chairman of the Board of Directors

*	12/1/2000

Alan L. Jacobs Executive Vice President and Director

S-1

SIGNATURE	DATE

/s/ RICHARD GUEST	12/1/2000

Richard Guest Chief Financial Officer (Principal Financial Officer)

/s/ *	12/1/2000

Monique MacLaren Secretary

/s/ *	12/1/2000

Theresa Kirchmier Treasurer (Controller or Principal Accounting Officer)

/s/ *	12/1/2000

Kym Anthony Director

/s/ *	12/1/2000

Christopher Jennings Director

/s/ *	12/1/2000

Bulent Gultekin Director

/s/ *	12/1/2000

Michael Whitaker Director

/s/ *	12/1/2000

Nicholas Backhouse Director

* By: /s/ Richard Guest
Attorney-in-Fact

S-2

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

5.1	Opinion of Broad and Cassel

23.1	Consent of Broad and Cassel(included in Exhibit 5.1)

23.2	Consent of Richard A. Eisner & Company, LLP

24.1	Power of Attorney (included in the signature page of this Registration Statement)